                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

[X]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FieldWorks, Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                            FIELDWORKS, INCORPORATED
                               7631 Anagram Drive
                             Eden Prairie, MN 55344

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          Wednesday, October 18, 2000
                                   3:00 p.m.

                               ----------------

TO THE SHAREHOLDERS OF FIELDWORKS, INCORPORATED:

   Notice is hereby given that a Special Meeting of Shareholders of FieldWorks, Incorporated (the "Company") will be held on Wednesday, October 18, 2000, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota at 3:00 p.m., Minneapolis, Minnesota time, for the following purpose:

  1. To approve the transactions contemplated by that certain Purchase and Option Agreement dated June 29, 2000, between the Company, Industrial-Works Holding Co., LLC ("Industrial-Works"), and FWRKS Acquisition Corp. ("Sub"), a wholly owned subsidiary of Kontron Embedded Computers AG ("Kontron") (as amended by that certain letter agreement dated as of August 16, 2000 between the Company and Sub), including the issuance and sale to Sub of 6,000,000 shares of Common Stock, $.001 par value (the "Common Stock"), of the Company (the "Original Issuance").

  2. To approve the transfer of shares of Series B Preferred Stock, $.001 par value, of the Company (the "Series B Shares") and shares of Series C Preferred Stock, $.001 par value, of the Company (the "Series C Shares," and together with the Series B Shares, the "Preferred Shares") owned by Industrial-Works that are convertible into 3,400,000 shares of Common Stock of the Company to Kontron pursuant to that certain Option to Purchase 62,000 Bearer Shares, No Par Value, dated June 29, 2000 made by Kontron in favor of Industrial-Works (as amended by that certain letter agreement dated as of August 16, 2000 between Kontron and Industrial-Works) (the "Industrial-Works Transfer").

   Only holders of record of the Company's Common Stock at the close of business on August 29, 2000 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

   Consummation of the Original Issuance is conditioned upon Kontron owning at least a majority of the shares of capital stock of the Company on a fully diluted basis immediately following the consummation of the transactions contemplated by the Purchase Agreement. If the shareholders do not approve the Industrial-Works Transfer, this condition would not be met. Therefore, the Original Issuance will be consummated only if both proposals described above are approved. In addition, the Industrial-Works Transfer will only be consummated in its entirety if the shareholders approve both proposals.

   You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ David G. Mell

                                          David G. Mell
                                          President and Chief Executive
                                           Officer

Eden Prairie, MN

September 28, 2000

               IMPORTANT -- PLEASE MAIL YOUR PROXY CARD PROMPTLY
   In order that there may be a proper representation at the meeting, you are urged,
   whether you own one share or many, to complete, sign and mail your proxy.

                            FieldWorks, Incorporated
                               7631 Anagram Drive
                         Eden Prairie, Minnesota 55344

                               ----------------

                                PROXY STATEMENT
                                      for
                        Special Meeting of Shareholders
                          to be held October 18, 2000

                               ----------------

                                  INTRODUCTION

   This Proxy Statement is being furnished to the shareholders of FieldWorks, Incorporated (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held on Wednesday, October 18, 2000 at 3:00 p.m., and at any adjournment thereof, to approve the transactions contemplated by that certain Purchase and Option Agreement dated June 29, 2000, between the Company, Industrial-Works Holding Co., LLC ("Industrial-Works"), and FWRKS Acquisition Corp. ("Sub"), a wholly owned subsidiary of Kontron Embedded Computers AG ("Kontron") (as amended by that certain letter agreement dated as of August 16, 2000 between the Company and Sub) (as so amended, the "Purchase Agreement"), including the issuance and sale to Sub of 6,000,000 shares (the "Common Shares") of Common Stock, $.001 par value (the "Common Stock"), of the Company (the "Transaction"). In addition, the shareholders will be asked to approve the transfer of shares of Series B Preferred Stock, $.001 par value, of the Company (the "Series B Shares") and shares of Series C Preferred Stock, $.001 par value, of the Company (the "Series C Shares," and together with the Series B Shares, the "Preferred Shares") owned by Industrial-Works that are convertible into 3,400,000 shares of Common Stock of the Company to Kontron pursuant to that certain Option to Purchase 62,000 Bearer Shares Without Par Value, dated June 29, 2000 made by Kontron in favor of Industrial-Works (as amended by that certain letter agreement dated as of August 16, 2000 between Kontron and Industrial-Works) (as so amended, the "Put Option"). Following the Transaction, and assuming the exercise by Industrial-Works of the Put Option, Sub and Kontron together will own approximately 52.2% of the outstanding Common Stock of the Company, assuming conversion of the Preferred Shares into shares of Common Stock. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about September 28, 2000.

   The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by letter or telephone. Kontron, Industrial-Works and their affiliates may, without additional compensation, also solicit Proxies.

   Any shareholder giving a Proxy may revoke it at any time prior to its use at the Special Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the Special Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the Special Meeting.

   The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any specific instructions with respect to the proposals will, subject to the following, be voted in favor of the proposals set forth in the Notice of Special Meeting. If a shareholder abstains from voting as to either proposal, then the shares held by such shareholder shall be deemed present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to the proposal, but shall not be deemed to have been voted in favor of the proposal. Abstentions as to a proposal, therefore, will have the same effect as votes against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on the proposals, then the shares covered by such non-vote proxy shall be deemed present at the Special Meeting for purposes of determining a quorum, but shall not be deemed to be present at the Special Meeting for purposes of calculating the vote required for approval of Proposal One. With respect to Proposal Two, because of the second vote required for approval, broker non-vote proxies will have the same effect as votes against the proposal. See "Vote Required to Approve Proposal" described under Proposal Two.

                      OUTSTANDING SHARES AND VOTING RIGHTS

   The Board of Directors of the Company has fixed August 29, 2000, as the record date (the "Record Date") for determining shareholders entitled to vote at the Special Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Special Meeting. At the close of business on the Record Date, 8,894,426 shares of the Company's Common Stock, 4,250,000 shares of Series B Convertible Participating Preferred Stock ("Series B Stock") and 500,000 shares of Series C Convertible Participating Preferred Stock ("Series C Stock") were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting. Each share of Series B Stock and Series C Stock is entitled to one vote for each share of Common Stock into which such share of preferred stock is then convertible on each matter to be voted on at the Special Meeting. Holders of the Common Stock are not entitled to cumulative voting rights. Generally, the affirmative vote of a majority of the shares of Common Stock, Series B Stock and Series C Stock, voting together as a single class, present and entitled to vote is required for the approval of the matter to be acted upon. However, if the shares present and entitled to vote on the matter would not constitute a quorum for the transaction of business at the meeting, then the matter must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Under the Company's Bylaws, a majority of the shares entitled to vote constitutes a quorum for the transaction of business at the meeting. In addition, approval of Proposal Two requires the affirmative vote of both (a) the holders of a majority of voting power of all shares entitled to vote, including the Put Option Shares (as defined under Proposal
Two), and (b) the affirmative vote of the holders of a majority of voting power of all shares entitled to vote, excluding the Put Option Shares and any other shares owned by Kontron, Industrial-Works and their affiliates.

                               ----------------

                                 PROPOSAL ONE:
                          TO APPROVE THE TRANSACTIONS
                    CONTEMPLATED BY THE PURCHASE AGREEMENT,
                           INCLUDING THE ISSUANCE OF
                               THE COMMON SHARES,
                          TO KONTRON ACQUISITION CORP.

                               ----------------

                           SUMMARY OF THE TRANSACTION

   On June 29, 2000, the Company entered into a Purchase and Option Agreement with Sub and Industrial-Works, which subsequently was amended by a letter agreement (the "Amendment") dated as of August 16, 2000 between the Company and Sub (as so amended, the "Purchase Agreement"), pursuant to which Sub advanced the Company $2,500,000 in the form of a promissory note (the "Note") for working capital and will, for an aggregate purchase price of $5,400,000, acquire 6,000,000 newly-issued shares of the Company's Common Stock at a price of $.90 per share (the "Common Shares"). Sub intends to pay for the transactions contemplated by the Agreement with the proceeds of a capital contribution by its sole shareholder. At the closing, Sub will deliver to the Company an amount equal to the excess of the purchase price for the Common Shares over the sum of all amounts due under the notes made by the Company in favor of Sub under the Purchase Agreement (the "Notes") and any working capital loans made by Sub as permitted under the Purchase Agreement (the "Loans"). Such amounts due under the Notes and the Loans would then be considered fully paid and satisfied. The consummation of the transactions contemplated by the Purchase Agreement is contingent upon receiving Company shareholder approval.

   Industrial-Works became a party to the Purchase Agreement to agree to make certain additional loans to the Company and because the Purchase Agreement requires certain charter amendments to the terms of the preferred stock which cannot occur with its consent. In consideration for Industrial-Works entering into the Purchase Agreement, Kontron executed the Put Option in favor of Industrial-Works. Under the Put Option, Industrial-Works has the right to require Kontron to issue to Industrial-Works 62,000 no par bearer shares of Kontron (the "Kontron Shares") in exchange for Series B Shares and Series C Shares which in the aggregate are convertible into 3,400,000 shares of Common Stock of the Company. The Put Option may be exercised with respect to (a) 42,000 Kontron Shares after October 1, 2000 and prior to the date of the closing of the transactions contemplated by the Purchase Agreement (the "Closing Date") and (b) the remaining 20,000 Kontron Shares on the Closing Date.

   Following the closing, Kontron and Sub together will own approximately 52.2% of the Company's outstanding Common Stock on a fully diluted basis (assuming Industrial-Works' exercise of the Put Option and the conversion of the Preferred Shares).

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, INCLUDING THE ISSUANCE AND SALE TO SUB OF THE COMMON SHARES.

                                THE TRANSACTION

Purchase and Option Agreement

   Set forth below is a summary of all of the material terms of the Purchase Agreement. This description is only a summary and does not purport to be complete and is qualified in its entirety by, and made subject to, the Purchase Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

  General

   The Company, Industrial-Works and Sub initially entered into a Purchase and Option Agreement on June 29, 2000, which subsequently was amended by a letter agreement (the "Amendment") dated as of August 16, 2000 between the Company and Sub (as so amended, the "Purchase Agreement"). Pursuant to the Purchase Agreement, Kontron advanced the Company $2,500,000 for working capital. In addition, the Company has agreed to issue and sell to Sub and Sub has agreed to purchase from the Company 6,000,000 shares of Common Stock (the "Common Shares") at a purchase price of $.90 per share. At the time the Purchase Agreement was originally executed on June 29, 2000, the Company issued to Sub a warrant (the "Warrant") to purchase 1,250,000 shares of Common Stock at an exercise price of $1.00 per share, which Warrant was to be exercised on the date of the closing of the transactions contemplated by the Purchase Agreement (the "Closing"). Under the terms of the Amendment, the Company and Sub have agreed the Warrant is canceled and of no further force and effect.

   Subsequent to executing the Purchase Agreement, the Company entered into an Operating Protocol Memorandum with Kontron dated as of July 11, 2000 (the "Operating Protocol"). Under the terms of the Operating Protocol, Kontron has agreed to (a) develop and manufacture the Company's FW5000 (Myzer) product, (b) market and sell the Company's products in several European markets and (c) begin manufacturing the Company's FW2000 product by October 1, 2000. The Operating Protocol expires December 31, 2001, and will continue in force even if the Company's shareholders do not approve the transactions contemplated by the Purchase Agreement. The Company believes that its ongoing relationship with Kontron under the Operating Protocol will help reduce operating costs in future periods.

   The Closing will take place as promptly as practicable after satisfaction or waiver of the conditions to closing set forth in the Purchase Agreement and described below. At the Closing, Sub will pay to the Company the aggregate purchase price for the Common Shares, less the sum of all amounts due under the Notes and the Loans, and the Company will issue to Sub the Common Shares.

  Covenants

   Under the Purchase Agreement, the parties have agreed to certain matters as described below.

   Board of Directors. The Company, Industrial-Works and Sub have agreed that concurrent with the Closing, Sub shall be entitled to designate a number of directors on the Board of Directors of the Company as is proportionate to its relative percentage ownership of capital stock of the Company (the "Board Percentage"). The Company and Industrial-Works have agreed to use their best efforts to cause Sub's designees to satisfy the Board Percentage, including, if necessary, increasing the size of the Board of Directors and securing resignations necessary to enable Sub's designees to be elected to the Board, and shall cause Sub's designees to be so elected. See "Board of Directors After the Financing."

   Right of First Refusal. Until the Closing, the Company has agreed not to offer, sell, grant an option to purchase or otherwise dispose of any equity security (except options granted under its previously adopted stock option plan or shares issued upon the exercise of currently outstanding warrants or conversion of currently outstanding convertible preferred stock) without providing Sub the right of first refusal to provide financing to the Company.

   Negative Covenants. Until the Closing, the Company has agreed not to take, without Sub's consent, the following actions: (i) enter into any new agreements with affiliates of the Company; (ii) change the charter or bylaws of the Company; (iii) create, authorize, or issue securities until the date of Closing (except under the Company's previously adopted stock option plan or shares issued upon exercise of currently outstanding warrants or conversion of currently outstanding convertible preferred stock); (iv) recapitalize or reclassify its capital stock; (v) establish a new subsidiary; (vi) acquire or dispose of material assets; (vii) materially change the business; (viii) materially increase annual compensation for employees or hire a key employee;
(ix) commence a case under bankruptcy, reorganization, moratorium, relief of debtors, or insolvency laws; (x) incur new debt; (xi) declare dividends or make distributions (other than for common stock); or (xii) merge or consolidate the Company with any other entity.

   Preemptive Rights. The Company has agreed that if it issues any shares of its common stock upon the exercise of options at any time on or before the Closing, the Sub shall have the right for a period of 30 days following the Closing to purchase the number of shares of common stock issued upon such exercise at a price per share equal to the market value of the common stock.

   Consents. The Company has agreed to obtain the consent of the holders of the Series B and Series C Preferred Stock to the transactions contemplated by the Purchase Agreement and to amendments to the certificate of designation relating to each of the Series B Stock and the Series C Stock to provide that a simply majority, rather than a two-thirds majority, of such holders of each class of preferred stock is required before the Company may: (i) enter into a merger or consolidation with another entity; (ii) make any material change in the nature of its business; or (iii) enter into any agreements, transactions or leases exceeding $250,000 outside the ordinary course of business.

   Charter Amendment. The Company has agreed to amend its charter to implement the amendments described under "Consents" above.

   Repayment of Notes. The Company has agreed that if the transactions contemplated by the Purchase Agreement are not approved by the Company's shareholders, or if the transactions are approved by the shareholders but the Closing does not occur on or before February 15, 2001 (other than by reason of breach or Sub's failure to provide information to be required in the proxy statement), the Company shall repay the notes within 30 days after the earlier to occur of (i) the failure to obtain approval at the Special Meeting or
(ii) February 15, 2001.

  Conditions to Closing

   The obligation of the Company and the Purchaser to consummate the transactions contemplated by the Purchase Agreement is subject to the following conditions: (a) the representations and warranties of the Company and the Purchaser, respectively, set forth in the Purchase Agreement shall be true and correct in all material respects when made and as of the date the Purchaser exercised its option to acquire the Common Shares, (b) all covenants, conditions and other obligations to be performed or complied with by the Company, the Purchaser, and Industrial-Works, as the case may be, shall have been performed and complied with in all material respects at or prior to the Closing, (c) no preliminary or permanent injunction or other order of any federal, state or local court or other governmental agency or of any foreign jurisdiction that prohibits the consummation of the transactions contemplated by the Purchase Agreement shall have been issued or entered and remain in effect and (d) if the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder, is applicable to the transactions contemplated by the Purchase Agreement, all waiting periods thereunder shall have expired or been terminated.

   In addition, the obligation of the Purchaser to consummate the transactions contemplated by the Purchase Agreement is subject to the following additional conditions: (a) shareholder approval and (b) after giving effect to the purchase of the Common Shares and the shares of preferred stock of the Company subject to the Put Option, the Purchaser shall own of record and beneficially securities of the Company having a combined voting power comprising a majority of the combined voting power of all then outstanding securities of the Company.

  Termination

   The Purchase Agreement may be terminated as follows: (a) by mutual written consent of the Purchaser and the Company at any time, (b) by the Purchaser or the Company if Closing shall not have occurred on or before February 15, 2001,
(c) if there shall be any law or regulation that makes consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Purchaser or the Company from consummating such transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable, or (d) by either the Company or the Purchaser if, at the Special Meeting or any adjournment thereof, shareholder approval of the transactions contemplated by the Purchase Agreement and the Put Option shall not have been obtained.

  Fees and Expenses

   Except as otherwise provided in the Purchase Agreement, the parties will pay their own fees and expenses, including their own counsel fees, incurred in connection with the Purchase Agreement and any transaction contemplated thereby. If the transactions contemplated by the Purchase Agreement are consummated, a fee of $650,000 will be payable by the Company to Goldsmith, Agio, Helms & Lynner, Ltd. ("Goldsmith") following the Closing pursuant to the terms of the engagement agreement dated as of April 28, 2000 between the Company and Goldsmith which the Company executed in connection with its consideration of strategic alternatives.

The Put Option

   Set forth below is a summary of all of the material terms of the Put Option. This description is only a summary and does not purport to be complete and is qualified in its entirety by, and made subject to, the Option to Purchase 62,000 Bearer Shares Without Par Value, as amended, a copy of which is attached as Appendix B to this Proxy Statement and incorporated herein by reference.

  General

   In consideration for Industrial-Works entering into the Purchase Agreement, Kontron executed the Put Option in favor of Industrial-Works. Under the Put Option, Industrial-Works has the right to require Kontron to issue to Industrial-Works 62,000 no par bearer shares of Kontron (the "Kontron Shares") in exchange for Series B Shares and Series C Shares which in the aggregate are convertible into 3,400,000 shares of Common Stock of the Company. The Put Option may be exercised with respect to (a) 42,000 Kontron Shares after

October 1, 2000 and prior to the date of the closing (the "Closing Date") of the transactions contemplated by the Purchase Agreement (the "First Exercise") and (b) the remaining 20,000 Kontron Shares on the Closing Date (the "Second Exercise").

  Conditions to Closing

   The closing of the transfer of shares pursuant to the First Exercise of the Put Option is not subject to any closing conditions. The closing of the transfer of shares pursuant to the Second Exercise of the Put Option is subject to (a) shareholder approval, (b) antitrust approval in connection with the transactions contemplated by the Purchase Agreement and the Put Option, if required, (c) Kontron's receipt of a satisfactory valuation with respect to the exchange ratio of the shares of the Company's preferred stock subject to the Put Option for the Kontron Shares in accordance with the provisions of Section 183 of the Stock Corporation Act of Germany and (d) the closing of the transactions contemplated by the Purchase Agreement.

  Termination

   The Put Option terminates upon the occurrence of any of the following: (a) the failure of the Company to obtain all necessary shareholder approval of the exercise of the Put Option on or before February 15, 2001, (b) the failure to obtain antitrust approval in connection with the transactions contemplated by the Purchase Agreement and the Put Option, if required, on or before February 15, 2001, (c) failure of the Closing to have occurred on or before February 15, 2001 or (d) either Kontron or Industrial-Works becomes subject to a final and non-appealable court order prohibiting the transactions contemplated by the Put Option.

Board of Directors after the Financing

   The Company, Industrial-Works and Sub have agreed that concurrent with the Closing, Sub shall be entitled to designate a number of directors on the Board of Directors of the Company as is proportionate to its relative percentage ownership of capital stock of the Company (the "Board Percentage"). The Company and Industrial-Works have agreed to use their best efforts to cause Sub's designees to satisfy the Board Percentage, including, if necessary, increasing the size of the Board of Directors and securing resignations necessary to enable Sub's designees to be elected to the Board, and shall cause Sub's designees to be so elected.

   The holders of the Series B Stock have the right to designate three members to the Board of Directors, who currently are Richard J. Boyle, Robert D. D. Forbes and Michael E. Johnson. Upon the closing of the financing, Mr. Boyle and Mr. Forbes will resign from the Company's existing Board of Directors and Pierre McMaster and Rudolph Wieczorek will be nominated to fill such vacancies. In addition, it is anticipated that James A. Bernards and Marvin W. Goldstein will resign from the Board of Directors immediately following the Closing, after which there will be two vacancies on the Board. Pursuant to the Company's Bylaws, these vacancies may be filled by the remaining members of the Board. At the present time, no persons have been nominated to fill such vacancies. The remaining members of the Board of Directors will be David C. Malmberg and David G. Mell, and Mr. Malmberg shall remain the Chairman of the Board.

   The following information is furnished with respect to each of the prospective members of the Board of Directors following the Closing:

             Name         Age                         Position
             ----         ---                         --------
      Michael E. Johnson   40 Continuing Director and Series B Stock designee
      David C. Malmberg    57 Chairman, Continuing Director
      David G. Mell        53 President & Chief Executive Officer, Continuing Director
      Pierre McMaster      41 Sub/Series B Stock nominee
      Rudolf Wieczorek     54 Sub/Series B Stock nominee

   Michael E. Johnson has been a director of Glenmount Investment, LLC, the general partner of Glenmount International, L.P., since February 1998. He is a founder of Glenmount International, L.P., and has been Managing Director of Glenmount, LLC, the manager of Glenmount International, L.P., since January 1998. Mr. Johnson was the founder of Bainbridge Group, a law corporation, and served as its President and Chief Executive Officer from 1994 to 1998. From 1990 to 1994, he was counsel with Jones, Day, Reavis & Pogue, an international law firm. From 1986 to 1990, Mr. Johnson was counsel with Shearman & Sterling, an international law firm.

   David C. Malmberg has served as Chairman of the Board of Directors since January 1997 and as a director of the Company since October 1996. From July 1998 until July 1999, he also served as Chief Executive Officer of the Company. Since 1994, Mr. Malmberg has been President of David C. Malmberg, Inc., a management consulting and private investment management firm. From 1972 to 1994 he served in various positions, including Vice Chairman, President and Chief Operating Officer, at National Computer Systems, Inc., a provider of information systems and services to the educational, commercial and financial markets. Mr. Malmberg is the Chairman of the Board of National City Bancorporation, Chairman of the Board of Three Five Systems, Inc. and serves on the board of directors of PPT/Vision, Inc.

   David G. Mell has served as a director of the Company since September 1999. Mr. Mell joined the Company as President and Chief Operating Officer in May 1999 and was named Chief Executive Officer of the Company in July 1999. From 1996 to 1998, he was Vice President of Business Processes for Imation, a data storage and information management company spun off from 3M in 1996. From 1992 to 1996, Mr. Mell was Vice President and General Manager of the Data Storage Division of 3M, serving the computer industry.

   Pierre McMaster has been President of Teknor Applicom Inc. since 1999, has served as Chief Executive Officer Amerika of Kontron Embedded Computers AG ("Kontron") since 1999, and joined Kontron in 1998 as a Managing Board member. Prior to that time, Mr. McMaster was the Vice President of Sales of Teknor Industrial Computers, Inc. from 1988 to 1997. Mr. McMaster was on sabbatical from 1997 to 1998.

   Rudolf Wieczorek has served as Chief Technical Officer of Kontron and its affiliates (collectively, the "Kontron Group") since November 1988, has been the Managing Director of Kontron Elektronik GmbH since
March 1999 and was appointed to the Managing Board of Kontron in 1998. In addition, Mr. Wieczorek has been Prokurist (authorized signatory) of Mikron Gmbh and development manager of its subsidiary Boards GmbH since 1992. Prior to that time, he worked as a development manager with Kontron Elektronik GmbH since 1979.

Benefits to FieldWorks

   During the second quarter of fiscal 2000, the Company determined that it needed additional funds both for continued operations and for continued listing of its Common Stock on Nasdaq. The Company then decided to seek advice from its financial, legal and other advisers in order to determine the best possible source of such funds. In reaching its determination, the Company concluded that a short-term debt infusion, followed by an equity issuance to a strategic partner which has the ability to assist the Company in the areas of sales, marketing, manufacturing and product development, was an alternative that would benefit the Company and its shareholders. The Company believes that ownership of a majority of the Company's capital stock by a strategic partner like Kontron will facilitate cooperation between the Company and Kontron as both companies attempt to realize synergies in the areas of sales, marketing, manufacturing and product development.

Use of Proceeds

   The Company entered into the Transaction because it believes that Kontron and Sub provided it with the opportunity to accelerate its strategic initiatives. The Company has used the proceeds from the Note and will use the net proceeds from the $5,400,000 equity issuance for market expansion and new product development as well as for working capital and general corporate purposes.

   The amount and timing of the expenditures and the actual uses of the net proceeds for the purposes identified above will depend on numerous factors, including the timing and status of the Company's growth.

   Pending utilization of the proceeds to be received in the Transaction, the Company plans to invest such proceeds in short-term or mid-term, investment grade securities or other short-term or mid-term debt instruments.

Effect of the Transaction on Existing Shareholders

   Following the Closing, the existing holders of the Company's Common Stock will continue to own the shares of the Company Common Stock owned by them prior to the Closing. However, following the Closing, and assuming Industrial-Works exercises the Put Option, Sub will own 6,000,000 shares of Common Stock and Kontron will own (a) 1,236,992 shares of Common Stock of the Company and (b) shares of Preferred Stock convertible into an aggregate of 3,400,000 shares of Common Stock, together representing approximately 52.2% of the outstanding shares of Common Stock assuming the exercise or conversion of all options and warrants outstanding on the date hereof. As a result, following the Closing, Kontron and Sub together will have the right to influence the business and operations of the Company to a significant extent, and will have the ability to determine the outcome of any vote of the shareholders, including votes concerning the election of directors and changes in control. The Company believes that Kontron's majority ownership of the Company's capital stock will facilitate cooperation between Kontron and the Company, while maintaining independent scrutiny of related-party transactions by members of the Company's Board of Directors as provided under Minnesota corporate law.

Background of the Transaction

   The Company has experienced a continued need for new capital to support its business. As part of the efforts to provide this capital, the Company issued notes in a private placement in September 1999 and entered into arrangements with Industrial-Works in November 1999 which led to the investment in the Series B Stock and Series C Stock in February and March 2000, respectively. The Company continued to evaluate alternatives for further investment or for a strategic combination or alliance to expand and develop its product line and its approach to marketing.

   In the course of these efforts, the Company became aware of Kontron and its possible interest when on March 6, 2000, as part of Kontron's strategy for growth in the embedded computer market, Dr. Rudolf Wieczorek, Kontron's Chief Technical Officer, contacted David G. Mell, the President and Chief Executive Officer of FieldWorks, to initiate preliminary discussions regarding the merits of a transaction between the two companies.

   On March 14, 2000, Mr. Mell and Michael E. Johnson, one of the directors of FieldWorks, responded to the Kontron inquiry on behalf of FieldWorks by contacting Dr. Wieczorek. After initial discussions between Messrs. Mell and Johnson and Dr. Wieczorek, a confidentiality agreement was signed by Kontron on March 23, 2000. During the remainder of the month, these discussions continued and included an exchange of broad information about the operations of the respective companies and discussions concerning the trends and outlook for the embedded computer industry and the social and economic aspects of a combination.

   On April 4, 2000, the regular meeting of the FieldWorks Board was held at which the Board authorized the exploration of strategic alternatives for the Company generally and authorized the officers of the Company to engage the services of an investment banker.

   On April 6, 2000, the officers of the Company contacted Goldsmith, Agio, Helms & Lynner, Ltd. to seek advice regarding strategic alternatives and to explore the potential engagement of Goldsmith.

   On April 11, 2000, the FieldWorks Board appointed a special committee of outside, independent directors, including James A. Bernards and Marvin W. Goldstein (the "Special Committee"), to conduct negotiations with Kontron.

   On April 14, 2000, Mr. Mell, Mr. Johnson and Robert D.D. Forbes, another FieldWorks director, visited Kontron's senior management in Munich, Germany and held detailed discussions regarding a potential transaction between the two companies. Kontron expressed a desire to closely examine the synergistic opportunities of combining the two companies.

   On April 18, 2000, Mr. Mell and members of the FieldWorks technical team visited Teknor Applicom Inc. ("Teknor"), a subsidiary of Kontron, in Montreal. Teknor is a validation customer for Intel and is in a leadership position in embedded hardware electronics.

   On April 20, 2000, at a regular meeting of the FieldWorks Board, the directors considered the status of the negotiations between FieldWorks and Kontron and the visit to Teknor by the FieldWorks technical team, as well as ongoing discussions with Goldsmith.

   On April 24 and 25, 2000, Dr. Wieczorek and Pierre McMaster, President of Teknor, visited FieldWorks to review the capabilities of the FieldWorks team. Representatives of Teknor and Kontron and FieldWorks management discussed the potential synergies of the two companies and preliminary discussions began on a definitive combination proposal.

   On April 28, 2000, Goldsmith was retained to explore various strategic alternatives for the Company, including a potential transaction with Kontron.

   During the months of May and June, and until execution of the Purchase Agreement, members of FieldWorks' senior management and FieldWorks' outside counsel and financial advisers met with members of Kontron's senior management and Kontron's outside counsel and held detailed discussions regarding the possible terms of a merger or a financing transaction involving the two companies. Members of the Special Committee and senior management of the FieldWorks kept the entire FieldWorks Board of Directors advised of their progress in negotiations with Kontron. Also during this time, Goldsmith explored other potential opportunities for FieldWorks and provided advice to FieldWorks senior management with respect to such opportunities as well as with respect to a potential transaction with Kontron.

   From June 12, 2000 to June 15, 2000, Mr. Johnson met with Kontron's senior management at Kontron's headquarters in Germany to assist in negotiating a potential transaction between the two companies. The Special Committee and the FieldWorks Board held several telephonic meetings with Mr. Johnson throughout the period Mr. Johnson was in Germany.

   On June 15, 2000, the Special Committee held a meeting to review, with the advice and assistance of FieldWorks' management and financial and legal advisers, a proposed financing transaction. After discussion, and consideration of various materials, including drafts of a letter agreement, the Special Committee authorized the officers of the Company to negotiate the final form of letter agreement regarding a loan to FieldWorks and an option to acquire a controlling interest in FieldWorks.

   On June 15, 2000, Kontron executed and delivered to FieldWorks an agreement in principle (the "Letter Agreement") regarding a loan to FieldWorks and an option to acquire a controlling interest in FieldWorks.

   On June 20, 2000 FieldWorks executed the Letter Agreement.

   From June 20, 2000 until execution of the Purchase Agreement, members of FieldWorks' senior management and FieldWorks' outside counsel and financial advisers held discussions with members of Kontron's senior management and Kontron's outside counsel and negotiated the definitive terms of the Purchase Agreement. Also during this period, members of Industrial-Works' senior management and Industrial-Works' outside counsel held discussions with members of Kontron's senior management and Kontron's outside counsel and negotiated the terms of the Put Option.

   On June 29, 2000 FieldWorks, Sub and Industrial-Works executed the Purchase Agreement, and Kontron executed the Put Option.

   After expiration of the option as of 5:00pm Central time on August 15, 2000, Hannes Niderhauser, Chief Executive Officer of Kontron, Mr. McMaster, Dr. Wieczorek and members of Kontron's senior management met with Mr. Malmberg and Mr. Johnson the evening of August 15, 2000 to negotiate the terms of the Amendment. In addition, members of Kontron's senior management and Mr. Johnson met separately to negotiate the terms of an amendment (the "Put Option Amendment") to the Put Option as originally executed on June 29, 2000.

   On August 16, 2000, the Amendment was executed by the Company and Sub, and the Put Option Amendment was executed by Kontron and Industrial-Works.

Reasons for the Transaction

   In reaching its determination that the Transaction is in the best interests of the Company and its shareholders, the Board of Directors considered a number of factors. For an overview of some of the benefits the Company believes will result from its relationship with Kontron, see "Benefits to FieldWorks." In addition, the following is a list of material factors considered by the Board:

  . The proceeds from the working capital loan made to the Company by Kontron at the time the Purchase Agreement was executed, together with the sale of the Common Shares, have provided and will continue to provide the Company with needed capital for (a) funding the expansion of its business and (b) funding expanded research and development relating to new products;

  . The anticipated positive effects upon the Company's balance sheet and results of operations from the use of the net proceeds of the financing to accelerate the Company's ability to develop and market its products;

  . The ability of the existing shareholders of the Company to benefit from the Company's future growth which may be enhanced by the relationships with Kontron and its affiliates;

  . The ability of Kontron to provide the Company with assistance in manufacturing, sales and marketing, and other assistance that would enable to Company to reduce the cost of its operations, including under the terms of the Operating Protocol;

  . The Company's financial condition, including its need to obtain short-term working capital, which it obtained in the form of debt through the issuance of the Note;

  . The absence of any serious offers from any other third parties regarding alternative financing opportunities, a possible acquisition of the Company's assets, or a possible merger with the Company; and

  . The limitations on the ability of Kontron and its affiliates to take action adverse to minority shareholders under Minnesota corporate law governing a director's duties to act in good faith, in a manner the director reasonably believes to be in the best interest of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

Reason for Shareholder Vote

   It is a condition to the closing of the transfer of shares pursuant to the Second Exercise (as defined under Proposal Two) that the Company obtain shareholder approval of the transactions contemplated by the Purchase Agreement. Therefore, the Company is submitting Proposal One for approval by its shareholders.

   Minnesota law does not require shareholder approval of the Transaction. At the time the Purchase Agreement initially was entered into by the parties, pursuant to the rules of the National Association of Securities Dealers (the "NASD Rules"), in order for a company to maintain its eligibility to have its Common Stock quoted on Nasdaq, such company must obtain shareholder approval for the issuance of Common Stock or securities convertible or exercisable for Common Stock if the voting power of the shares to be issued or issuable upon conversion or exercise of such securities equals or exceeds 20% of the voting power outstanding before the securities are first issued. Accordingly, the original Purchase Agreement required such approval and the requirement for shareholder approval was a factor in leading the Board of Directors of the Company to conclude the transaction was appropriate. At the time of the Amendment, the Company was requesting that Nasdaq retain the listing of the Company's Common Stock and so the shareholder approval requirement was retained in the Purchase Agreement. Although the Company's Common Stock recently was delisted and is no longer quoted on The Nasdaq SmallCap Market, since the Purchase Agreement still requires that the Company submit Proposal One to the Company's shareholders for approval, the Company is seeking such approval.

Recent Development

   The Company's Quarterly Report on Form 10-Q for the Company's first fiscal quarter 2000 indicated that the Company did not meet Nasdaq's net tangible assets listing requirement. On May 17, 2000, the Nasdaq Listing Qualifications Panel granted the Company an extension to demonstrate compliance with the net tangible asset requirement. On August 16, 2000, the Company contacted Nasdaq with an update on the transaction with Kontron and on August 18, 2000 requested an additional extension until the closing of the transactions contemplated by the Purchase Agreement. The Company's additional extension request was not granted. Effective with the open of business, August 25, 2000, the Company's Common Stock was delisted from the Nasdaq SmallCap Market for failure to demonstrate sustained compliance with the net tangible assets listing requirement and began trading on the Over The Counter Bulletin Board under the symbol "FWRX." Upon closing of the transactions contemplated by the Purchase Agreement, assuming shareholder approval, the Company believes it would be able to satisfy the net tangible asset requirement and all other Nasdaq listing requirements, and believes that the expected improvements in operations from cooperation with Kontron will increase its ability to be and remain a listed security.

   If the Company's shareholders approve Proposal One and Proposal Two, then following the Closing, the Company will decide whether to re-apply for listing of its Common Stock on Nasdaq. Since the Company will have had a change in control, the Company would have to satisfy the requirements for initial listing of its securities.

                               ----------------

                                 PROPOSAL TWO:
                          APPROVAL OF THE TRANSFER OF
                         SHARES OF PREFERRED STOCK FROM
                      INDUSTRIAL-WORKS HOLDING CO., LLC TO
                         KONTRON EMBEDDED COMPUTERS AG

                               ----------------

   Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisition of the Company's voting stock from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party, that results in the beneficial ownership by such person of 20 percent or more of the voting stock then outstanding. See "Description of Capital Stock--Certain Provisions of the Articles of Incorporation and Bylaws and State Law Provisions with Potential Antitakeover Effects." Under Section 302A.671, the exercise of the Put Option would be considered a control share acquisition requiring specific shareholder approval in order for the shares to retain their voting rights. For a discussion of the terms of the Put Option, see "The Transaction--The Put Option" set forth under Proposal One above.

   Section 302A.671 is not applicable to the Common Shares described under Proposal One because it does not apply to shares which are acquired directly from the Company. Under Section 302A.671, however, the exercise of the Put Option would be considered a control share acquisition by Sub of more than 20 percent of the Company's outstanding voting stock, in that the exercise of the Put Option would result in Kontron beneficially owning the Preferred Shares which are subject to the Put Option (the "Put Option Shares") and the underlying shares of common stock. Kontron has submitted to the Company the information statement required by Section 302A.671, which information statement is attached hereto as Appendix C.

   The Put Option is exercisable with respect to (a) 42,000 Kontron Shares after October 1, 2000 and prior to the date of the closing (the "Closing Date") of the transactions contemplated by the Purchase Agreement (the "First Exercise") and (b) the remaining 20,000 Kontron Shares on the Closing Date (the "Second Exercise"). Since the First Exercise would result in Kontron owning more than 20 percent of the Company's outstanding voting stock, the transfer of shares pursuant to the exercise of the Put Option requires shareholder approval so that the portion of the Put Option Shares, when added to shares already owned by Kontron, in excess of 20% do not temporarily lose their voting rights under Section 302A.671.

   As the exercise of the Put Option is a transaction contemplated by the Purchase Agreement, and the Board of Directors has recommended that its shareholders approve the transactions contemplated under the Purchase Agreement, the Company's Board of Directors believes it is appropriate and in the best interests of the Company and its shareholders that the Company's shareholders approve the transfer of shares pursuant to the Put Option. In addition, the Company believes it is in the best interests of all its shareholders to specifically approve the voting rights of the Put Option Shares so that the portion of the Put Option Shares, when added to shares already owned by Kontron, in excess of 20% do not temporarily lose their voting rights under Section 302A.671.

  Votes Required to Approve Proposal

   The approval of Proposal Two at the special meeting will require the affirmative vote of the Company's shareholders as follows:

  . The affirmative vote of the holders of a majority of voting power of all shares entitled to vote, including the Put Option Shares; and

  . The affirmative vote of the holders of a majority of voting power of all shares entitled to vote, excluding the Put Option Shares and any other shares owned by Kontron, Industrial-Works and their affiliates.

  Reason for Shareholder Vote

   The portion of the Put Option Shares, when added to shares already owned by Kontron, in excess of 20% will only have voting rights if the shareholders approve the transfer of shares pursuant to the exercise of the Put Option.

   In addition, consummation of the Original Issuance is conditioned upon Kontron owning at least a majority of the shares of capital stock of the Company on a fully diluted basis immediately following the consummation of the transactions contemplated by the Purchase Agreement. If the shareholders do not approve the Industrial-Works Transfer described under Proposal Two, this condition would not be met. Therefore, the Original Issuance described under Proposal One will be consummated only if Proposal Two is approved.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE TRANSFER OF THE PREFERRED SHARES PURSUANT TO THE PUT OPTION AND THE VOTING RIGHTS OF THE PUT OPTION SHARES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 29, 2000 by:
(i) each director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock. Unless otherwise indicated, the business address of the individuals listed below is 7631 Anagram Drive, Eden Prairie, MN 55344.

                             Prior to the Transaction  After the Transaction
                             ------------------------ ------------------------
                                Shares    Percent of     Shares    Percent of
                             Beneficially Outstanding Beneficially Outstanding
Name                          Owned (1)   Shares (1)   Owned (1)   Shares (1)
----                         ------------ ----------- ------------ -----------
Industrial-Works Holding
 Co., LLC (2)...............  5,746,875      39.3%      2,346,875     11.4%
David C. Malmberg (3).......    282,647       1.9%        282,647      1.4%
Marvin W. Goldstein (4).....    209,363       1.4%        209,363      1.0%
David G. Mell (5)...........     77,021         *          77,021        *
James A. Bernards (6).......     67,505         *          67,505        *
Karen L. Engebretson (7)....     26,708         *          26,708        *
Richard J. Boyle (8)........     11,655         *          11,655        *
Robert D.D. Forbes (8)......     11,655         *          11,655        *
Michael E. Johnson (8)......     11,655         *          11,655        *
James C. Chadbourne.........          0         *               0        *
FWRKS Acquisition Corp. and
 Kontron (9)................  1,236,992       8.6%     10,636,992     52.2%
All directors and executive
 officers as a group (9
 persons)...................    698,209       4.7%        698,209      3.3%

--------
*  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Preferred Stock are included on an as if converted basis. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 29, 2000 are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Prior to the transaction, includes 278,125 shares of Common Stock issuable upon exercise of warrants and 5,468,750 shares of Common Stock issuable upon conversion of 4,250,000 shares of Series B Preferred Convertible Stock and 500,000 shares of Series C Preferred Convertible Stock. After the transaction, includes 278,125 shares of Common Stock issuable upon exercise of warrants and 2,068,750 shares of Common Stock issuable upon conversion of shares of Series B Preferred Convertible Stock and Series C Preferred Convertible Stock. Industrial-Works Holding Co., LLC, a wholly-owned subsidiary of Glenmount International, L.P., is located at 19200 Von Karman Avenue, Suite 400, Irvine, CA 92612-1540. Mr. Richard J. Boyle, Mr. Robert D.D. Forbes and Mr. Michael E. Johnson are Directors of Glenmount International, L.P., and disclaim beneficial ownership of this investment

(3) Includes 248,330 shares of Common Stock issuable pursuant to currently exercisable options and 10,417 shares of Common Stock issuable upon exercise of warrants.

(4) Includes 11,655 shares of Common Stock issuable pursuant to currently exercisable options and 67,708 shares of Common Stock issuable upon exercise of warrants.

(5) Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options and 13,021 shares of Common Stock issuable upon exercise of warrants.

(6) Includes 42,505 shares of Common Stock issuable pursuant to currently exercisable options.

(7) Includes 20,000 shares of Common Stock issuable pursuant to currently exercisable options and 5,208 shares of Common Stock issuable upon exercise of warrants.

(8) Includes 11,655 shares of Common Stock issuable pursuant to currently exercisable options. See also Note 2.

(9) Prior to the transaction, includes 1,236,992 shares of Common Stock owned by Kontron. After the transaction, includes 7,236,992 shares of Common Stock (of which 1,236,992 shares will be owned by Kontron and 6,000,000 shares will be owned by Sub) and 3,400,000 shares of Common Stock issuable upon conversion of shares of Series B Preferred Convertible Stock and Series C Preferred Convertible Stock owned by Kontron. Of the 1,236,992 shares of Common Stock owned by Kontron prior to the transaction, 986,992 shares were acquired from two shareholders of the Company in two separate, independently-negotiated transactions. The first involved the purchase of 204,076 shares of Common Stock from Gary J. Beeman in partial consideration of Mr. Beeman's agreement to waive any rights to future severance payments from the Company under a pre-existing agreement between Mr. Beeman and the Company. The second involved the purchase of 782,916 shares of Common Stock from Robert C. Szymborski in partial consideration of Mr. Szymborski's agreement to waive any rights to future severance payments from the Company under a pre-existing agreement between Mr. Szymborski and the Company.

                          DESCRIPTION OF CAPITAL STOCK

General

   The Company currently is authorized to issue 30,000,000 shares of Common Stock (the "Common Stock") and 5,000,000 shares of Preferred Stock (the "Preferred Stock").

   The following summary of certain provisions of the Company's capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company and by the provisions of applicable law.

Common Stock

   As of August 29, 2000, there were 8,894,426 shares of Common Stock outstanding held of record by 156 shareholders.

   The issued and outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock and the exercise of outstanding warrants will be, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The shares of Common Stock are neither redeemable nor convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding, including the right to participate in distributions. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders.

Warrants

   As of August 29, 2000, there were outstanding warrants to purchase an aggregate of 2,852,405 shares of Common Stock at a weighted average exercise price of $1.94 per share. These warrants are exercisable at prices ranging from $.96 to $7.80 at various times through February 2007.

Preferred Stock

   The Board of Directors of the Company is authorized to issue 250,000 shares of undesignated preferred stock. As of August 29, 2000, there were 4,250,000 shares of Series B Stock and 500,000 shares of Series C Stock issued and outstanding. The Series B Stock is convertible into 4,427,083 shares of Common Stock. The Series C Convertible Preferred Stock is convertible into 1,041,666 shares of Common Stock. Each outstanding share of Preferred Stock is entitled to vote on all matters submitted to a vote of stockholders on an as if converted to Common Stock basis.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The data set forth below should be read in conjunction with the consolidated financial statements and related notes on pages F-3 through F-18.

   The statements of operations and balance sheet data as of and for the years ended January 2, 2000, January 3, 1999, January 4, 1998, January 5, 1997, and December 31, 1995 are derived from, and are qualified by reference to the audited consolidated financial statements included elsewhere in this Proxy and should be read in conjunction with those consolidated financial statements and notes thereto. The selected consolidated financial data as of and for the six months ended July 2, 2000 and July 4, 1999 have been derived from unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results for the six months ended July 2, 2000 are not necessarily indicative of the results expected for the entire year.

Selected Consolidated Statements of Operations Data:

                            Six Months
                               Ended
                          ----------------  Year Ended Year Ended Year Ended Year Ended  Year Ended
                          July 2,  July 4,  January 2, January 3, January 4, January 5, December 31,
                           2000     1999       2000       1999       1998       1997        1995
                          -------  -------  ---------- ---------- ---------- ---------- ------------
                                          (in thousands, except per share amounts)
Net sales...............  $ 8,397   13,529   $25,329    $20,002    $23,815    $13,111      $8,242
Cost of sales...........    6,751    9,557    17,950     14,200     14,620      7,930       4,777
                          -------  -------   -------    -------    -------    -------      ------
 Gross profit...........    1,646    3,972     7,379      5,802      9,195      5,181       3,465
Operating expenses:
 Sales and marketing....    2,282    2,472     5,633      5,482      5,043      3,616       1,726
 General and
  administrative........    2,132    1,554     2,998      2,915      3,034      2,232       1,169
 Research and
  development...........    2,545    1,667     3,414      3,214      1,884      1,896         948
 Product upgrade and
  restructuring costs...      --       --        400      1,473        --         --          --
                          -------  -------   -------    -------    -------    -------      ------
  Total operating
   expenses.............    6,959    5,693    12,445     13,084      9,961      7,744       3,843
                          -------  -------   -------    -------    -------    -------      ------
Operating loss..........   (5,313)  (1,722)   (5,066)    (7,282)      (766)    (2,563)       (378)
Interest expense and
 other, net.............     (492)     (18)     (314)       158       (258)      (356)        (69)
                          -------  -------   -------    -------    -------    -------      ------
Net loss from continuing
 operations.............   (5,805)  (1,740)   (5,380)    (7,124)    (1,024)    (2,919)       (447)
Loss from discontinued
 operation(1)...........      --       --        --         --         --        (377)       (180)
                          =======  =======   =======    =======    =======    =======      ======
Net loss before
 beneficial conversion
 feature................   (5,805)  (1,740)   (5,380)    (7,124)    (1,024)    (3,296)       (627)
                          =======  =======   =======    =======    =======    =======      ======
Beneficial conversion
 feature applicable to
 preferred
 shareholders...........     (250)     --        --         --         --         --          --
                          =======  =======   =======    =======    =======    =======      ======
Net loss................  $(6,055) $(1,740)   (5,380)   $(7,124)   $(1,024)   $(3,296)     $ (627)
                          =======  =======   =======    =======    =======    =======      ======
Basic and diluted loss
 per common share:
Net loss per common
 share from continuing
 operations.............  $  (.68) $  (.20)  $  (.61)   $  (.81)   $  (.12)   $  (.45)     $ (.07)
Loss per common share
 from discontinued
 operation(1)...........      --       --        --         --         --        (.06)       (.03)
                          =======  =======   =======    =======    =======    =======      ======
Net loss per common
 share..................  $  (.68) $  (.20)  $  (.61)   $  (.81)   $  (.12)   $  (.51)     $ (.10)
                          =======  =======   =======    =======    =======    =======      ======
Weighted average common
 shares outstanding.....    8,894    8,855     8,874      8,799      8,242      6,442       6,131
                          =======  =======   =======    =======    =======    =======      ======

Selected Consolidated Balance Sheet Data:

                         July 2,   January 2, January 3, January 4, January 5, December 31,
                           2000       2000       1999       1998       1997        1995
                         --------  ---------- ---------- ---------- ---------- ------------
                                     (in thousands, except per share amounts)
Cash and cash
 equivalents............ $  2,307   $     87   $  1,690   $ 3,219    $ 2,132     $   113
Working capital.........    4,149      1,829      4,077    11,517      1,042       1,685
Total assets............   11,834     12,014     10,956    16,120      9,906       4,559
Notes payable, net......    4,511      2,228        --        --         --          --
Capital lease
 obligations............       60         80        110        70        124         101
Total debt..............    4,571      2,308        110        70      6,150       1,254
Accumulated deficit.....  (25,886)   (19,832)   (14,452)   (7,327)    (6,303)     (2,805)
Total shareholders'
 equity.................    1,110      1,403      5,793    12,799      1,813       2,132

--------
(1) In November 1996, the Company's Board of Directors approved the distribution of all of the issued and outstanding shares of the common stock of the Company's wholly-owned subsidiary, Paragon, as a dividend to shareholders of record of the Company as of November 15, 1996. Paragon's results of operations for the years ended December 31, 1995 and January 5, 1997, as well as the estimated loss from disposition, have been presented as a discontinued operation in the above Statements of Operations Data.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

Cautionary Statement Regarding Forward Looking Statements

   This Definitive Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. When used in this Definitive Proxy Statement and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive officer, the words or phrases "believes," "anticipates," "expects," "intends," "estimates," "should," "may" or similar expressions are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following: risks associated with the development of new products, market acceptance of new products, technological obsolescence, dependence on third-party manufacturers and suppliers, risks associated with the Company's dependence on proprietary technology, the long customer sales cycle and uncertainty regarding whether shareholders will approve the transactions contemplated by the Purchase and Option Agreement between the Company, Industrial-Works and Kontron. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances after the date of such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in the Company's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business. The Company's forward-looking statements are qualified in their entirety by the cautions and risk factors set forth under the "Cautionary Statement" filed as Exhibit 99.1 to its Form 10-K for the year ended January 2, 2000.

Results of Operations

Six Months Ended July 2, 2000 and July 4, 1999

   The following table sets forth certain financial data expressed as a percentage of net sales for the periods indicated:

                                                  For the Three    For the Six
                                                  Months Ended    Months Ended
                                                 --------------- ---------------
                                                 July 2, July 4, July 2, July 4,
                                                  2000    1999    2000    1999
                                                 ------- ------- ------- -------
Net sales......................................    100%    100%    100%    100%
Cost of sales..................................     83      73      80      71
                                                   ---     ---     ---     ---
  Gross profit.................................     17      27      20      29
Operating expenses:
  Sales and marketing..........................     32      21      27      18
  General and administrative...................     41      12      30      12
  Research and development.....................     25      12      26      12
                                                   ---     ---     ---     ---
   Total operating expenses....................     98      45      83      42
                                                   ---     ---     ---     ---
Operating loss.................................    (81)    (18)    (63)    (13)
Interest income (expense) and other, net.......     (6)      *      (6)      *
                                                   ---     ---     ---     ---
Net loss.......................................    (87)    (18)    (69)    (13)
                                                   ---     ---     ---     ---
Beneficial Conversion Feature
  Applicable to Preferred Shareholders.........    --      --       (3)    --
                                                   ---     ---     ---     ---
Net loss
  Applicable to Common Shareholders............    (87)%   (18)%   (72)%   (13)%
                                                   ===     ===     ===     ===

--------
*  Less than .5%.

   Net Sales. The Company's net sales decreased $3.1 million, or 43%, to $4.0 million in the second quarter of fiscal year 2000 from $7.1 million in the second quarter of fiscal 1999 and decreased 37% to $8.4 million in the first six months of fiscal year 2000 from $13.5 million for the comparable period in 1999. The decrease was due to the delayed introduction of the 8000 Series Workstation as the result of development and testing delays. Additionally, sales in 1999 included large customer orders of the 5000 Series Workstation. There were no comparable large customer orders in fiscal year 2000.

   The Company is targeting sales in trucking, heavy equipment, public services and field technologies markets. Two customers accounted for greater than 10% of net sales in the second quarter of fiscal year 2000, John Deere Information Systems and the Franklin Police Department, representing $0.5 million and $0.6 million of the Company's net sales, respectively.

   International sales were $0.7 million, or 16% of net sales, for the second quarter of fiscal year 2000 compared to $1.9 million, or 14% of net sales, for the second quarter in 1999. The decrease is due to the delayed introduction of the 8000 Series Workstation. The majority of international sales, 76% and 72% of net sales for the second quarter of 2000 and 1999, respectively, are in Europe.

   Gross Profit. Gross profit decreased to $0.7 million, or 17% of net sales, for the second quarter of fiscal year 2000 from $1.9 million, or 27% of net sales for the second quarter of 1999. Gross profit decreased to $1.6 million, or 20% of net sales for the first six months of fiscal year 2000 from $4.0 million, or 29% of net sales, for the first six months of 1999. Gross margin was negatively impacted by the decreased revenue base in which to allocate fixed overhead costs. The Company's gross profit margin will fluctuate as a result of a number of factors, including mix of products sold, inventory obsolescence, the proportion of international sales, large customer contracts (with the associated volume discounts) and outsourcing expenses.

   The Company has outsourced the final assembly process during the first quarter of fiscal year 2000. Repair and final integration work will remain at the Company for the near future. The Company anticipates outsourcing will moderately reduce future material costs, inventory write-offs and operating expenses.

   Sales and Marketing. Sales and marketing expenses include salaries, sales commissions, travel, technical support and professional services personnel, advertising, promotions and trade shows. In addition, these expenses include the labor and material costs related to maintaining the Company's standard one-year warranty on its products. Sales and marketing expenses were $1.3 million for the second quarter of fiscal year 2000 compared to $1.0 million for the second quarter of 1999. As a percentage of net sales, sales and marketing expenses increased to 32% for the second quarter of fiscal year 2000 from 21% for the second quarter of 1999. In the first six months of fiscal year 2000, sales and marketing expenses were $2.3 million and 27% of net sales as compared to $2.5 million and 18% of net sales in the first six months of 1999. The Company plans to continue expanding its resale channels through Value Added Resellers (VARs) as well as moderately increase its advertising and promotion costs within its target markets.

   General and Administrative. General and administrative expenses include the Company's executive, finance and administration, human resources, and information services departments. These expenses increased to $1.2 million for the quarter ended July 2, 2000, from $0.8 million for the quarter ended July 4, 1999. As a percentage of net sales, general and administrative expenses increased to 31% for the quarter ended July 2, 2000, from 12% for the quarter ended July 4, 1999. General and administrative expenses were $2.1 million, or 25% of net sales for the first six months of fiscal year 2000 as compared to $1.6 million, or 12% of net sales for the comparable period in 1999. The increase is primarily due to the fees associated with the management services agreement related to the investment by Industrial-Works Holding Co., LLC, legal expenses and recruitment expenses for changes to the management team.

   Research and Development. Research and development expenses are incurred in the design, development and testing of new or enhanced products, services and customized computing platforms. These costs are expensed as incurred. Research and development expenses increased to $1.4 million in the second quarter of fiscal year 2000 from $0.8 million for the second quarter of 1999. As a percentage of net sales, research and development costs were 35% and 12% for the second quarter of 2000 and 1999, respectively.

Research and development expenses increased to $2.5 million for the first six months of fiscal year 2000 from $1.7 million for the comparable period in 1999. As a percentage of net sales, research and development expenses increased to 30% for the first six months of fiscal year 2000 from 12% for the first six months of 1999. The increase was primarily due to the Company's product re-design expenses to incorporate embedded systems technology and reduce product costs.

   Interest Income (Expense) and Other, Net. Net interest expense was approximately $235,000 for the second quarter of fiscal year 2000 compared to net interest expense of $20,000 for the comparable period in 1999. Net interest expense for the first six months of fiscal year 2000 was $492,000 compared to net interest expense of $18,000 for the comparable period in 1999. The increase in interest expense is due to borrowings on the Company's line of credit and interest payments on its subordinated notes. Additionally, financing costs of $882,000 related to warrants issued in September 1999 will be amortized over the next two years ending September 2001 and financing costs of $437,500 related to warrants issued to Kontron in June 2000 will be amortized through September 2001.

Years Ended January 2, 2000 and January 3, 1999

   Net Sales. Net sales for 1999 were $25.3 million, an increase of $5.3 million or 27% from 1998 net sales of $20.0 million. The increase in sales was attributable to professional services and solutions revenue and the introduction of the 2000 Series Mobile Data Server product. The increase was also due to significant customer contracts for the 5000 Series Service Bay Tool, offset by a decrease in sales of the 7000 Series Workstation. The decrease is due to customers delaying purchases in anticipation of the 8000 Series product, a technologically enhanced and updated product replacing the 7000 Series Workstation. Unit volumes of the 5000 Series increased from 38% in 1998 to 42% in 1999 due to significant sales of the Service Bay Tool in both the trucking and heavy equipment markets. Unit volumes of the 7000 Series decreased from 62% in 1998 to 39% in 1999. Sales of the 2000 Series Mobile Data Server represented 19% of total units in 1999. Production of the 2000 Series began in mid-1999 and, therefore, there were no comparable sales in 1998. Professional services revenue accounted for $3.3 million, or 13% of net sales, in 1999. Professional services revenue was not significant in 1998.

   International sales decreased from $5.6 million, or 28% of net sales for 1998, to $3.7 million, or 14% of net sales in 1999. The reduction is due to the delayed introduction of the 8000 Series Workstation. The majority of international sales are in Europe, including $2.8 million in 1999 and $4.0 million in 1998.

   Gross Profit. Gross profit increased $1.6 million from $5.8 million in 1998 to $7.4 million in 1999. Gross profit margins, as a percentage of net sales, remained consistent at 29%. Gross profit was negatively impacted by a $1.0 million write down of inventory in the second quarter of 1998. This write down related to excess and obsolete inventory due to product changes in response to technological developments and market needs. In 1999, gross margin was negatively impacted by high volume customer contracts, which include volume discounts, and start-up costs associated with the introduction of the 2000 Series Mobile Data Server. Additionally, gross margin was negatively impacted by disposition of previously identified obsolete inventory during 1999, for which recovery on disposition was less than anticipated.

   Sales and Marketing. Sales and marketing expenses include salaries, incentive compensation, commissions, travel, trade shows, technical support and professional services personnel and general advertising and promotion. These expenses also include the labor and material costs related to maintaining the Company's standard one-year warranty program. Sales and marketing expenses were $5.6 million in 1999, an increase of $0.1 million as compared to $5.5 million in 1998. As a percentage of net sales, sales and marketing expenses decreased from 27% in 1998 to 22% in 1999. The increase in expenses was primarily due to expansion of the sales force including establishing the professional services group.

   General and Administrative. General and administrative expenses include the Company's executive, finance, information services and human resources departments. These expenses increased slightly from $2.9 million in 1998 to $3.0 million in 1999. As a percentage of net sales, general and administrative expenses decreased from 15% in 1998 to 12% in 1999.

   Research and Development. Research and development expenses are incurred in the design, development and testing of new or enhanced products, services and customized computing platforms. All research and development costs are expensed as incurred. These expenses increased from $3.2 million in 1998 to $3.4 million in 1999. As a percentage of net sales, research and development expenses decreased from 16% in 1998 to 13% in 1999. The increase was primarily due to the development of new products, including the 2000 Series Mobile Data Server and 8000 Series Workstation, and engineering support of customer-specific applications including the Company's Service Bay Tool.

   Product Upgrade and Restructuring Costs. Product upgrade and restructuring costs were $1.5 million, or 8% of net sales, in 1998 as compared to $0.4 million, or 2% of net sales in 1999. In 1999, these costs were due to severance charges from reorganization efforts related to outsourcing the manufacturing and design of products. In 1998, these costs related to the discontinuation of the 5000 Series I, as well as other expenses relating to restructuring and severance costs.

   Interest Expense and Other, Net. Net interest income of $158,000 was recorded in 1998 as compared to net interest expense of $314,000 in 1999. The increase in interest expense is due to borrowings on the Company's line of credit and interest payments to subordinated noteholders.

Years Ended January 3, 1999 and January 4, 1998

   Net Sales. Net sales for 1998 were $20.0 million, a decrease of $3.8 million or 16% from 1997 net sales of $23.8 million. The decrease in sales was due primarily to several factors relating to the 5000 Series product. During mid-1998 the 5000 Series II product was released which provided technology upgrades, lower pricing and improved performance and reliability over the 5000 Series I. Sales of the 5000 Series products represented 38% and 46% of net sales or $7.6 million and $10.9 million in 1998 and 1997, respectively. Sales of the 7000 Series product were comparable in 1998 and 1997.

   International sales slightly decreased to $5.6 million, or 28% of net sales for 1998, from $6.0 million, or 25% of net sales in 1997. The majority of international sales are in Europe, including $4.0 million in 1998 and $3.4 million in 1997.

   Gross Profit. Gross profit decreased $3.4 million from $9.2 million in 1997 to $5.8 million in 1998. Gross profit margins, as a percentage of net sales, decreased from 39% to 29%. This decrease was the result of the impact of fixed manufacturing overhead costs allocated over reduced production volume in 1998. Additionally, gross profit was negatively impacted by a $1.0 million write down of inventory in the second quarter of 1998. These charges were due to discontinuation of the 5000 Series I product and other product changes in response to technological and market developments.

   Gross profit for all periods presented reflects the Company's reclassification of certain warranty-related costs from cost of sales to sales and marketing expense. The impact was to decrease cost of sales and increase gross profit by $458,000, or 2% of net sales in 1998 and by $774,500, or 3% of net sales for 1997.

   Sales and Marketing. Sales and marketing expenses include salaries, incentive compensation, commissions, travel, trade shows, and general advertising and promotion. These expenses also include the costs related to maintaining the Company's standard one-year warranty program. Sales and marketing expenses were $5.5 million in 1998, an increase of $0.5 million as compared to $5.0 million in 1997. As a percentage of net sales, sales and marketing expenses increased from 21% in 1997 to 27% in 1998. The increase in expenses was primarily due to expansion of the sales force including the addition of the professional services group.

   General and Administrative. General and administrative expenses include the Company's executive, finance, information services and human resources cost centers. These expenses decreased slightly from $3.0 million or 13% of net sales in 1997 to $2.9 million or 15% of net sales in 1998.

   Research and Development. Research and development expenses are incurred in the design, development and testing of new platforms, and in the enhancement and testing of existing products. All research and development costs are expensed as incurred. These expenses increased from $1.9 million or 8% of net sales in 1997 to $3.2 million or 16% of net sales in 1998. This increase was primarily attributable to the introduction of the 5000 Series II and development of the 2000 Series product.

   Product Upgrade and Restructuring Costs. Product upgrade and restructuring costs were $1.5 million or 8% of net sales in 1998. There were no such costs during 1997. These costs related to the discontinuation of the 5000 Series I platform, as well as other internal reorganization efforts. During 1998, the Company introduced the 5000 Series II platform, which has expanded features and increased performance. The Company also established reserves in 1998 to address any customer or upgrade issues with respect to the 5000 Series I. In addition, the Company incurred expenses relating to restructuring and severance costs.

   Interest Expense and Other, Net. Net interest income of $158,000 was recorded in 1998 as compared to net interest expense of $258,000 in 1997. Proceeds from the initial public offering were used to repay debt in the first and second quarters of 1997.

   Liquidity and Capital Resources. On June 29, 2000, the Company entered into a Purchase and Option Agreement (the "Purchase Agreement") with FWRKS Acquisition Corp. ("Sub"), a wholly-owned subsidiary of Kontron Embedded Computers AG ("Kontron"). Kontron was granted an option through August 15, 2000 to purchase 7.75 million shares of FieldWorks common stock at a total purchase price of $7.75 million. In addition, on June 29, 2000, Kontron and Industrial-Works Holding Co., LLC, (Industrial-Works) executed an option agreement entitling Industrial-Works to purchase 60,000 shares of Kontron Stock in exchange for 2,428,600 shares of Series B Convertible Preferred Stock of FieldWorks and 285,700 shares of Series C Convertible Preferred Stock of FieldWorks held by Industrial-Works, which preferred shares in the aggregate are convertible into 3,000,000 shares of FieldWorks Common Stock. On August 16, 2000, the Company executed an amendment (the "Amendment") to the Purchase Agreement. Under the terms of the Amendment, Kontron will acquire 6 million shares of common stock of FieldWorks for a purchase price of $5.4 million. At the time the Purchase Agreement was originally executed, the Company issued to Sub a warrant (the "Warrant") to purchase 1,250,000 shares of common stock at an exercise price of $1.00 per share, which Warrant was to be exercised on the date of the closing of the transactions contemplated by the Purchase Agreement. Under the terms of the Amendment, the Company and Sub have agreed the Warrant is canceled and of no further force and effect. In addition, the option Kontron previously granted to Industrial-Works was also amended. Industrial-Works currently has an option to acquire 62,000 shares of Kontron in exchange for preferred shares of FieldWorks that are convertible into 3.4 million shares of FieldWorks common stock. The Company will seek shareholder approval of the issuance of common stock to Kontron and the transfer of Industrial-Works shares to Kontron prior to the closing of these transactions. Following the closing of these transactions, Kontron would own a controlling interest in the Company owning in excess of 10.6 million shares of common stock on an as if converted basis.

   In addition, pursuant to the terms of the Purchase Agreement, the Company received $2.5 million on June 30, 2000 and issued a subordinated note to Kontron which bears interest at 11% per annum and matures in September 2001.

   On March 31, 2000, the Company issued 500,000 shares of the Company's Series C Convertible Participating Preferred Stock to Industrial-Works Holding Co., LLC. The Company recorded a $250,000 charge relating to the beneficial conversion feature. The Company issued a warrant to Industrial-Works to purchase 100,000 shares of common stock with an exercise price of $2.00 per share in connection with this transaction. This warrant was adjusted in connection with the Kontron transaction, such that this warrant is currently vested and exercisable with respect to 104,167 shares of common stock. The Company did not close a stock rights offering with a minimum of $5 million in gross offering proceeds prior to June 30, 2000, therefore, the conversion rate was adjusted to two shares of common stock for each share of Series C Convertible Participating Preferred Stock. Following execution of the Amendment in connection with the Kontron transaction, the conversion rate was further adjusted such that the outstanding shares of Series C Convertible Participating Preferred Stock currently are convertible into 1,041,666 shares of common stock.

   On February 22, 2000, the Company completed a $4.25 million equity investment by Industrial-Works Holding Co., LLC. In exchange for the $4.25 million investment, the Company issued 4,250,000 shares of Series B Convertible Participating Preferred Stock, each share of which was initially convertible into one share of common stock. Following execution of the Amendment in connection with the Kontron transaction, the conversion rate was adjusted such that the outstanding shares of Series B Convertible Participating Preferred Stock currently are convertible into 4,427,083 shares of common stock. Industrial-Works Holding Co., LLC, also received a warrant to purchase 500,000 shares of common stock at $1.00 per share. Based upon the Company's historical stock price, this warrant vested with respect to 167,000 shares, and these vested shares were then adjusted in connection with the Kontron transaction, such that this warrant is currently exercisable with respect to 173,958 shares of common stock. The transaction was approved at a special meeting of shareholders held on February 7, 2000. The Company intends to use the net proceeds for market expansion and new product development as well as for working capital and general corporate purposes.

   In September 1999, the Company completed a private placement of $3.0 million in subordinated notes. The notes bear interest at 11% per annum and mature in September 2001. Noteholders also received warrants to purchase 1.5 million shares of common stock exercisable at $1.00 per share. The warrants are exercisable for five years, and recorded at their estimated fair value at the date of issuance.

   In November 1998, the Company entered into a two-year, $3.0 million line of credit agreement. Borrowings bear interest at the greater of 4% over prime or 9%. The interest rate changed from 3% over prime to 4% over prime in the third quarter of 1999 due to default on the Company's profitability covenant. At July 2, 2000, the interest rate was 13.5%. The line of credit balance was $1.3 million as of July 2, 2000, as compared to $1.8 million at January 2, 2000. The borrowing base consists of 75% of eligible receivables plus the lesser of $600,000 or 30% of eligible inventory as defined in the agreement. Availability based on the borrowing base calculation, including accounts receivable and inventory, was $2.1 million as of July 2, 2000 and was $3.0 million as of January 2, 2000. The agreement contains a covenant requiring cumulative year-to-date profit on a quarterly basis. The Company was out of compliance with the covenant as of July 2, 2000, and has received a written waiver of default. Failure to comply with this covenant in the future could result in default, interest rate increases and immediate repayment requirements.

   Cash used for operating activities totaled $4.7 million for the first six months of fiscal year 2000. The Company's accounts receivable decreased $2.1 million to $3.0 million at July 2, 2000 from $5.1 million at January 2, 2000 due to timing of increased sales at the end of the fourth quarter in 1999 and reduced sales in the second quarter of fiscal year 2000. Inventories decreased slightly to $4.4 million at July 2, 2000, from $4.5 million at January 2, 2000.

   During the first six months of fiscal year 2000, the Company purchased $0.2 million of property, plant and equipment. The expenditures related primarily to manufacturing tooling for vendors of the Company's FW8000 Series Workstation Platform, along with software licensing fees used with all of the Platforms. These purchases were offset by $0.1 million of disposal of assets related to obsolete tooling for the FW7000 Series Workstation, in addition to disposal of assets sold due to non-use because of outsourcing.

   The Company anticipates that the proceeds from its pending equity investment from Kontron and from the issuance of preferred shares, together with its line of credit, and anticipated operating cash flows, should be sufficient to fund its cash flow needs, for the foreseeable future. Cash requirements for future periods depend on demand for the Company's products, cash management operations, growth rate and acquisition strategies, among other factors. In addition, if shareholder approval is not obtained on the Kontron equity investment, the Company will require additional short-term cash resources to finance operations. There can be no assurances that additional financing, if needed, will be available, or if it is available, that it would be on terms favorable to the Company and would not be dilutive to existing shareholders.

Quantitative and Qualitative Disclosures About Market Risk

   The Company is exposed to market risk related to changes in interest rates on borrowings under the Company's line of credit agreement. The line of credit bears interest based on the Prime Lending Rate. At

July 2, 2000, the Company had $1.3 million outstanding. Based on analysis, interest rate shifts would have an immaterial impact on the Company.

   The Company has no derivative financial instruments or derivative commodity instruments in its cash and cash equivalents. The Company invests any excess cash and cash equivalents in money market instruments. The Company had $2.3 million in cash and cash equivalents at July 2, 2000. The Company believes that the effect, if any, of reasonably possible near-term changes in money market interest rates on the Company's financial position would not be material.

   All of the Company's transactions are conducted and accounts are denominated in United States dollars and as such, the Company does not currently have exposure to foreign currency risk.

                                 OTHER MATTERS

Shareholder Proposals

   Any proposal by a shareholder to be presented at the annual meeting of shareholders to be held in 2001 which the shareholder intends to request be included in the Company's proxy statement must have been received at the Company's principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 before December 10, 2000. Any other proposals to be presented at the annual meeting of shareholders to be held in 2001 must be received in writing at the Company's principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed to shareholders. Any such notice must contain the specific information required by the Company's Bylaws, a copy of which will be provided to any shareholder upon written request.

Additional Matters

   The Board of Directors of the Company does not presently know of any matters to be presented for consideration at the Special Meeting other than matters described in the Notice of Special Meeting mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Independent Public Accountants

   Arthur Andersen LLP has served as the Company's independent public accountants since 1993. Representatives of Arthur Andersen LLP will be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Available Information

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov. The Company Common Stock is listed and traded on The Nasdaq Stock Market; reports, proxy statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ David G. Mell

                                          David G. Mell
                                          President and Chief Executive
                                           Officer

Eden Prairie, Minnesota

September 28, 2000

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
ANNUAL FINANCIAL STATEMENTS--
Report of Independent Public Accountants.................................  F-2
Consolidated Balance Sheets as of January 2, 2000 and January 3, 1999....  F-3
Consolidated Statements of Operations for the years ended January 2,
 2000, January 3, 1999
 and January 4, 1998.....................................................  F-4
Consolidated Statements of Shareholders' Equity for the years ended
 January 2, 2000,
 January 3, 1999 and January 4, 1998.....................................  F-5
Consolidated Statements of Cash Flows for the years ended January 2,
 2000, January 3, 1999
 and January 4, 1998.....................................................  F-6
Notes to Consolidated Financial Statements...............................  F-7
INTERIM FINANCIAL STATEMENTS (Unaudited)
Consolidated Balance Sheets as of July 2, 2000 and January 2, 2000....... F-15
Consolidated Statements of Operations for the three months ended July 2,
 2000 and July 4, 1999................................................... F-16
Consolidated Statements of Cash Flows for the three months ended July 2,
 2000 and July 4, 1999................................................... F-17
Notes to Consolidated Financial Statements............................... F-18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To FieldWorks, Incorporated:

   We have audited the accompanying consolidated balance sheets of FieldWorks, Incorporated (a Minnesota corporation) and Subsidiary as of January 2, 2000 and January 3, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended January 2, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FieldWorks, Incorporated and Subsidiary as of January 2, 2000 and January 3, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 2, 2000 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP
Minneapolis, Minnesota,
February 8, 2000

                            FIELDWORKS, INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                     January 2,    January 3,
                                                        2000          1999
                                                    ------------  ------------
Assets
Current Assets:
  Cash and cash equivalents........................ $     86,786  $  1,690,469
  Accounts receivable, net of allowance for
   doubtful accounts of $259,600 and $269,800......    5,060,928     3,930,366
  Inventories......................................    4,513,664     3,400,744
  Prepaid expenses and other.......................      509,574       121,780
                                                    ------------  ------------
    Total current assets...........................   10,170,952     9,143,359
                                                    ------------  ------------
Property and Equipment:
  Computers and equipment..........................    2,213,933     1,620,455
  Furniture and fixtures...........................    1,093,232     1,109,895
  Leasehold improvements...........................      435,813       458,216
  Less: Accumulated depreciation...................   (2,076,345)   (1,393,342)
                                                    ------------  ------------
Property and equipment, net........................    1,666,633     1,795,224
Deposits and Other Assets, net.....................      175,958        17,385
                                                    ------------  ------------
                                                     $12,013,543  $ 10,955,968
                                                    ============  ============
Liabilities and Shareholders' Equity
Current Liabilities:
  Line of credit................................... $  1,761,731  $    681,981
  Accounts payable.................................    3,763,468     1,804,186
  Accrued warranty and product upgrade.............      649,894     1,102,798
  Accrued compensation and benefits................      668,309       376,932
  Other accrued liabilities........................      497,117       321,532
  Deferred revenue.................................      961,593       765,184
  Current maturities of capitalized lease
   obligations.....................................       40,229        13,548
                                                    ------------  ------------
    Total current liabilities......................    8,342,341     5,066,161
Capitalized Lease Obligations, less current
 maturities........................................       39,571        96,868
Subordinated Notes:
  Notes Payable....................................    3,000,000           --
  Less: Discount on notes payable..................     (771,750)          --
                                                    ------------  ------------
Notes payable, net.................................    2,228,250
                                                    ------------  ------------
    Total liabilities..............................   10,610,162     5,163,029
                                                    ------------  ------------
Commitments and Contingencies (Note 9)
Shareholders' Equity:
  Common stock, $.001 par value, 30,000,000 shares
   authorized; 8,894,426 and 8,823,926 issued and
   outstanding.....................................        8,894         8,824
  Common stock warrants............................    1,039,422       150,640
  Additional paid-in capital.......................   20,186,659    20,085,011
  Accumulated deficit..............................  (19,861,594)  (14,451,536)
                                                    ------------  ------------
    Total shareholders' equity.....................    1,403,381     5,792,939
                                                    ------------  ------------
                                                    $ 12,013,543  $ 10,955,968
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 For the Years Ended
                                         -------------------------------------
                                         January 2,   January 3,   January 4,
                                            2000         1999         1998
                                         -----------  -----------  -----------
Product Sales........................... $22,016,599  $20,001,787  $23,815,045
Services Sales..........................   3,312,593          --           --
                                         -----------  -----------  -----------
    Total Sales.........................  25,329,192   20,001,787   23,815,045
Cost of Product Sales...................  15,907,467   14,199,526   14,620,121
Cost of Services Sales..................   2,042,830          --           --
                                         -----------  -----------  -----------
    Total Cost of Sales.................  17,950,297   14,199,526   14,620,121
                                         -----------  -----------  -----------
    Gross profit........................   7,378,895    5,802,261    9,194,924
                                         -----------  -----------  -----------
Operating Expenses:
  Sales and marketing...................   5,632,785    5,482,216    5,042,543
  General and administrative............   2,998,141    2,914,871    3,034,670
  Research and development..............   3,413,955    3,214,164    1,884,128
  Product upgrade and restructuring
   costs................................     399,978    1,472,530          --
                                         -----------  -----------  -----------
    Total operating expenses............  12,444,859   13,083,781    9,961,341
Interest Expense and Other, net.........    (314,094)     157,333     (257,561)
                                         -----------  -----------  -----------
Net Loss................................ $(5,380,058) $(7,124,187) $(1,023,978)
                                         ===========  ===========  ===========
Basic and Diluted Loss Per Share:
Net loss per common share............... $      (.61) $      (.81) $      (.12)
                                         ===========  ===========  ===========
    Weighted average common shares
     outstanding........................   8,874,473    8,799,031    8,242,434
                                         ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                             Series A
                            Convertible                                                                Total
                          Preferred Stock     Common Stock     Common    Additional                   Share-
                          ----------------  ----------------   Stock       Paid-in    Accumulated    Holders'
                           Shares   Amount   Shares   Amount  Warrants     Capital      Deficit       Equity
                          --------  ------  --------- ------ ----------  -----------  ------------  -----------
Balance, January 5,
 1997...................   300,000  $ 300   5,880,736 $5,881 $  231,985  $ 7,878,591  $ (6,303,371) $ 1,813,386
Issuance of common
 stock, net of offering
 costs of $2,042,200....       --     --    2,125,000  2,125        --    11,768,207           --    11,770,332
Conversion of preferred
 stock..................  (300,000)  (300)    576,923    577        --          (277)          --           --
Exercise of stock
 options................       --     --       61,422     61        --       157,472           --       157,533
Exercise of common stock
 warrants...............       --     --       81,345     81    (81,345)     162,609           --        81,345
Net loss................       --     --          --     --         --           --     (1,023,978)  (1,023,978)
                          --------  -----   --------- ------ ----------  -----------  ------------  -----------
Balance, January 4,
 1998...................       --     --    8,725,426  8,725    150,640   19,966,602    (7,327,349)  12,798,618
Exercise of stock
 options................       --     --       98,500     99        --       118,409           --       118,508
Net loss................       --     --          --     --         --           --     (7,124,187)  (7,124,187)
                          --------  -----   --------- ------ ----------  -----------  ------------  -----------
Balance, January 3,
 1999...................       --     --    8,823,926  8,824    150,640   20,085,011   (14,451,536)   5,792,939
Exercise of stock
 options................       --     --       70,500     70        --        70,430           --        70,500
Expiration of warrants..       --     --          --     --     (31,218)      31,218           --           --
Issuance of warrants....       --     --          --     --     920,000          --            --       920,000
Net loss................       --     --          --     --         --           --     (5,380,058)  (5,380,058)
                          --------  -----   --------- ------ ----------  -----------  ------------  -----------
Balance, January 2,
 2000...................       --   $ --    8,894,426 $8,894 $1,039,422  $20,186,659  $(19,831,594) $ 1,403,381
                          ========  =====   ========= ====== ==========  ===========  ============  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 For the Years Ended
                                         -------------------------------------
                                         January 2,   January 3,   January 4,
                                            2000         1999         1998
                                         -----------  -----------  -----------
Operating Activities:
Net loss...............................  $(5,380,058) $(7,124,187) $(1,023,978)
Adjustments to reconcile net loss to
 net cash used for operating
 activities--
  Depreciation and amortization........      683,086      692,332      747,717
  Product upgrade and restructuring
   costs...............................     (326,876)     846,876          --
  Non-cash financing and other
   expenses............................      148,250          --           --
  Change in operating items:
  Accounts receivable..................   (1,130,562)   2,471,657   (4,393,330)
  Inventories..........................   (1,112,920)   1,608,393     (591,815)
  Prepaid expenses and other...........     (546,450)      70,104      236,117
  Accounts payable.....................    1,959,282      314,204      378,456
  Accrued expenses.....................      340,934      160,291    1,477,288
  Deferred revenue.....................      196,409     (202,089)    (547,156)
                                         -----------  -----------  -----------
Net cash used for operating
 activities............................   (5,168,905)  (1,162,419)  (3,716,701)
                                         -----------  -----------  -----------
Investing Activities:
  Purchase of property and equipment...     (554,412)  (1,118,974)    (886,829)
  Repayment of loan to related party...          --           --        92,175
                                         -----------  -----------  -----------
Net cash used for investing
 activities............................     (554,412)  (1,118,974)    (794,654)
                                         -----------  -----------  -----------
Financing Activities:
  Proceeds from issuance of notes......    3,000,000          --           --
  Proceeds from issuance of common
   stock...............................       70,500      118,508   12,009,210
  Net line of credit borrowings........    1,079,750      681,981          --
  Payment of notes payable.............          --           --    (5,000,000)
  Payment of notes payable to related
   parties.............................          --           --    (1,350,000)
  Payment of capitalized lease
   obligations.........................      (30,616)     (47,386)     (61,185)
                                         -----------  -----------  -----------
Net cash provided by financing
 activities............................    4,119,634      753,103    5,598,025
                                         -----------  -----------  -----------
    Change In Cash and Cash
     Equivalents.......................   (1,603,683)  (1,528,290)   1,086,670
Cash and Cash Equivalents, beginning of
 year..................................    1,690,469    3,218,759    2,132,089
                                         -----------  -----------  -----------
    Cash and Cash Equivalents, end of
     year..............................  $    86,786  $ 1,690,469  $ 3,218,759
                                         ===========  ===========  ===========
Supplemental Cash Flow Disclosure:
  Cash paid for interest...............  $   236,212  $    12,191  $   266,858
                                         ===========  ===========  ===========
Noncash Investing and Financing
 Activities:
  Property and equipment acquired under
   capital leases......................  $       --   $    87,700  $     7,154
                                         -----------  -----------  -----------
  Issuance of warrants.................  $   920,000  $       --   $       --
                                         -----------  -----------  -----------
  Expiration of warrants...............  $    31,218  $       --   $       --
                                         -----------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business

   Operating Activities. FieldWorks provides complete customer-specific mobile computing solutions for rugged, portable computer platforms for use in demanding field environments. The Company's portable computing platforms have been designed to meet military standards for ruggedness and to function despite exposure to extreme temperature, mechanical shock, vibration and moisture. The Company's products have been designed with a modular system configuration that allows a user to easily upgrade the central processing unit, processor or any of the other technological components without purchasing a new computer. The Company's computing platforms are expandable through multiple expansion slots to provide a flexible electronic "toolbox" that can integrate a user's application-specific, multi-media and communications needs into one portable, rugged device.

   FieldWorks' focus is providing solutions addressing service bay, test and measurement, and logistics management applications in its targeted vertical markets. FieldWorks provides professional services including solution conceptualization, design, development, implementation and support. FieldWorks provides solutions containing hardware, software and design, tailored to its computer platforms, and provides training, specialized support and product upgrades to enhance customer productivity.

   The Company's future operations are dependent upon the attainment of certain objectives, including further penetration of vertical markets, enhancing solutions and professional services offerings and reducing product costs. Additionally, the attainment of these objectives is subject to the availability of sufficient cash and/or financing. Financing needs will be contingent upon demand for the Company's products, profitability, cash management operations and other factors.

   The Company is currently pursuing alternative equity sources to demonstrate sustained compliance with the Nasdaq National Market minimum net tangible asset listing requirements and to provide additional cash for operating activities. The Company currently anticipates that the proceeds from its February 2000 preferred stock issuance, together with line of credit availability, and anticipated operating cash flows and proceeds from the alternative equity sources it is pursuing, should be sufficient to fund its cash flow needs in 2000.

2. Summary of Significant Accounting Policies

   Fiscal Year. Beginning in fiscal 1996, the Company changed to a 52/53-week fiscal year. Fiscal years subsequent to 1996 end on the Sunday closest to December 31st. All references herein to "1999", "1998" and "1997" represent the fiscal years ended January 2, 2000, January 3, 1999, and January 4, 1998, respectively. The Company believes that this change does not affect comparability of the financial statements.

   Principles of Consolidation. The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

   Earnings (Loss) Per Common Share. The Company presents earnings (loss) per share (EPS) data in accordance with the requirements of the Statement of Financial Accounting Standards No. 128. Under SFAS No. 128, basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. No dilution for potentially dilutive securities is included. Diluted EPS is calculated using the treasury stock method and reflects the dilutive effect of outstanding options, warrants and other securities. In the Company's calculations, the impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding, except as follows, as the effect would be antidilutive.

                            FIELDWORKS, INCORPORATED

   A reconciliation of EPS calculations under is as follows:

                                           1999         1998         1997
                                        -----------  -----------  -----------
   Net loss............................ $(5,380,058) $(7,124,187) $(1,023,978)
                                        ===========  ===========  ===========
   Weighted average common shares
    outstanding........................   8,874,473    8,799,031    8,125,147
   Effect of conversion of preferred
    stock..............................         --           --       117,287
                                        -----------  -----------  -----------
   Common and common equivalent shares
    outstanding........................   8,874,473    8,799,031    8,242,434
                                        -----------  -----------  -----------
   Basic and diluted loss per share.... $      (.61) $      (.81) $      (.12)
                                        ===========  ===========  ===========

   Cash and Cash Equivalents. Cash and cash equivalents consist of amounts held in the Company's checking accounts and money market funds with original maturities of 90 days or less. The carrying value of these instruments approximates fair value.

   Inventories. Inventories are stated at the lower of cost or market value, as determined by the first-in, first-out cost method, and consisted of the following:

                                                           January 2, January 3,
                                                              2000       1999
                                                           ---------- ----------
   Raw materials.......................................... $3,159,548 $2,478,662
   Work in process........................................    575,694    173,791
   Finished goods.........................................    778,422    748,291
                                                           ---------- ----------
     Total................................................ $4,513,664 $3,400,744
                                                           ========== ==========

   Property and Equipment. Property and equipment are recorded at cost. Repair and maintenance costs which do not significantly extend the lives of the respective assets are expensed as incurred. Depreciation is computed using the straight-line method over the related assets' useful lives, ranging from two to seven years.

   Warranties. The Company provides a one-year warranty on its products from the date of sale. Warranty costs, including parts and labor, are estimated based on historical experience. These estimated costs are accrued in the period in which the related revenue is recognized. Actual warranty costs may differ from such estimates.

   Revenue Recognition. The Company recognizes product revenue, net of estimated returns, at the time of product shipment. Services revenue is recognized as earned. Revenues related to separately priced extended warranties sold to customers are recorded as deferred revenue and recognized over the periods covered by the extended warranties.

   Significant Customers, Export Sales and Sales by Product Line. For the year ended January 2, 2000, sales to Ryder Transportation Services represented 26% of net sales. For the years ended January 3, 1999 and January 4, 1998, sales to one customer, Navistar International, represented 10% and 13%, respectively, of net sales.

   Export sales by major location were as follows:

                                                   1999       1998       1997
                                                ---------- ---------- ----------
   Europe...................................... $2,815,000 $3,988,000 $3,396,000
   Middle East/Africa..........................    450,000    565,000    183,000
   Russia......................................    108,000    123,000        --
   Americas....................................    104,000    709,000  1,875,000
   Australia...................................     95,000    120,000     93,000
   Asia........................................     90,000    119,000    416,000
                                                ---------- ---------- ----------
                                                $3,662,000 $5,624,000 $5,963,000
                                                ========== ========== ==========

                            FIELDWORKS, INCORPORATED

   Sales by product line were as follows:

                                              1999        1998         1997
                                           ----------- -----------  -----------
   7000 Series............................ $ 9,037,000 $12,445,000  $12,860,000
   5000 Series............................   9,279,000   7,547,000   10,955,000
   2000 Series............................   3,700,000      10,000           --+
   Professional Services..................   3,313,000          --*          --*
                                           ----------- -----------  -----------
                                           $25,329,000 $20,002,000  $23,815,000
                                           =========== ===========  ===========

  --------
  *  Professional Services was not significant in 1998 or 1997.
  +  The 2000 Series product was introduced in 1998.

   Research and Development. Research and development costs are charged to expense as incurred.

   Concentrations of Credit Risk. At January 2, 2000, receivables in excess of 10% of outstanding net receivables included one customer, TRW Inc., which represented 36% of net receivables. The Company received payment for this receivable in January 2000. The Company's exposure to concentrations of credit risk relates primarily to trade receivables. This exposure is limited due to the large number of customers and their vast dispersion across several vertical markets and geographies. The Company controls potential credit risk by performing credit evaluations for all customers and requires letters of credit, bank guarantees and advance payments, if deemed necessary. Bad debt write-offs through 1999 have not been material.

   Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods presented. Estimates are used for such items as allowances for doubtful accounts, inventory reserves, useful lives of property and equipment and warranty costs. Ultimate results could differ from those estimates.

3. Product Upgrade and Restructuring Costs

   During the third quarter of 1999, the Company incurred restructuring costs due to severance charges from reorganization efforts related to outsourcing certain aspects of the manufacturing and design of products. In 1998, these costs related to the discontinuation of the 5000 Series I Workstation, as well as other internal reorganization efforts. The components of the restructuring and product upgrade costs were as follows:

                                                              1999      1998
                                                            -------- ----------
   Product upgrade costs................................... $    --  $1,025,000
   Employee severance and associated costs.................  399,978    447,530
                                                            -------- ----------
     Total................................................. $399,978 $1,472,530
                                                            ======== ==========

   The reserves remaining at January 2, 2000 and January 3, 1999, were $520,000 and $850,000, respectively.

4. Income Taxes

   The Company accounts for income taxes under the liability method, which requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences under enacted tax laws of temporary differences between the financial reporting and tax bases of assets and liabilities.

                            FIELDWORKS, INCORPORATED

   A reconciliation of the Company's statutory tax rate to the effective rate is as follows:

                                                               1999  1998  1997
                                                               ----  ----  ----
   Federal statutory rate.....................................   34%   34%   34%
   State taxes, net of federal tax benefit....................    4     4     4
   Valuation allowance........................................  (38)  (38)  (38)
                                                               ----  ----  ----
                                                                -- %  -- %  -- %
                                                               ====  ====  ====

   As of January 2, 2000, the Company had approximately $15,975,000 of net operating loss carryforwards for federal income tax purposes that are available to offset future taxable income through the year 2020. Certain restrictions caused by changes in ownership resulting from sales of stock may limit annual utilization of the net operating loss carryforwards.

   The components of the Company's deferred tax asset are as follows:

                                            1999         1998         1997
                                         -----------  -----------  -----------
   Net operating loss carryforwards..... $ 6,070,000  $ 4,112,000  $ 1,666,000
   Timing differences...................   1,556,000    1,439,000    1,074,000
   Valuation allowance..................  (7,626,000)  (5,551,000)  (2,740,000)
                                         -----------  -----------  -----------
                                         $       --   $       --   $       --
                                         ===========  ===========  ===========

5. Line of Credit and Notes Payable

   Line of Credit. In November 1998, the Company entered into a two-year $3,000,000 line-of-credit agreement. Borrowings bear interest at the greater of 4% over prime or 9%. The borrowing base is 75% of eligible receivables plus the lesser of $600,000 or 30% of eligible inventories as defined in the agreement. The availability based on the borrowing base calculation, including accounts receivable and inventories, was $3.0 million as of January 2, 2000 and $1.7 million, including only accounts receivable as of January 3, 1999. Personal validity guarantees were provided on accounts receivable by three executive officers or directors of the Company. The agreement contains a covenant requiring cumulative year-to-date profit calculated on a quarterly basis. The Company was out of compliance with the fourth quarter 1999 net profit covenant, and has received a written waiver of default. Outstanding borrowings under this line of credit were $1.8 million at January 2, 2000, and $682,000 at January 3, 1999. The Company intends to renew this agreement upon expiration or pursue a replacement source of financing. However, there can be no assurances that a credit agreement will be available to the Company.

   The following information relates to this credit facility for 1999 and for the period since inception of the agreement in 1998:

                                                               1999      1998
                                                            ---------- --------
   Maximum amount outstanding during the period............ $1,800,000 $682,000
   Average borrowings during the period....................    817,000  341,000
   Weighted average interest rate during the period........     11.77%   10.75%
   Interest rate at end of year............................     12.50%   10.75%

   Subordinated Notes Payable. In September 1999, the Company completed a private placement of $3.0 million in subordinated notes. The notes bear interest at 11% per annum and mature in September 2001.

                            FIELDWORKS, INCORPORATED

Noteholders also received warrants to purchase 1.5 million shares of common stock exercisable at $1.00 per share. The warrants are exercisable for five years, and were recorded at their estimated fair value of $882,000 at the date of issuance.

6. Shareholders Equity

   In March 1997, the Company completed an initial public offering (IPO) of 2,125,000 shares of common stock with proceeds of approximately $11.8 million, net of related offering costs. The Company used $6.4 million of the proceeds to repay bridge financing arrangements and the remaining proceeds were used to fund capital expenditures and for working capital. In connection with the IPO, the Company granted warrants for the purchase of 212,500 shares to the underwriter. These warrants have an exercise price of $7.80 and expire in March 2002. At the completion of the IPO, the Company's articles of incorporation were amended to authorize 30 million shares of common stock, $.001 par value, and five million shares of undesignated preferred stock, $.001 par value.

7. Warrants

   Warrants to purchase 2,233,054 and 692,054 shares of the Company's common stock were outstanding at January 2, 2000 and January 3, 1999, respectively. The warrants are exercisable at various times through September 2004 at prices ranging from $1.00 to $7.80.

8. Stock Option and 401(k) Plan

   Stock Option Plan. In June 1994, the Company adopted the 1994 Long-Term Incentive and Stock Option Plan (the Plan). Under the Plan, options are granted at an exercise price equal to the fair market value of the common stock at the date of grant. Incentive stock options are granted to employees, and vest over varying periods not to exceed ten years.

   The Plan is authorized to issue up to 2,500,000 shares of common stock for such options. At January 2, 2000 and January 3, 1999, 1,204,450 and 192,977 shares were available for future grants.

   In December 1996, the Company's board of directors approved the Non-Employee Directors' Stock Option Plan (the Directors' Plan), which was approved at a shareholder meeting held on January 20, 1997. Under the Directors' Plan, each nonemployee director will receive 25,000 nonqualified options upon election and 10,000 options at each reelection date. The Directors' Plan authorizes the issuance of up to 300,000 shares of common stock for these options. At January 2, 2000, 125,000 shares were available for future grants.

   On August 4, 1999, the Board of Directors approved the repricing of all outstanding incentive stock options for non-director employees with an exercise price greater than $1.25. The new exercise price of such options is $1.25, an amount greater than the fair market value of the Company's common stock on that date. A total of 819,050 options with exercise prices of $1.53 to $6.40 were cancelled and reissued under the terms described above. Due to the recent interpretation of APB 25, the Company will be required to account for this plan under variable plan accounting.

                            FIELDWORKS, INCORPORATED

   Shares subject to option are summarized as follows:

                              Incentive   Weighted average Non-qualified Weighted average
                            stock options  exercise price  stock options  Exercise price
                            ------------- ---------------- ------------- ----------------
   Balance, January 5,
    1997...................     655,900        $3.47          122,500         $3.04
   Options granted.........     449,800         5.33          181,000          6.07
   Options canceled........     (50,678)        5.40              --            --
   Options exercised.......     (31,422)        3.36          (30,000)         1.00
                             ----------        -----          -------         -----
   Balance, January 4,
    1998...................   1,023,600         4.19          273,500          5.27
   Options granted.........   1,170,900         2.54          106,750          3.63
   Options canceled........    (762,050)        5.05          (25,000)         5.13
   Options exercised.......     (63,500)        1.05          (35,000)         1.57
                             ----------        -----          -------         -----
   Balance, January 3,
    1999...................   1,368,950         2.75          320,250          5.14
   Options granted.........   1,533,300         1.48          240,000          1.62
   Options canceled........  (1,536,200)        2.29              --            --
   Options exercised.......     (70,500)        1.00              --            --
                             ----------        -----          -------         -----
   Balance, January 2,
    2000...................   1,295,550        $1.69          560,250         $3.63
                             ==========        =====          =======         =====
   Options exercisable at:
   January 4, 1998.........     536,683        $3.22          162,678         $4.82
   January 3, 1999.........     534,000        $2.54          241,500         $5.01
   January 2, 2000.........     336,000        $2.54          425,150         $3.52

   Additional information regarding options outstanding at January 2, 2000 is as follows:

                                                               Weighted average
                        Number of  Exercise   Weighted average    remaining
   Type of option        options  price range  exercise price  contractual life
   --------------       --------- ----------- ---------------- ----------------
   Incentive...........   944,000 $1.00-$1.25      $1.23          6.6 years
   Incentive...........   245,250 $1.26-$3.00       1.98          5.1 years
   Incentive...........   106,300 $3.01-$6.50       5.08          1.3 years
                        --------- -----------      -----          ---------
                        1,295,550
                        =========
   Nonqualified........   293,750 $1.22-$3.00      $1.82          7.3 years
   Nonqualified........    95,500 $3.01-$5.00       4.54          7.0 years
   Nonqualified........   171,000 $5.01-$6.50       6.24          6.8 years
                        --------- -----------      -----          ---------
                          560,250
                        =========

                            FIELDWORKS, INCORPORATED

   The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, "'Accounting for Stock-Based Compensation," the Company's net loss and net loss per common share would have been increased to the following pro forma amounts:

                                             1999         1998         1997
                                          -----------  -----------  -----------
   Net loss
     As reported......................... $(5,380,058) $(7,124,187) $(1,023,978)
     Pro forma...........................  (5,819,960)  (7,606,187)  (2,083,978)
   Net loss per common share
     As reported......................... $      (.61) $      (.81) $      (.12)
     Pro forma...........................        (.66)        (.86)        (.25)

   The weighted average fair values of options granted were as follows:

                                                       Incentive   Nonqualified
                                                     stock options stock options
                                                     ------------- -------------
   1999 grants......................................     $1.28         $1.50
   1998 grants......................................      2.33          3.24
   1997 grants......................................      3.47          4.43

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1999, 1998 and 1997:

                                                          1999    1998    1997
                                                         ------- ------- -------
   Risk-free interest rate..............................   6.10%   4.80%   6.35%
   Expected life of incentive options................... 7 years 5 years 5 years
   Expected life of nonqualified options................ 7 years 7 years 7 years
   Expected volatility..................................    117%    114%     72%
   Expected dividend yield..............................     --      --      --

   401(k) Profit-Sharing Plan. Effective January 1, 1996, the Company adopted a 401(k) profit-sharing plan (the 401(k) Plan) covering substantially all employees. Eligible employees may elect to defer up to 15% of their eligible compensation. Beginning in 1998, the Company accrued matching contributions of 50% on the first 4% of each plan participant's eligible contributions. The Company's matching contributions were $83,100 and $69,600 for 1999 and 1998, respectively.

9. Commitments and Contingencies

   Leases. The Company leases its current headquarters office facilities under an operating lease which expires November 30, 2004. The Company subleased its previous office facilities under an operating lease that expired in June of 1999. The Company also leases equipment under capital leases which expire at various dates through December 2001. Property and equipment under capital leases at January 2, 2000 totaled $124,200.

                            FIELDWORKS, INCORPORATED

   The following is a schedule of future minimum lease payments as of January 2, 2000:

                                                            Capital   Operating
                                                             leases    leases
                                                            --------  ---------
   2000.................................................... $ 49,731  $491,900
   2001....................................................   41,981   476,700
   2002....................................................      --    490,500
   2003....................................................      --    482,300
   2004....................................................      --    442,100
   Thereafter..............................................      --        --
                                                            --------  --------
   Total minimum capital lease payments....................   91,712
   Less-
   Amount representing interest............................  (11,912)
   Current maturities......................................  (40,229)
                                                            --------
   Noncurrent portion of minimum capital lease payments.... $ 39,571
                                                            ========

   Legal Proceedings. The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, management believes that there is no pending legal proceeding against or involving the Company for which the outcome is likely to have a material adverse effect upon the Company's financial position, results of operations or cash flows.

10. Quarterly Financial Data (Unaudited)

                         First Quarter   Second Quarter     Third Quarter    Fourth Quarter
                         --------------  ----------------  ----------------  ---------------
                          1999    1998    1999     1998     1999     1998     1999     1998
                         ------  ------  -------  -------  -------  -------  -------  ------
                                                (in thousands)
Net sales............... $6,409  $5,386  $ 7,119  $ 3,834  $ 4,785  $ 4,412  $ 7,016  $6,370
Gross profit............  2,063   2,172    1,909       72    1,246    1,443    2,161   2,115
Net loss................ $ (474) $ (756) $(1,266) $(4,194) $(2,274) $(1,462) $(1,366) $ (712)
Basic and diluted loss
 per common share....... $ (.05) $ (.09) $  (.14) $  (.48) $  (.26) $  (.17) $  (.15) $ (.08)
                         ======  ======  =======  =======  =======  =======  =======  ======
Price range of common
 stock(1):
High.................... 3 1/2   5 9/16  2 5/8    4        1 11/16  3 5/8    1 1/2    4 1/4
Low..................... 2       3 3/8   1 3/8    2 1/4      15/16  1 9/16     7/8    2 9/16

--------
(1) FieldWorks, Incorporated common stock is traded on the Nasdaq National Market System under the symbol "FWRX".

                            FIELDWORKS, INCORPORATED

                          Consolidated Balance Sheets

                                                                   January 2,
                                                    July 2, 2000      2000
                                                    ------------  ------------
                                                    (Unaudited)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................ $  2,306,874  $     86,786
  Accounts receivable, net of allowance for
   doubtful accounts of $231,551 and $259,600,
   respectively....................................    2,990,600     5,060,928
  Inventories......................................    4,353,843     4,513,664
  Prepaid expenses and other.......................      669,960       509,574
                                                    ------------  ------------
    Total current assets...........................   10,321,277    10,170,952
                                                    ------------  ------------
PROPERTY AND EQUIPMENT:
  Computers and equipment..........................    2,348,900     2,213,933
  Furniture and fixtures...........................    1,104,891     1,093,232
  Leasehold improvements...........................      435,813       435,813
  Less: Accumulated depreciation...................   (2,445,913)   (2,076,345)
                                                    ------------  ------------
    Property and equipment, net....................    1,443,691     1,666,633
DEPOSITS AND OTHER ASSETS, NET.....................       69,014       175,958
                                                    ------------  ------------
                                                    $ 11,833,982  $ 12,013,543
                                                    ============  ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit................................... $  1,266,794  $  1,761,731
  Accounts payable.................................    2,922,549     3,763,468
  Accrued warranty and product upgrade.............      519,868       649,894
  Accrued compensation and benefits................      291,087       668,309
  Other accrued liabilities........................      317,553       497,117
  Deferred revenue.................................      834,963       961,593
  Current maturities of capitalized lease
   obligations.....................................       19,813        40,229
                                                    ------------  ------------
    Total current liabilities......................    6,172,627     8,342,341
CAPITALIZED LEASE OBLIGATIONS, less current
 maturities........................................       39,913        39,571
SUBORDINATED NOTES PAYABLE:
  Notes payable....................................    5,500,000     3,000,000
  Less: Discount on notes payable..................     (988,750)     (771,750)
                                                    ------------  ------------
    Notes payable, net.............................    4,511,250     2,228,250
                                                    ------------  ------------
    Total liabilities..............................   10,723,790    10,610,162
                                                    ------------  ------------
SHAREHOLDERS' EQUITY:
  Series B Convertible Preferred Stock, $.001 par
   value, 4,250,000 shares authorized;4,250,000 and
   0 issued and outstanding, respectively..........        4,250           --
  Series C Convertible Preferred Stock, $.001 par
   value, 500,000 shares authorized;500,000 and 0
   issued and outstanding, respectively............          500           --
  Common stock, $.001 par value, 30,000,000 shares
   authorized; 8,894,426 issued and outstanding....        8,894         8,894
  Additional paid-in capital.......................   26,982,755    21,226,081
  Accumulated deficit..............................  (25,886,207)  (19,831,594)
                                                    ------------  ------------
    Total shareholders' equity.....................    1,110,192     1,403,381
                                                    ------------  ------------
                                                    $ 11,833,982  $ 12,013,543
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                             For the Three Months       For the Six Months
                                     Ended                     Ended
                            ------------------------  ------------------------
                              July 2,      July 4,      July 2,      July 4,
                               2000         1999         2000         1999
                            -----------  -----------  -----------  -----------
NET SALES.................  $ 4,049,904  $ 7,119,348  $ 8,397,061  $13,528,544
COST OF SALES.............    3,368,537    5,210,601    6,751,066    9,556,880
                            -----------  -----------  -----------  -----------
    Gross profit..........      681,367    1,908,747    1,645,995    3,971,664
                            -----------  -----------  -----------  -----------
OPERATING EXPENSES:
  Sales and marketing.....    1,310,240    1,497,508    2,282,302    2,471,952
  General and
   administrative.........    1,244,413      842,416    2,131,570    1,554,144
  Research and
   development............    1,416,438      814,111    2,545,098    1,667,115
                            -----------  -----------  -----------  -----------
    Total operating
     expenses.............    3,971,091    3,154,035    6,958,970    5,693,211
                            -----------  -----------  -----------  -----------
    Operating loss........   (3,289,724)  (1,245,288)  (5,312,975)  (1,721,547)
INTEREST INCOME (EXPENSE)
 AND
 OTHER, net...............     (235,012)     (20,311)    (491,638)     (18,456)
                            -----------  -----------  -----------  -----------
NET LOSS..................  $(3,524,736) $(1,265,599) $(5,804,613) $(1,740,003)
BENEFICIAL CONVERSION
 FEATURE APPLICABLE TO
 PREFERRED SHAREHOLDERS...          --           --      (250,000)         --
                            -----------  -----------  -----------  -----------
NET LOSS APPLICABLE TO
 COMMON SHAREHOLDERS......  $(3,524,736) $(1,265,599) $(6,054,613) $(1,740,003)
                            ===========  ===========  ===========  ===========
BASIC AND DILUTED EARNINGS
 (LOSS)
 PER SHARE:
  Net loss per common
   share..................  $      (.40) $      (.14) $      (.68) $      (.20)
                            ===========  ===========  ===========  ===========
  Weighted average common
   shares outstanding.....    8,894,426    8,876,745    8,894,426    8,854,519
                            ===========  ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                        For the Six Months
                                                               Ended
                                                      ------------------------
                                                        July 2,      July 4,
                                                         2000         1999
                                                      -----------  -----------
OPERATING ACTIVITIES:
  Net loss before beneficial conversion feature...... $(5,804,613) $(1,740,003)
  Adjustments to reconcile net loss to net cash used
   for
    Operating activities-
      Depreciation and amortization..................     369,568      369,859
      Accrued product upgrade and restructuring
       costs.........................................    (314,704)    (174,692)
      Non-cash financing.............................     220,500          --
      Change in operating items:
        Accounts receivable..........................   2,070,329      758,518
        Inventories..................................     159,821     (538,351)
        Prepaid expenses and other...................     (53,443)       7,313
        Accounts payable.............................    (840,919)     203,691
        Accrued expenses.............................    (372,108)     (66,004)
        Deferred revenue.............................    (126,630)      13,320
                                                      -----------  -----------
        Net cash used for operating activities.......  (4,692,199)  (1,166,349)
                                                      -----------  -----------
INVESTING ACTIVITIES:
  Net purchases of property and equipment............    (146,626)    (430,696)
                                                      -----------  -----------
    Net cash used for investing activities...........    (146,626)    (430,696)
                                                      -----------  -----------
FINANCING ACTIVITIES:
  Proceeds from issuance of preferred stock..........   5,073,924          --
  Proceeds from issuance of common stock.............         --        70,500
  Proceeds from issuance of notes payable............   2,500,000          --
  Net line of credit borrowings (repayments).........    (494,937)    (152,782)
  Payment of capitalized lease obligations...........     (20,074)     (11,142)
                                                      -----------  -----------
    Net cash provided by (used for) financing
     activities......................................   7,058,913      (93,424)
                                                      -----------  -----------
CHANGE IN CASH AND CASH EQUIVALENTS..................   2,220,088   (1,690,469)
CASH AND CASH EQUIVALENTS, beginning of period.......      86,786    1,690,469
                                                      -----------  -----------
CASH AND CASH EQUIVALENTS, end of period............. $ 2,306,874  $       --
                                                      ===========  ===========
SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Cash paid for interest............................. $   229,454  $    45,489
NONCASH FINANCING ACTIVITIES:
  Issuance of Warrants............................... $   437,500  $       --
                                                      ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1. Basis of Presentation:

   The accompanying unaudited consolidated financial statements of FieldWorks, Incorporated (FieldWorks or the Company), should be read in conjunction with the consolidated financial statements and notes thereto filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K, for the fiscal year ended January 2, 2000. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly the financial results for the interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

2. Inventories:

   Inventories are stated at the lower of cost or market value, as determined by the first-in, first-out cost method, and consisted of the following:

                                                            July 2,   January 2,
                                                              2000       2000
                                                           ---------- ----------
   Raw materials.......................................... $3,078,110 $3,159,548
   Work in process........................................    438,308    575,694
   Finished goods.........................................    837,425    778,422
                                                           ---------- ----------
     Total................................................ $4,353,843 $4,513,664
                                                           ========== ==========

3. Financing:

   On June 29, 2000, the Company entered into a Purchase and Option Agreement with FWRKS Acquisition Corp., a wholly-owned subsidiary of Kontron Embedded Computers AG (Kontron). Kontron was granted an option through August 15, 2000 to purchase 7.75 million shares of FieldWorks common stock at a total purchase price of $7.75 million. In addition, Kontron and Industrial-Works Holding Co., LLC, (Industrial-Works) have executed an option agreement where Industrial-Works is entitled to purchase 60,000 shares of Kontron Stock in exchange for 2,428,600 shares of Series B Convertible Preferred Stock of FieldWorks and 285,700 shares of Series C Convertible Preferred Stock of FieldWorks held by Industrial-Works. These preferred shares are convertible into 3,000,000 shares of FieldWorks Common Stock. On August 16, 2000, the Company executed an amended equity option exercised by Kontron. Under the terms of the amendment, Kontron will acquire 6 million shares of common stock of FieldWorks for a purchase price of $5.4 million. In addition, the option Kontron previously granted to Industrial-Works was also amended. Industrial-Works has an option to acquire 62,000 shares of Kontron in exchange for preferred shares of FieldWorks that are convertible into 3.4 million shares of FieldWorks common stock. The Company will seek shareholder approval of the issuance of common stock to Kontron and the exchange of Industrial-Works shares to Kontron prior to the closing of these transactions. Following the closing of these transactions, Kontron would own a controlling interest in the Company owning in excess of 10.6 million shares of common stock on an as if converted basis.

   In addition, the Company received $2.5 million on June 30, 2000 and issued a subordinated note to Kontron which bears interest at 11% per annum and matures in September 2001. Kontron also received warrants to purchase 1.25 million shares of common stock exercisable at $1.00 per share. The warrants are exercisable until November 15, 2000, and were recorded at their estimated fair value at the date of issuance.

                                                                      APPENDIX A


--------------------------------------------------------------------------------

                         PURCHASE AND OPTION AGREEMENT

--------------------------------------------------------------------------------

                            FIELDWORKS, INCORPORATED
                            FWRKS ACQUISITION CORP.

                                 June 29, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Acquisition of Securities............................................... A-1
  1.1 Sale and Issuance of Notes and Warrant............................... A-1
  1.2 Acquisition of First Option.......................................... A-1
  1.3 Acquisition of Second Option......................................... A-1
2. Representations and Warranties of the Company........................... A-1
  2.1 Organization, Qualification, Authorization and Enforcement........... A-1
  2.2 Capitalization and Voting Rights..................................... A-2
  2.3 Valid Issuance, Grant and Reservation................................ A-2
  2.4 SEC Documents........................................................ A-3
  2.5 Absence of Undisclosed Liabilities................................... A-3
  2.6 Absence of Certain Developments...................................... A-3
  2.7 Governmental Consents................................................ A-4
  2.8 Litigation........................................................... A-4
  2.9 Patents and Trademarks............................................... A-4
  2.10 Compliance with Other Instruments................................... A-4
  2.11 Agreements.......................................................... A-5
  2.12 Title to Property and Assets........................................ A-5
  2.13 Labor Agreements and Actions; Employee Benefits..................... A-5
  2.14 Insurance........................................................... A-5
  2.15 Tax Matters......................................................... A-5
  2.16 Regulations G, T and X.............................................. A-6
  2.17 No Default; Compliance with Applicable Laws......................... A-6
  2.18 Seniority........................................................... A-7
  2.19 Takeover Statutes................................................... A-7
  2.20 Private Offering.................................................... A-7
  2.21 Warranties.......................................................... A-7
  2.22 No Misrepresentations............................................... A-7
3. Representations and Warranties of the Purchaser......................... A-7
  3.1 Authorization........................................................ A-7
  3.2 Purchase for Investment.............................................. A-7
  3.3 Purchaser's Investment Decision...................................... A-7
4. Deliveries by the Company............................................... A-8
  4.1 Secretary's Certificate.............................................. A-8
  4.2 Opinion of Company Counsel........................................... A-8
  4.3 Consents and Waivers................................................. A-8
  4.4 Note Certificate..................................................... A-8
  4.5 Warrant Certificate.................................................. A-8
  4.6 Registration Rights Agreement........................................ A-8
5. Deliveries by the Purchaser............................................. A-8
  5.1 Note and Warrant Purchase Price...................................... A-8
  5.2 Registration Rights Agreement........................................ A-8
6. Affirmative Covenants of the Company.................................... A-8
  6.1 Reservation of Securities............................................ A-8
  6.2 Rank of Notes........................................................ A-8
  6.3 Transfer Pursuant to Rule 144A....................................... A-8
  6.4 Inspection........................................................... A-9
  6.5 Further Assurances................................................... A-9

  6.6 Board Observer.......................................................  A-9
  6.7 Conduct of Business..................................................  A-9
  6.8 Right of First Refusal...............................................  A-9
7. Negative Covenants of the Company.......................................  A-9
8. Additional Covenants of the Company..................................... A-10
  8.1 Pre-Emptive Rights................................................... A-10
  8.2 Special Meeting of Shareholders...................................... A-10
  8.3 Repayment of Notes and Loans; Reimbursement of Expenses.............. A-11
  8.4 Directors............................................................ A-11
9. Covenant of IWHC........................................................ A-11
10. Covenants of the Purchaser............................................. A-11
  10.1 Exercise of Warrant................................................. A-11
  10.2 Working Capital Loans of Purchaser.................................. A-11
11. Exercise Date Deliveries by the Company to the Purchaser............... A-12
  11.1 Secretary's Certificate............................................. A-12
  11.2 President's Certificate............................................. A-12
  11.3 Good Standing Certificate........................................... A-12
  11.4 Opinion of Company Counsel.......................................... A-12
12. Conditions Precedent to Effectiveness of Exercise...................... A-12
13. Closing................................................................ A-12
14. Closing Deliveries by the Company to the Purchaser..................... A-12
  14.1 Secretary's Certificate............................................. A-12
  14.2 President's Certificate............................................. A-13
  14.3 Good Standing Certificate........................................... A-13
  14.4 Certificates........................................................ A-13
  14.5 Consents and Waivers................................................ A-13
  14.6 Charter Amendment................................................... A-13
  14.7 Resignations........................................................ A-13
  14.8 Other Instruments................................................... A-13
15. Closing Deliveries by the Company to IWHC.............................. A-13
16. Closing Deliveries by IWHC............................................. A-14
17. Closing Deliveries by the Purchaser.................................... A-14
18. Conditions Precedent to Closing Date Obligations....................... A-14
  18.1 Conditions to Obligations of the Purchaser.......................... A-14
  18.2 Conditions to Obligations of the Company............................ A-14
19. Indemnity.............................................................. A-15
20. Termination............................................................ A-16
21. Definitions............................................................ A-16
22. Miscellaneous.......................................................... A-19
  22.1 Additional Agreements; Cooperation.................................. A-19
  22.2 Survival of Representations, Warranties and Covenants............... A-20
  22.3 Successors and Assigns.............................................. A-20
  22.4 Governing Law; Jurisdiction......................................... A-20
  22.5 Counterparts........................................................ A-20
  22.6 Titles and Subtitles................................................ A-20
  22.7 Notices............................................................. A-20

  22.8 Finder's Fee........................................................ A-21
  22.9 Entire Agreement; Amendments and Waivers............................ A-21
  22.10 Severability....................................................... A-21
  22.11 Specific Performance............................................... A-21
  22.12 Expenses and Taxes................................................. A-21
  22.13 Waiver of Trial By Jury............................................ A-21
  22.14 Independence of Covenants.......................................... A-22
  22.15 IWHC Waiver of Preemptive Rights................................... A-22

EXHIBITS

 Exhibit A Adjustment of First Option and First Option Shares
 Exhibit B Schedule of Exceptions
 Exhibit C Form of Opinion of Company Counsel
 Exhibit D Form of Notes
 Exhibit E Form of Registration Rights Agreement
 Exhibit F Form of Warrant

[AS AMENDED CONFORMED COPY]

                         PURCHASE AND OPTION AGREEMENT

   THIS PURCHASE AND OPTION AGREEMENT (the "Agreement") is made this 16th day of August, 2000, by and between FieldWorks, Incorporated, a Minnesota corporation (the "Company"), and FWRKS Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly-owned subsidiary of Kontron Embedded Computers AG, a German corporation. Certain capitalized terms used herein are defined in Section 21 hereof.

                              W I T N E S S E T H:

   WHEREAS, the Purchaser desires to purchase and to acquire the right to purchase certain securities of the Company and the Company is willing to sell and to grant or issue the right to acquire such securities, upon the terms and subject to the conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

   1. Acquisition of Securities.

     1.1 Sale and Issuance of Notes and Warrant. The Company hereby issues and sells, and the Purchaser hereby purchases and acquires, the Notes and Warrant. Concurrently herewith, the Company is delivering to the Purchaser the Notes and the Warrant against wire transfer of the Note and Warrant Purchase Price to an account heretofore designated by the Company.

     1.2 Acquisition of First Option. The Company hereby grants to the Purchaser, and the Purchaser hereby acquires from the Company, the First Option, which shall expire at 4:00 P.M., Central Time, on August 16, 2000. The aggregate number and kind of shares subject to the First Option and the exercise price of the First Option shall be subject to adjustment as provided in Exhibit A hereto. The First Option may be exercised by the Purchaser at any time prior to its expiration by delivery to the Company of notice to such effect, which notice (i) shall set forth the Exercise Date, and (ii) shall be irrevocable and shall constitute the Purchaser's agreement, subject only to the conditions herein provided, to purchase the First Option Shares on the Closing Date. If the Purchaser does not exercise the First Option prior to its expiration, then the First Option shall be null and void and of no further force and effect.

     1.3 Acquisition of Second Option. Concurrently herewith, the Purchaser and IWHC are executing and delivering the Second Option Agreement pursuant to which IWHC is acquiring the Second Option.

   2. Representations and Warranties of the Company. or the purposes of this
Section 2, references to the "Company" shall be deemed references to the Company and the Subsidiaries, unless such a reference would be inappropriate in the context in which it is made. The Company hereby represents and warrants to the Purchaser that, except for the exceptions set forth in Exhibit B (the "Schedule of Exceptions") attached hereto and furnished to the Purchaser (which exceptions shall be deemed to be representations and warranties as if made hereunder):

     2.1 Organization, Qualification, Authorization and Enforcement.

       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own and use its properties and to carry on its business as currently conducted and as proposed to be conducted. The Company has no Subsidiaries other than those that are identified in Section 2.1 of the Schedule of Exceptions. Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to so qualify, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. True and correct copies of the Company's Charter and Bylaws, each as amended through the date hereof, have been provided by the Company to the Purchaser.

       (b) The Company has all requisite legal and corporate power and authority to enter into and to consummate the transactions contemplated hereby (including without limitation, the issuance and sale of the Notes and Warrant, the grant of the First Option and the issuance of the Reserved Shares) and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

       (a) 5,000,000 shares of Preferred Stock, 4,250,000 of which have been designated as Series B Preferred Stock and 500,000 of which have been designated as Series C Preferred Stock and all of which Series B Preferred Stock and Series C Preferred Stock are issued and outstanding on the date hereof. No shares of any other series of Preferred Stock are outstanding. The designation, powers, preferences and rights and the qualifications, limitations and restrictions of the Series B Preferred Stock and the Series C Preferred Stock are as stated in the Charter.

       (b) 30,000,000 shares of Common Stock, of which 8,894,426 shares are issued and outstanding on the date hereof.

   Except as set forth in Section 2.2 of the Schedule of Exceptions and for the right to acquire securities pursuant to the Warrant and the First Option, there are no outstanding options, warrants, rights (including conversion, exchange or preemptive rights) or agreements for the purchase or acquisition from or sale or disposition by the Company of any shares of its capital stock. The Company is not a party or subject to any agreement, arrangement or understanding, and, to the Company's Knowledge, except as set forth in Section 2.2 of the Schedule of Exceptions, there is no agreement, arrangement or understanding between Persons other than the Company, that affects or relates to the voting or giving of written consents with respect to any security or by any director of the Company. Except as set forth in Section 2.2 of the Schedule of Exceptions: (i) the Company has no obligation to purchase, redeem or otherwise acquire any of its securities or to make any distribution, in cash, securities or otherwise, in respect thereof; and (ii) there are no voting trusts or agreements, shareholders agreements, rights of first refusal, preemptive rights or proxies relating to securities of the Company.

     2.3 Valid Issuance, Grant and Reservation. The issuance, sale and delivery of the Notes and the Warrant, the grant of the First Option and the reservation for issuance of the Reserved Shares have been duly authorized by all required corporate action on the part of the Company and, when issued, sold, and delivered in accordance with the terms hereof for the consideration expressed herein, the Notes and the Warrant will be duly and validly issued. The Reserved Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrant, the First Option and the Second Option, shall be duly and validly issued, fully paid and non-assessable. The Notes, Warrant and First Option issued or granted hereunder are, and the Reserved Shares when issued will be, free and clear of any Encumbrances other than those created by, or imposed upon, the holders thereof through no action of the Company. The issuance of the Notes, the Warrant and the First Option is, and the Reserved Shares will be, free of preemptive or any other similar rights.

     2.4 SEC Documents. The Company has furnished the Purchaser with true and complete copies of all SEC Documents. The Company has filed all SEC Documents on a timely basis, or has received a valid extension of the time for such filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments.

     2.5 Absence of Undisclosed Liabilities. The Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the date hereof, or any act or omission at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, including taxes with respect to or based upon the transactions or events occurring at or prior to the date hereof, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2000, current liabilities incurred since April 2, 2000, and obligations under agreements entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

     2.6 Absence of Certain Developments. Since January 2, 2000, except as disclosed in the SEC Reports or in Section 2.6 of the Schedule of Exceptions, there has been no: (a) event, occurrence or development with respect to the Company that has had a Material Adverse Effect; (b) declaration or payment of any dividend or other distribution of the assets of the Company or any direct or indirect redemption, purchase or acquisition of any securities of the Company; (c) increase in compensation of any of the Company's officers, or the rate of pay of the Company's employees as a group, except as part of regular compensation increases in the ordinary course of business; (d) resignation or termination of employment of any officer or key employee of the Company; (e) change in the accounting methods or practices followed by the Company; (f) issuance of any stock, bonds, or other securities of the Company or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, except for those issuances pursuant to the exercise of options, warrants, or convertible securities outstanding at such date or as contemplated by the Transaction Documents;
  (g) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, operation or business of the Company; (h) acceleration or prepayment of any Debt of the Company or the refunding of any such Debt, (i) waiver by the Company of a valuable right or of a material Debt owed to it; (j) loans made by the Company to its employees, officers, or directors, other than advances of expenses made in the ordinary course of business; (k) labor organization activity or organized labor trouble; (l) sale, transfer, or lease of any of the Company's assets, except in the ordinary course of business or any mortgage or pledge of or lien imposed upon any of the Company's assets; (m) notification by a material customer or supplier of the Company of its intention to terminate its relationship with the Company; or (n) any other material transaction by the Company otherwise than for fair value in the ordinary course of business. No event that would constitute an Event of Default (as defined in the Notes) has occurred, whether or not continuing on the date hereof.

     2.7 Governmental Consents. Except for (a) the filing of any notice subsequent to the date hereof that may be required under Federal and/or applicable state securities laws (which, if required, shall be filed on a timely basis as may be so required), (b) if required, the filings required by the Company and the Purchaser under the HSR Act or (c) as listed in
  Section 2.7 of the Schedule of Exceptions hereto, no consent, approval, order or authorization of, or declaration to, or filing, registration, qualification or declaration with, any Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Company of the Transaction Documents or for the valid authorization, issuance, sale, delivery and grant of the Notes, the Warrant or the First Option or for the valid authorization, reservation, issuance, sale and delivery of the Reserved Shares.

     2.8 Litigation. Except as described in Section 2.8 of the Schedule of
  Exceptions: (a) there is no action, suit, notice of violation, proceeding, or investigation pending or, to the Company's Knowledge, currently threatened against the Company that questions the validity or enforceability of the Transaction Documents or the right of the Company to enter into such agreements or instruments, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current ownership of securities of the Company, including, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers; (b) the Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality; and (c) there is no action, suit, proceeding or investigation by the Company currently pending or that the Company presently intends to initiate.

     2.9 Patents and Trademarks. The Company has sufficient title and ownership of all Intellectual Property Rights necessary for its business as now conducted without any conflict with or infringement of the rights of others. Section 2.9 of the Schedule of Exceptions contains a complete list of all Intellectual Property Rights held or made by the Company. Except as disclosed in Section 2.9 of the Schedule of Exceptions: (a) there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or material agreements with respect to the Intellectual Property Rights of any other Person; (b) the Company has not received any communications or claims alleging that the Company has violated or, by conducting its business as proposed, would violate, any of the Intellectual Property Rights of any other Person; (c) the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of such employee's best efforts to promote the interests of the Company or that would materially conflict with the Company's business as proposed to be conducted; (d) neither the execution and delivery of the Transaction Documents, nor the carrying on of the Company's business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated; and (e) the Company does not believe that it presently is or that it will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

     2.10 Compliance with Other Instruments. Except as set forth in Section
  2.10 of the Schedule of Exceptions, the Company is not in violation or default of any provisions of its Charter or Bylaws or of any instrument, judgment, order, writ, decree, or agreement to which it is a party or by which it or any of its assets may be bound or, of any provision of federal or state statute, rule or regulation, license, or permit applicable to the Company, the violation or default of which could have a Material Adverse Effect. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or agreement or an event that results in the creation of any Encumbrance upon any assets of the Company or trigger any anti-dilution provisions, provisions for the right to purchase stock, or preemptive rights in any agreements to which the Company is a party. The Company does not have any Knowledge of any termination or material breach by the other parties to any material agreement, arrangement or understanding to which it is a party or to which any of its assets is subject. To the Company's Knowledge, there are no warranty claims or other uninsured claims against the Company under completed agreements that might involve a material liability that are not reserved against in the financial statements contained in the SEC Documents.

     2.11 Agreements. Section 2.11 of the Schedule of Exceptions lists each of the following agreements, arrangements or understandings to which the Company is a party: (a) those required to be filed as exhibits to the SEC Documents in accordance with the rules and regulations under the Securities Act and Exchange Act; (b) those (other than purchase and sales orders entered into in the ordinary course of business) providing for payments to or by the Company in excess of $100,000 annually; and (c) those between the Company and any Affiliate thereof. Each of the foregoing listed in such
  Section 2.11 is valid, binding, in full force and effect and enforceable against the Company, and to the Knowledge of the Company, the other party or parties thereto, in accordance with its respective terms.

     2.12 Title to Property and Assets. The Company has good and marketable title to all of its material property and assets, free and clear of all Encumbrances, except as disclosed in Section 2.12 of the Schedule of Exceptions or such Encumbrances that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest, free of any Encumbrances. All of the Company's material properties and assets are in good operating and usable condition, subject to normal wear and tear.

     2.13 Labor Agreements and Actions; Employee Benefits. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company. There is no strike or other labor dispute involving the Company pending, or, to the Knowledge of the Company, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. Except as disclosed in Section 2.13 of the Schedule of Exceptions, the Company has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering employees of the Company, whether or not currently employed, or under which the Company has any obligation or liability. Section 2.13 of the Schedule of Exceptions lists all Benefit Arrangements. True and complete copies of all Benefit Arrangements have been provided or made available to the Purchaser prior to the date hereof. The Benefit Arrangements are and have been administered in compliance with their terms and with the requirements of applicable law. All payments to current or former employees of the Company pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

     2.14 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with extended coverage, in such amounts and with such coverage as is reasonable and prudent in view of the business and operations of the Company.

     2.15 Tax Matters. The Company (a) has timely filed all tax returns that are required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect its operations for tax purposes); and (b) has timely paid all taxes owed or assessments by it (other than taxes the validity of which are being contested in good faith by appropriate proceedings and in respect of which appropriate reserves are reflected in the financial statements contained in the SEC

  Documents). The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and there are no material unresolved questions or claims concerning the Company's tax liability. To the best of the Company's Knowledge and belief, the Company's tax returns have not been reviewed or audited by any taxing authority. There is no pending dispute with any taxing authority relating to any of such returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes. The reserve for taxes and tax liabilities on the most recent balance sheet included in the SEC Documents is fully adequate to cover all liabilities of the Company for taxes with respect to periods ending on or before the date hereof.

     2.16 Regulations G, T and X. The Company does not own or have any present intention of acquiring any "margin security" within the meaning of Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin security"). None of the proceeds of the Notes will be used, directly or indirectly, by the Company for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry, any margin security or for any purpose that might cause the Transaction Documents or the transactions contemplated thereby to violate any of Regulation G, T, U or X, or any other regulation, of the Board of Governors of the Federal Reserve System.

     2.17 No Default; Compliance with Applicable Laws.

       (a) The Company is not in default under any term of any mortgage, indenture, deed of trust, or other material agreement, commitment, understanding, arrangement to which it or its properties is a party or by which it or any of the assets or properties owned by it may be bound.

       (b) The Company is in compliance with, and is not in violation or default under, any federal, state or local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: the environment; occupational health and safety; employee benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination, except in respect of all of the foregoing for such non-compliance, violation or default as would not have a Material Adverse Effect. The Company does not have any Knowledge of any actual or claimed violation or default with respect to any of the foregoing. No material expenditures are or will be required in order to cause the current operations or assets and properties of the Company to comply with any applicable laws, ordinances, governmental rules or regulations. The Company heretofore has delivered to the Purchaser a copy of any audit, survey, assessment or report prepared by or for the Company during the five-year period prior to the date hereof relating to compliance or non-compliance with any of the foregoing laws, ordinances and governmental rules and regulations.

       (c) The Company has all Approvals necessary to the ownership of its assets and properties and to the conduct of its business, which if violated or not obtained would have a Material Adverse Effect. The Company has not been finally denied any application for any Approvals. There is no action pending, or to the best Knowledge of the Company, threatened or recommended by federal, state or local governmental authorities having jurisdiction thereof, either to revoke, withdraw, or suspend any Approvals, that would have a Material Adverse Effect on any Approvals, nor has any such governmental authority determined not to renew any Approvals.

       (d) The Company is and has operated in material compliance with all Government Contracts. Except as set forth in the SEC Documents, neither the Company nor any of the Subsidiaries is subject to any claim, penalty, fine, return of premium, repayment of costs charged, or renegotiation of charges or fees as a result of any audit, adjustment, charge, retroactive restatements of costs or charges, or other liability with respect to any Government Contract, except for any such claim, penalty, fine, return of premium, repayment or renegotiation as would not have a Material Adverse Effect.

     2.18 Seniority. Except as disclosed in Section 2.18 of the Schedule of Exceptions, the Company does not have any equity or debt securities that are senior to the Notes in right of payment, whether upon liquidation, dissolution or otherwise.

     2.19 Takeover Statutes. A committee of all "disinterested members" of the Company's Board (as such term is defined for purposes of Section 302A.673 of the MBCA) has approved this Agreement and the transactions contemplated hereby and the Company has completed all other actions and satisfied all other conditions necessary and sufficient to negate any application of Section 302A.673 to the Purchaser. Accordingly, with respect to Section 302A.673 of the MBCA the Purchaser may purchase more than 10% of the Company's voting stock pursuant to this Agreement and will not further be restricted from purchasing additional capital stock of the Company thereafter by virtue of such provision. Upon obtaining the Special Meeting Approvals, the Second Option Shares to be received by the Purchaser upon IWHC's exercise of the Second Option will have the same voting rights as the other shares of Common Stock in accordance with Section 302A.671 of the MBCA. Except as set forth above, no other state or federal "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation is applicable to the transactions contemplated hereby.

     2.20 Private Offering. Neither the Company nor anyone acting on its behalf shall offer the Notes, the Warrant or the First Option, for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes, the Warrant or the First Option, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Purchaser set forth in Sections 3.2 and 3.3, the offer, issuance and sale of the Notes, the Warrant, the First Option and the Reserved Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     2.21 Warranties. Section 2.21 of the Schedule of Exceptions describes the terms of all warranties and guarantees, written or oral, made or given within the five-year period preceding the date hereof in connection with the products and services of the Company. The reserve for warranty claims in the most recent balance sheet included in the SEC Documents has been fixed in accordance with GAAP consistently applied and is adequate to cover all liabilities for warranties with respect to periods ending on or before the date hereof.

     2.22 No Misrepresentations. The representations and warranties made by the Company in or pursuant to the Transaction Documents (including the Exhibits and Schedules thereto) are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

   3. Representations and Warranties of the Purchaser. he Purchaser hereby represents and warrants to the Company that:

     3.1 Authorization. This Agreement constitutes its legally binding obligation, enforceable against the Purchaser in accordance with its terms and the Purchaser has full power and authority to enter into this Agreement.

     3.2 Purchase for Investment. The Purchaser is purchasing the Notes for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

     3.3 Purchaser's Investment Decision. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act or has such Knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

   4. Deliveries by the Company. ontemporaneously with the execution of this Agreement and the performance by the Purchaser of its obligations hereunder, the Company is delivering to the Purchaser the following:

     4.1 Secretary's Certificate. A certificate of the Secretary of the Company certifying: (a) that attached thereto is a true and complete copy of the Company's Charter as in effect on the date hereof; (b) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date hereof; (c) that attached thereto is a true and complete copy of all resolutions adopted by the Board (or any committee thereof) authorizing or relating to the transactions contemplated by the Transaction Documents and that such resolutions are in full force and effect and have not been amended or revoked as of the date hereof; and (d) to the incumbency and specimen signatures of each officer of the Company executing the Transaction Documents and the other agreements and certificates contemplated hereby.

     4.2 Opinion of Company Counsel. An opinion of Dorsey & Whitney LLP, counsel for the Company, in the form attached hereto as Exhibit C.

     4.3 Consents and Waivers. Executed copies of any and all consents and waivers necessary or appropriate for consummation of the purchase and sale of the Note and Warrant.

     4.4 Note Certificate. The Notes, dated the date hereof, in the principal amount of $2,500,000.

     4.5 Warrant Certificate. The Warrant, dated the date hereof.

     4.6 Registration Rights Agreement. A counterpart of the Registration Rights Agreement.

   5. Deliveries by the Purchaser. ontemporaneously with the execution of this Agreement and performance by the Purchaser of its obligations hereunder, the Purchaser is delivering to the Company the following:

     5.1 Note and Warrant Purchase Price. The Note and Warrant Purchase Price, by wire transfer of immediately available funds.

     5.2 Registration Rights Agreement. A counterpart of the Registration Rights Agreement.

   6. Affirmative Covenants of the Company. he Company covenants and agrees that so long as the First Option shall remain outstanding, provided that if the First Option is exercised, such period shall be extended, without further action of the parties hereto, to and including the Closing Date (except that the Company's covenants and agreements contained in Sections 6.2 and 6.3 hereof shall be effective so long as any of the Notes are outstanding):

     6.1 Reservation of Securities. The Company shall at all times duly reserve for issuance the Reserved Shares and any other securities of the Company issuable pursuant to the terms of the Warrant, the First Option Shares and the Second Option Shares.

     6.2 Rank of Notes. he Notes shall at all times rank on a parity with all other Debt of the Company other than the Bank Debt.

     6.3 Transfer Pursuant to Rule 144A. From and after August 15, 2000, the Company shall provide to the Purchaser and, upon the Purchaser's request, to any prospective purchaser designated by the Purchaser the financial and other information specified in Rule 144A(d)(4) under the Securities Act and to take any other action reasonably requested by the Purchaser or to execute any certificates necessary to permit a transfer of the Notes by Purchaser to qualify for the exemption set forth in Rule 144A.

     6.4 Inspection. The Company shall permit the Purchaser, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Purchaser, its nominees, assignees and representatives the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     6.5 Further Assurances. At any time or from time to time upon the request of any holder of the Notes, the Warrant, the First Option Shares and the Second Option Shares, the Company shall execute and deliver such further documents and do such other acts and things as such holder may reasonably request in order to effect fully the purposes of the Transaction Documents.

     6.6 Board Observer. The Purchaser shall have the right to send an observer (who need not be the same individual from meeting to meeting) to observe each meeting of the Board. The Company shall give the Purchaser advance written notice of each meeting of the Board and provide the Purchaser with an agenda and minutes of each meeting no later than the time it gives such notice and provides such agenda to the other members of the Board. Such observer shall be entitled to receive reimbursement for his reasonable costs incurred in attending such meetings, including, without limitation, meals, lodging and transportation.

     6.7 Conduct of Business. The Company shall continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

     6.8 Right of First Refusal. The Company shall not directly or indirectly, without the prior consent of the Purchaser, effect a Subsequent Financing, except (a) the granting of options under, and the issuance of shares upon exercise of options granted under, any stock option plan heretofore adopted by the Company; and (b) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock, unless (i) the Company provides the Purchaser a Subsequent Financing Notice of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing and the amount of proceeds intended to be raised thereby and (ii) the Purchaser shall not have notified the Company by 5:00 P.M., Central Time, on the fifth Business Day after its receipt of the Subsequent Financing Notice of its good faith agreement to provide (or to cause its designee to provide) financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If the Purchaser shall fail to notify the Company of its intention to provide such financing within such time period, or shall fail to provide such financing within 30 days thereafter, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser shall again have the right of first refusal set forth above in this Subsection 6.8, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 days after the date that the initial Subsequent Financing Notice is given to the Purchaser.

   7. Negative Covenants of the Company. he Company covenants and agrees that:

       (a) Until August 16, 2000 and, if the First Option is exercised, the Closing Date, without the consent of the Purchaser, the Company shall not take any of the following actions: (i) the entry into any agreement, arrangement or transaction with an Affiliate of the Company other than those currently in effect and disclosed in the SEC Documents; (ii) the amendment, modification or repeal of any provision of the Charter or Bylaws; (iii) the creation, authorization or issuance of any securities of the Company, provided that the Company may issue Common Stock (x) upon exercise of options granted under any stock option plan, agreement or arrangement heretofore adopted by the Company, (y) upon exercise of warrants outstanding on the date hereof, and (z) upon conversion of any security outstanding on the date hereof;
    (iv) the recapitalization of the Company or the reclassification of any authorized or issued capital stock of the Company; (v) the establishment of any new Subsidiary; (vi) the sale, lease, transfer or other disposition (in a transaction or related series of transactions) of any material assets of the Company or its Subsidiaries;(vii) the purchase, lease or acquisition by the Company of a material amount of assets; (viii) the making of any material change in the business conducted by the Company or its Subsidiaries or the failure to conduct such business in the ordinary course; (ix) the increase of the annual compensation of any Person employed by the Company or any Subsidiary by greater than 10% in any fiscal year of the Company or the hiring of any such employee whose annual compensation would exceed $125,000 in any such fiscal year; (x) the commencement by the Company or any Subsidiary of a voluntary case under any federal or state bankruptcy or reorganization, moratorium, relief of debtors, insolvency law, or the commencement of an involuntary case against the Company or any Subsidiary under any such law, which case is not opposed by the Company or such Subsidiary within 15 days thereafter or is not dismissed within 60 days thereafter or (xi) the entry into any agreement, arrangement or understanding to do any of the foregoing.

       (b) In addition to those covenants set forth in (a) above, so long as any of the Notes, the Warrants, or the First Option shall remain outstanding, without the consent of the Purchaser, the Company shall not take any of the following actions: (i) the creation, incurrence, guarantee, issuance, or assumption of any Debt other than the Debt evidenced by the Notes, unless (x) such Debt is Bank Debt and (y) immediately thereafter, and after giving effect thereto, the total Debt of the Company (other than the Debt evidenced by the Notes) does not exceed $4,000,000; (ii) the repurchase, redemption or other acquisition of equity securities of the Company; (iii) the declaration of any dividends or the making of any distribution by the Company (other than dividend distributions of its Common Stock); (iv) the merger or consolidation of the Company or any Subsidiary with any other Person;
    (v) the liquidation or dissolution of the Company; or (vi) the entry into any agreement, arrangement or understanding to do any of the foregoing.

   8. Additional Covenants of the Company.

     8.1 Pre-Emptive Rights. If the Company issues any shares of Common Stock upon the exercise of options or warrants at any time on or before the Closing Date, the Purchaser shall have the right for a period of 30 days following the Closing Date upon notice by the Company to it of any such issuance to purchase from the Company that number of shares of Common Stock as equals the number of shares of Common Stock issued upon such exercise at a price per share equal to the Market Value of the Common Stock. If the Company shall fail to notify the Purchaser of any such issuance, the 30-day period during which the Purchaser may exercise the right provided in the next preceding sentence shall commence upon discovery by the Purchaser of such issuance.

     8.2 Special Meeting of Shareholders. The Company shall prepare, and as promptly as practicable after exercise by the Purchaser of the First Option, shall file with the Commission the Proxy Statement, respond to comments of the staff of the Commission, clear the Proxy Statement with the staff of the Commission and promptly thereafter mail the Proxy Statement to the appropriate holders of record of the Common Stock. The Company shall comply in all respects with the requirements of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Special Meeting (including any amendment or supplement to the Proxy Statement) and each party hereto shall furnish such information relating to it and to the transactions contemplated by the Transaction Documents as shall be required by such rules and regulations. The Proxy Statement shall include such information about the Purchaser, its Affiliates and nominees, as is required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and the recommendation of the Board in favor of the transactions contemplated by the Transaction Documents.

     8.3 Repayment of Notes and Loans; Reimbursement of Expenses. If (a) the Purchaser exercises the First Option but at the Special Meeting the Special Meeting Approvals are not obtained, or (b) if the Special Meeting Approvals are obtained, but the Closing Date does not occur on or before February 15, 2001 otherwise than by reason of the breach by the Purchaser of its obligations under this Agreement or the failure by the Purchaser to provide the information required by applicable rules and regulations to be included in the Proxy Statement, the Company shall repay the Notes and any Working Capital Loans made to it pursuant to Sections 9 and 10.2 hereof, together with accrued interest thereon, within 30 days after the earlier to occur of the failure to obtain the Special Meeting Approvals at the Special Meeting or February 15, 2001.

     8.4 Directors. Concurrently with the transactions effected on the Closing Date, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of the total number of directors on the Board (giving effect to the directors designated by Parent pursuant to this provision) multiplied by the percentage that the aggregate number of shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by the Purchaser and its Affiliates bears to the total number of shares of Common Stock then outstanding (such number being the "Board Percentage") provided, however, that if the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates equals or exceeds 50.01% of the outstanding shares of Common Stock, the Board Percentage will in all events be at least a majority of the members of the Board. The Company and IWHC shall each, upon request of the Purchaser, use its respective best efforts to cause the Purchaser's designees to satisfy the Board Percentage, including without limitation increasing the size of the Board and securing resignations of such number of its incumbent directors as is necessary to enable the Purchaser's designees to be so elected to the Board, and shall promptly cause the Purchaser's designees to be so elected.

   9. Covenant of IWHC. If during the period from the date hereof to and including August 15, 2000, after the application of available proceeds of Bank Debt, the Notes and other sources of liquidity then available to the Company, the Purchaser in its reasonable discretion determines that the Company has insufficient cash to pay in the ordinary course its obligations that are due on or before August 15, 2000, upon notice from the Purchaser, IWHC shall make one or more Working Capital Loans to the Company in the maximum aggregate principal amount of $2,500,000.

   10. Covenants of the Purchaser.

     10.1 Exercise of Warrant. On the Closing Date, the Purchaser shall exercise the Warrant in accordance with its terms. It shall be a condition to such exercise, which may be waived by the Company in its sole discretion, that the Purchaser purchase the First Option Shares and Second Option Shares concurrently. The Purchaser shall not transfer the Warrant to any other Person without the prior written consent of the Company and IWHC, and any Person to whom the Warrant is transferred shall agree in writing to be bound by the provisions of this Section 10.1. Between the date hereof and the Closing Date, the Purchaser shall not exercise any other warrant to purchase shares of Common Stock.

     10.2 Working Capital Loans of Purchaser. If the Purchaser exercises the First Option and during the period from August 16, 2000 to and including the earlier of the date of the Special Meeting (if the Special Meeting Approvals are not obtained) or the Closing Date, it determines in its reasonable discretion, after the application of available proceeds of Bank Debt, the Notes, the IWHC Working Capital Loans and other sources of liquidity then available to the Company, that the Company has insufficient cash to pay its obligations in the ordinary course, the Purchaser shall make one or more Working Capital Loans to the Company in the maximum aggregate principal amount of $5,000,000.

   11. Exercise Date Deliveries by the Company to the Purchaser. n or prior to the Exercise Date, the Company shall deliver to the Purchaser, duly and properly executed:

     11.1 Secretary's Certificate. A certificate of the Secretary of the Company certifying: (a) that attached thereto is a true and complete copy of the Company's Charter as in effect on the date thereof; (b) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date thereof; (c) that attached thereto is a true and complete copy of all resolutions adopted by the Board (or any committee thereof) authorizing or relating to the transactions contemplated by the Transaction Documents, and that such resolutions are in full force and effect and have not been amended or revoked as of the date hereof; and (d) to the incumbency and specimen signatures of each officer of the Company executing the Transaction Documents and the other agreements and certificates contemplated thereby.

     11.2 President's Certificate. A certificate of the President of the Company in accordance with Section 12(a) hereof.

     11.3 Good Standing Certificate. A long-form certificate of the Secretary of State of the State of Minnesota dated as of a recent date as to the existence and good standing of the Company in such state.

     11.4 Opinion of Company Counsel. An opinion of Dorsey & Whitney LLP, counsel for the Company, in the form attached hereto as Exhibit C.

   12. Conditions Precedent to Effectiveness of Exercise. The effectiveness of exercise by the Purchaser of the First Option shall be subject to the satisfaction as of or before the Exercise Date of the following conditions (unless waived in writing by the Purchaser):

       (a) Except as may be set forth in Exhibit A to the certificate referenced in this Section 12(a), the Company's representations and warranties set forth in Article 2 of the Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Exercise Date as if such representations and warranties were made as of the Exercise Date, and the Purchaser shall have received a certificate to that effect and as to the matters set forth in Section 12(b) hereof, dated the Exercise Date, from the Company.

       (b) All covenants, conditions and other obligations under this Agreement that are to be performed or complied with by the Company and IWHC prior to the Exercise Date shall have been performed and complied with in all material respects at or prior to the Exercise Date.

       (c) If the certificate delivered pursuant to Section 12(a) shall include Exhibit A, then the matters set forth in such Exhibit A shall be satisfactory to the Purchaser in its sole and absolute discretion.

       (d) There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against the Purchaser or the Company for the purpose of enjoining or preventing the consummation of the Transaction Documents, or otherwise claiming that the Transaction Documents or the consummation thereof is illegal.

       (e) No Material Adverse Effect shall have occurred.

   13. Closing. The consummation of the purchase of the First Option Shares and Second Option Shares and the exercise of the Warrant (the "Closing") shall take place at 10:00 A.M., Eastern Time, on the Closing Date at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, or at such other place as may be agreed upon by the parties hereto.

   14. Closing Deliveries by the Company to the Purchaser. At or prior to the Closing, the Company shall deliver to the Purchaser, duly and properly executed:

     14.1 Secretary's Certificate. A certificate of the Secretary of the Company certifying: (a) that attached thereto is a true and complete copy of the Company's Charter as in effect on the date thereof;

  (b) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date thereof; (c) that attached thereto is a true and complete copy of all resolutions adopted by the Board (or any committee thereof) and shareholders of the Company (A) authorizing or relating to the transactions contemplated by the Transaction Documents and
  (B) electing members of the Board in accordance with the provisions of
  Section 8.4 hereof, and that such resolutions are in full force and effect and have not been amended or revoked as of the date thereof; and (d) to the incumbency and specimen signatures of each officer of the Company executing the Transaction Documents and the other agreements and certificates contemplated thereby.

     14.2 President's Certificate. A certificate of the President of the Company in accordance with Section 18.1(a) hereof.

     14.3 Good Standing Certificate. A long-form certificate of the Secretary of State of the State of Minnesota dated as of a recent date as to the existence and good standing of the Company in such state.

     14.4 Certificates. Certificates representing the Warrant Shares and the First Option Shares, registered in such names and in such denominations as the Purchaser shall have directed by notice to the Company given not later than two Business Days prior to the Closing Date.

     14.5 Consents and Waivers. Executed copies of (a) any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents; (b) a consent executed by the holders of the outstanding shares of Series B Preferred Stock (i) to the transactions contemplated by the Transaction Documents; (ii) amending
  Section 6 of the Certificate of Designation of Series of Preferred Stock relating to the Series B Preferred Stock to provide that the prior affirmative written consent of the holders of at least a majority of the Series B Preferred Stock shall be required to take any of the actions specified in paragraphs (d) (insofar as it relates to the merger of the Company with the Purchaser or any Affiliate thereof), (i) and (l) thereof;
  (iii) amending Section 5 of the Certificate of Designation of Series of Preferred Stock relating to the Series C Preferred Stock to provide that the prior affirmative written consent of the holders of at least a majority of the Series C Preferred Stock shall be required to take any of the actions specified in paragraphs (d) (insofar as it relates to the merger of the Company with the Purchaser or any Affiliate thereof), (i) and (l) thereof, and (iv) amending each of the sections referenced in clauses (ii) and (iii) of this Section 14.5 to provide that the protective provisions contained in such sections shall terminate as to any shares of such Preferred Stock transferred and that the approval of holders of Preferred Stock required by such sections be calculated without reference to the Preferred Stock transferred.

     14.6 Charter Amendment. An executed copy of an amendment to the Charter in appropriate form under applicable laws giving effect to the amendments to the Charter as to which consent shall have been obtained from the holders of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock as contemplated by Section 14.5 hereof.

     14.7 Resignations. Resignations, effective as of the Closing Date, of those directors necessary to give effect to the provisions of Section 8.4 hereof.

     14.8 Other Instruments. Such other separate instruments or documents that the Purchaser deems necessary or appropriate in order to consummate the transactions contemplated by the Transaction Documents.

   15. Closing Deliveries by the Company to IWHC. At or prior to the Closing, the Company shall deliver to IWHC an amount equal to the sum of all amounts due and payable by the Company to IWHC under the Working Capital Loans, by wire transfer to an account designated by IWHC not later than two Business Days prior to the Closing Date.

   16. Closing Deliveries by IWHC. If the Second Option is exercised, at or prior to the Closing, IWHC shall deliver to the Purchaser certificates representing the Second Option Shares, accompanied by separate stock powers duly executed in blank, with signatures guaranteed by a commercial bank, trust company or New York Stock Exchange member firm.

   17. Closing Deliveries by the Purchaser. At or prior to the Closing, (a) the Purchaser shall deliver to the Company (i) an amount equal to the excess of the purchase price for the Warrant Shares and First Option Shares over the sum of all amounts due and payable by the Company to the Purchaser under the Notes and the Working Capital Loans, by wire transfer to an account designated by the Company not less than two Business Days prior to the Closing Date, and (ii) the Notes and the notes evidencing the Working Capital Loans; and (b) if the Second Option is exercised, the Purchaser shall deliver to IWHC the consideration for the Second Option Shares as more fully set forth in the Second Option Agreement.

   18. Conditions Precedent to Closing Date Obligations.

     18.1 Conditions to Obligations of the Purchaser. Each and every obligation of the Purchaser to be performed at the Closing shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by the Purchaser):

       (a) Except as set forth in Exhibit A to the certificate referenced in Section 12(a) hereof, the Company's representations and warranties set forth in Article 2 of this Agreement shall have been true and correct in all material respects when made and as of the Exercise Date as if such representations and warranties were made as of the Exercise Date, and the Purchaser shall have received a certificate to that effect and as to the matters set forth in Section 18.1(b) hereof, dated the Closing Date, from the Company.

       (b) All covenants, conditions and other obligations under this Agreement that are to be performed or complied with by the Company and IWHC shall have been performed and complied with in all material respects at or prior to the Closing.

       (c) No preliminary or permanent injunction or other order (including a temporary restraining order) of any federal, state or local court or other governmental agency or of any foreign jurisdiction that prohibits the consummation of the Transaction Documents shall have been issued or entered and remain in effect.

       (d) After giving effect to the exercise of the Warrant and the purchase of the First Option Shares and Second Option Shares, the Purchaser shall own of record and beneficially securities of the Company having a combined voting power comprising a majority of the combined voting power of all then outstanding securities of the Company.

       (e) The Special Meeting Approvals shall have been obtained.

       (f) If the HSR Act is applicable to the consummation of the transactions contemplated under the Transaction Documents, all waiting periods thereunder shall have expired or been terminated.

     18.2 Conditions to Obligations of the Company. Each and every obligation of the Company to be performed at the Closing shall be subject to the satisfaction as of or before the Closing of the following conditions (unless waived in writing by the Company):

       (a) The Purchaser's representations and warranties set forth in
    Article 3 of this Agreement shall have been true and correct in all material respects when made and as of the Exercise Date as if such representations and warranties were made as of the Exercise Date.

       (b) All covenants, conditions and other obligations under this Agreement that are to be performed or complied with by the Purchaser shall have been performed and complied with in all material respects at or prior to the Closing.

       (c) No preliminary or permanent injunction or other order (including a temporary restraining order) of any federal, state or local court or other governmental agency or of any foreign jurisdiction that prohibits the consummation of the Transaction Documents shall have been issued or entered and remain in effect.

       (d) If the HSR Act is applicable to the consummation of the transactions contemplated under the Transaction Documents, all waiting periods thereunder shall have expired or been terminated.

   19. Indemnity.

       (a) Subject to the provisions of Section 19(b) hereof, the Company shall, with respect to the representations, warranties, covenants and agreements made by the Company in the Transaction Documents indemnify, defend and hold the Purchaser and the holders of the Notes (and their respective shareholders, directors, officers, employees, agents, Affiliates and controlling parties) (each, an "Indemnified Party") harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from or in connection with the untruth, inaccuracy or breach (or any facts or circumstances constituting the untruth, inaccuracy or breach) of any such representations, warranties, covenants or agreements of the Company contained in this Agreement or the assertion of any claims relating to the foregoing. In addition, the Company shall indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged violations by the Company, the Board or any Indemnified Party or (ii) any actual violations by the Company or the Board of the provisions of (x) Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with the Securities Act or registration or qualification under such state securities or blue sky laws, and (y) the MBCA, the Securities Act or the Exchange Act, applicable to the transactions contemplated by the Transaction Documents, including without limitation, those implicated in any claim, action, suit or proceeding that may hereafter be commenced by a shareholder of the Company; provided, however, that the Company shall not be liable hereunder to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based on an untrue statement or omission in reliance on and in conformity with written information furnished by the Purchaser to the Company; and shall reimburse each such Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election to assume the defense thereof, the Company shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party that conflict in any material respect with those available to the Company, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 19, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party and the Company shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party that are reasonably related to the matters covered by the indemnity agreement provided in this
    Section 19. The Company shall not make any settlement of any claims indemnified against hereunder without the written consent of the Indemnified Party or Parties, unless such settlement shall include an unconditional release of the Indemnified Party or Parties.

       (b) Notwithstanding the provisions of Section 19(a) hereof, no Indemnified Party shall be entitled to assert a claim thereunder unless and until the aggregate amount of all claims thereunder by all Indemnified Parties equals or exceeds $25,000.

   20. Termination. This Agreement may be terminated as follows (notwithstanding receipt of the Special Meeting Approvals): (a) by mutual written consent of the Purchaser and the Company at any time; (b) by the Purchaser or the Company if the Closing shall not have occurred on or before February 15, 2001, provided that the party seeking to exercise such right is not then in breach of any of its material obligations under this Agreement;
(c) by either the Company or the Purchaser if there shall be any law or regulation that makes consummation of the transactions contemplated by the Transaction Documents illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Purchaser or the Company from consummating such transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable; or (d) by either the Company or the Purchaser if, at the Special Meeting or any adjournment thereof at which the Transaction Documents are submitted for approval, the Special Meeting Approvals shall not have been obtained. The party desiring to terminate this Agreement pursuant to this Section 20 shall give written notice of such termination to the other party in accordance with Section 22.7. If this Agreement is terminated pursuant to Section 20, this Agreement shall become void and of no effect with no liability on the part of any party hereto or such party's officers, directors, employees or representatives, except (i) that the agreements contained in Sections 6.1, 6.2, 6.3, 7(b), 8.3, 19, 22.4,
22.8 and 22.12 hereof shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

   21. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

   "Accommodation Obligation" shall mean, as applied to any Person and without duplication of amounts, any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligations ("primary obligation") of any Person in any manner whether directly or indirectly, including any obligation of such Person or on behalf of any other Person (irrespective of whether contingent), or to otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum amount of a Person's liability with respect to the stated or determinable amount of the primary obligation for which such Accommodation Obligation is incurred.

   "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Approvals" shall mean licenses, permits, franchises and other governmental approvals and authorizations.

   "Bank Debt" shall mean senior commercial bank debt without equity features.

   "Benefit Arrangement" shall mean all plans, contracts, bonuses, commissions, profit sharing, pension, savings, stock option, severance, medical, insurance, deferred compensation or similar fringe or employee benefits covering employees of the Company, whether or not currently employed, or under which the Company has any obligation or liability.

   "Board" shall mean the Board of Directors of the Company.

   "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required to close under Federal law or the laws of the State of Minnesota.

   "Capitalized Lease" shall mean any lease of an asset by the Company or any subsidiary as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of the Company or such subsidiary.

   "Capitalized Lease Obligations" shall mean the aggregate amount which in accordance with GAAP is required to be reported as a liability on the balance sheet of the Company or any subsidiary at such time in respect of its respective interest as lessee under a Capitalized Lease.

   "Charter" shall mean the certificate of incorporation of the Company.

   "Closing Date" shall mean the date on which the following concurrent transactions shall occur: (a) the acquisition by the Purchaser from the Company of the Warrant Shares; (b) the acquisition by the Purchaser from the Company of the First Option Shares; and (c) the acquisition by the Purchaser from IWHC of the Second Option Shares. The Closing Date shall be December 1, 2000, provided that if all of the conditions to the obligation of the Purchaser to effect the transactions set forth in the next preceding sentence shall not have been satisfied or waived, then the Closing Date shall be the date selected by the Purchaser that is not later than three Business Days after the satisfaction or waiver of all of such conditions, but in no event later than February 15, 2001.

   "Commission" shall mean the Securities and Exchange Commission.

   "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

   "Debt" shall mean, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps or other financial products or similar instruments (including reimbursement with respect thereto), except such as have been issued to secure payment of trade payables; (d) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables; (e) all Capitalized Lease Obligations of such Person; (f) all obligations or liabilities of others secured by a lien on any asset owned by such Person, whether or not such obligation or liability is assumed by such Person; and (g) all Accommodation Obligations of such Person.

   "Encumbrances" shall mean liens, claims, charges, mortgages, pledges, security interests or encumbrances of any kind or character whatsoever.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Exercise Date" shall mean the date designated by the Purchaser on which the exercise of the First Option shall be effective and which shall in no event be later than August 16, 2000.

   "First Option" shall mean the right and option to purchase the First Option Shares for an exercise price of $0.90 per share.

   "First Option Shares" shall mean 6,000,000 shares of Common Stock.

   "GAAP" shall mean generally accepted accounting principles in the United States of America.

   "Government Contracts" shall mean contractual, statutory, regulatory, and other requirements applicable to entities furnishing coverage to employees of federal, state and local governments and subdivisions and to beneficiaries under programs sponsored or administered by any such governments or subdivisions thereof.

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

   "IWHC" shall mean Industrial-Works Holding Co., LLC, a Delaware limited liability company.

   "Intellectual Property Rights" shall mean all worldwide intellectual property rights, including without limitation, each patent, patent right and application, license, trademark, trade name, and trademark right and application, copyright, copyright registration and application, service mark, brand mark and name, and trade secrets relating to or arising from any proprietary process or formula.

   "Knowledge" shall mean with respect to the Company all information that is actually known, or in the exercise of reasonable diligence in the normal course of their employment should have been known, by David G. Mell and Karen L. Engebretson.

   "Market Value" shall mean with respect to a share of Common Stock that may be purchased by the Purchaser in accordance with Section 8.1 hereof, the average closing price (or if there shall be no published closing price, the average of the closing bid and asked prices) of a share of Common Stock in the principal securities market in which the Common Stock is traded during the 20 most recent trading days ended three trading days prior to the exercise of the option or warrant that resulted in such purchase of Common Stock by the Purchaser.

   "Material Adverse Effect" shall mean a material adverse effect on the assets, condition (financial or otherwise), affairs, business, results of operations or prospects of the Company, but shall not include general economic conditions, conditions affecting the Company and its competitors generally or those matters disclosed in Section 2.6 of the Schedule of Exceptions.

   "MBCA" shall mean the Minnesota Business Corporation Act.

   "1999 Notes" shall mean the Company's subordinated notes dated in September 1999 in the aggregate principal amount of $3,000,000.

   "Note and Warrant Purchase Price" shall mean the sum of $2,500,000.

   "Notes" shall mean the Company's Subordinated Promissory Notes in the original aggregate principal amount of $2,500,000, in the form set forth as Exhibit D hereto.

   "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, including, as appropriate, the Company or any subsidiary thereof.

   "Proxy Statement" shall mean the proxy statement relating to the Special Meeting.

   "Registration Rights Agreement" shall mean the agreement dated the date hereof between the Company and the Purchaser in the form attached hereto as Exhibit E.

   "Reserved Shares" shall mean the aggregate of the shares of Common Stock issuable (a) upon exercise of the Warrant and the First Option, and (b) upon conversion of the Second Option Shares.

   "SEC Documents" shall mean (a) all reports filed by the Company under the Exchange Act, including those filed pursuant to Section 13(a) or 15(d) thereof, and (b) all registration statements filed by the Company under the Securities Act, whether or not declared effective by the Commission, in each case for the three years preceding the date hereof.

   "Second Option" shall mean the right and option of IWHC to sell the Second Option Shares to the Purchaser pursuant to the Second Option Agreement.

   "Second Option Agreement" shall mean that certain agreement of even date herewith between IWHC and the Purchaser.

   "Second Option Shares" shall mean the shares of Series B Preferred Stock and Series C Preferred Stock to be acquired by the Purchaser upon closing of the exercise of the Second Option.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Series B Preferred Stock" shall mean the Company's Series B Convertible Participating Preferred Stock, $.001 par value.

   "Series C Preferred Stock" shall mean the Company's Series C Convertible Participating Preferred Stock, $.001 par value.

   "Special Meeting" shall mean a special meeting of shareholders of the Company, the agenda for which shall include all approvals required for the transactions contemplated by the Transaction Documents, including without limitation, those required under Sections 302A.671 and 302A.673 of the MBCA and the rules of the Nasdaq Stock Market (the "Special Meeting Approvals").

   "Subsequent Financing" shall mean the offer, sale, grant of an option to purchase, or other disposition (or the announcement of an offer, sale, grant of an option to purchase or other disposition) of any equity or equivalent security of the Company or any Subsidiary.

   "Subsequent Financing Notice" shall mean a written notice of a Subsequent Financing.

   "Subsidiaries" shall mean those corporations of which more than 50% of the outstanding shares of stock of each class having ordinary voting power is owned or controlled, directly or indirectly, by the Company.

   "Transaction Documents" shall mean this Agreement, the Notes, the Warrant and the Registration Rights Agreement.

   "Warrant" shall mean the warrant to purchase 1,250,000 shares of Common Stock, in the form set forth as Exhibit F hereto.

   "Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrant.

   "Working Capital Lender" shall mean IWHC or the Purchaser, as the case may be.

   "Working Capital Loan" shall mean a loan made by either of IWHC or the Purchaser to the Company, which shall represent the purchase of a subordinated note substantially in the form of the Notes in the principal amount of such Working Capital Loan. Each such Note shall be delivered to the Working Capital Lender against wire transfer of such Working Capital Loan to an account designated by the Company.

   22. Miscellaneous.

     22.1 Additional Agreements; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using its reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties,
  (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings commenced or instituted by persons or entities other than the parties hereto challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) to fulfill all conditions to this Agreement.

     22.2 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company; provided, however, that the representations and warranties of the parties shall not survive beyond the third anniversary of the Closing.

     22.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Notes sold hereunder or the Reserved Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign or transfer any of its rights under this Agreement without the prior written consent of the Purchaser. The Purchaser may assign and transfer its rights under this Agreement, in whole or in part, to any of its Affiliates at such times and upon such conditions as the Purchaser shall determine in its sole discretion subject to the obligations imposed on the Purchaser by this Agreement.

     22.4 Governing Law; Jurisdiction. This Agreement and the other Transaction Documents shall be governed by, construed, applied and enforced in accordance with the laws of the State of Delaware, including the Uniform Commercial Code, except that no doctrine of choice of law shall be used to apply any law other than that of Delaware, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. Any action or proceeding to enforce any right arising out of the Transaction Documents may be commenced in the courts of the State of Delaware or in the United States District Court in the State of Delaware, and the Company consents to such jurisdiction, agrees that venue will be proper in such courts in any such matter, agrees that New Castle County is the most convenient forum for litigation in any such suit, action or legal proceeding, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Company, or as otherwise provided by the laws of the State of Delaware or the United States of America. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     22.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     22.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery (which shall include delivery by responsible overnight carrier)to the party to be notified or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by written notice hereunder to the other parties, with a copy (which shall not constitute notice) to (a) in case of notices to the Company, to Dorsey & Whitney LLP, Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Kenneth Cutler, Esq., (b) in case of notices to the Purchaser, to Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, Attention: David J. Adler, Esq., and (c) in the case of notices to IWHC to Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Costa Mesa, California 92626, Attention:
  Peter J. Tennyson, Esq.

     22.8 Finder's Fee. Each party represents that except as set forth in
  Section 22.8 of the Schedule of Exceptions, it neither is nor will be obligated for any finder's fee or commission in connection with the transactions contemplated by the Transaction Documents. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

     22.9 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

     22.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     22.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

     22.12 Expenses and Taxes. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except (a) as set forth in the Registration Rights Agreement and (b) that such expenses of the Company shall be limited to $650,000 payable to Goldsmith, Agio, Helms & Lynner at the Closing plus other expenses not to exceed $250,000 in the aggregate. The Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     22.13 Waiver of Trial By Jury. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO AND THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
  SECTION 22.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

     22.14 Independence of Covenants. All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, by an exception thereto, or would otherwise be within the limitations thereof, shall not avoid the occurrence of breach of this Agreement if such action is taken or condition exists.

     22.15 IWHC Waiver of Preemptive Rights. By its signature to this Agreement, IWHC (as the holder of all issued and outstanding shares of the Company's Series B Preferred Stock and Series C Preferred Stock), hereby irrevocably waives, solely with respect to the transactions contemplated by this Agreement (including without limitation, the issuance of the First Option, the Warrant and the Reserved Shares), the preemptive rights provisions set forth in Section 8 of the Certificate of Designation of Series of Preferred Stock relating to the Series B Preferred Stock and
  Section 7 of the Certificate of Designation of Series of Preferred Stock relating to the Series C Preferred Stock.

   IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          FIELDWORKS, INCORPORATED

                                                     /s/ David G. Mell
                                          By___________________________________
                                                 David G. Mell, President

                                          Address: 7631 Anagram Drive     Eden
                                           Prairie, MN 55344

                                          FWRKS ACQUISITION CORP.

                                                    /s/ Pierre McMaster
                                          By___________________________________
                                                Pierre McMaster, President

                                          Address: Teknor Applicom Inc.
                                               616 Cure-Boivin     Boisbriand,
                                           QC Canada     J7G 2A7

ACKNOWLEDGED AND AGREED SOLELY WITH
RESPECT TO THE PROVISIONS OF
SECTIONS 8.4, 9, 16 AND 22.15
HEREOF:

INDUSTRIAL-WORKS HOLDING CO., LLC

        /s/ Robert D.D. Forbes
By___________________________________
     Robert D.D. Forbes, Managing
               Director

Address: 19200 Van Karman Avenue
     Suite 400     Irvine,
 California 92612

                                                                      APPENDIX B

[AS AMENDED CONFORMED COPY]

THIS OPTION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES, OR ANY SECURITIES LAWS OF GERMANY.

                         KONTRON EMBEDDED COMPUTERS AG

                               OPTION TO PURCHASE
                              62,000 BEARER SHARES
                               WITHOUT PAR VALUE

   This Option is issued for value received, in consideration of the execution and delivery of that certain Purchase and Option Agreement, dated as of June 29, 2000 (the "FWRX Agreement") by and among, Fieldworks, Incorporated, a Minnesota corporation ("Fieldworks"), FWRKS Acquisition Corp., a wholly owned subsidiary of Kontron Embedded Computers AG, the issuer of this Option, Industrial-Works Holding Co., LLC, a Delaware limited liability company ("Purchaser"). Purchaser for such consideration and its successors or permitted assigns ("Holder"), is entitled to purchase from Kontron Embedded Computers AG, a German corporation (the "Company"), 62,000 fully paid and nonassessable no par bearer shares of the Company (the "Kontron Shares"; the "Company Stock"), in exchange for a number of shares of Series B Convertible Preferred Stock of Fieldworks and Series C Convertible Preferred Stock of Fieldworks held by the Purchaser, which preferred shares are convertible into an aggregate of 3,400,000 shares of common stock of Fieldworks (collectively, the "Fieldworks Shares"; the "Exercise Price").

   This Option may be exercised with respect to 42,000 Kontron Shares after October 1, 2000 and prior to the Closing Date (the "First Exercise"), and with respect to the remaining 20,000 Kontron Shares on the Closing Date (the "Second Exercise"). The Exercise Price shall be allocated between the First Exercise and the Second Exercise in a manner consistent with the allocation of Kontron Shares between the First Exercise and the Second Exercise. If the transactions contemplated by the FWRX Agreement fail to close on or before February 15, 2001, or if this Option is not exercised on or prior to the Closing Date of such transactions (as defined in the FWRX Agreement)(the "Closing Date"), this Option shall expire and shall become null and void.

   This Option is subject to the following terms and conditions:

   1. Notice of Exercise. If the Holder elects to exercise its rights under this Option, the Holder shall provide notice to the Company after October 1, 2000 and on or prior to the Closing Date of its irrevocable intent to exercise this Option in accordance with the procedures described below (the "Notice"), which Notice shall state whether it refers to the First Exercise or the Second Exercise. Once given, the Notice shall be irrevocable, and, subject to Section 9, shall create a binding obligation upon the Holder to transfer the Fieldworks Shares specified in the Notice to the Company, and upon the Company to issue the Kontron Shares to the Holder in exchange for such Fieldworks Shares. Upon giving Notice to the Company, the Holder may not take any action to transfer, pledge, or otherwise encumber or dispose of, the Fieldworks Shares subject to the notice except in connection with this Option, unless the transactions contemplated hereby fail to close.

   2. Exercise. Following delivery of a Notice, the rights represented by this Option and such Notice shall be exercised by the Holder, for the number of the Kontron Shares specified therein, by delivery to the Company (or its designated representative) on the date of exercise with respect to the First Exercise, and on the Closing Date with respect to the Second Exercise, of payment to the Company in the form of one or more stock certificates representing the Fieldworks Shares, with stock powers properly endorsed and signatures guaranteed, in full payment of the Exercise Price for the Kontron Shares. The Kontron Shares shall be deemed to be issued as of the close of business on the date of exercise with respect to the First Exercise, and on the Closing Date with respect to the Second Exercise. Certificates for the Kontron Shares shall be delivered to Holder on the later of the date such Kontron Shares are deemed to be issued and the time Holder delivers the certificates representing the Exercise Price. If not delivered within such time, such certificates shall at Holder's option be replaced by cash having a value equal to the greatest value of the Kontron Shares in the period from date such Kontron Shares are deemed to be issued to the date three days after the Closing Date or, if later, February 28, 2001 (the "Cash Value"). Holder may, in lieu thereof, require specific performance of Kontron's obligation to deliver the Kontron Shares; and Holder, in its sole discretion, may require that Kontron deliver a bank guarantee from a major institutional bank satisfactory to Holder that guarantees Holder that it will receive the Cash Value on March 1, 2001, if Kontron has not delivered the certificates for the Kontron Shares on or before February 28, 2001.

   3. Opinion of Counsel. In connection with the exercise of this Option, on the Closing Date, (i) the Holder shall deliver to the Company an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Holder, covering the matters described on Exhibit 1; and (ii) the Company shall deliver to the Holder an opinion of counsel to the Company, covering the matters described on
Exhibit 2, in each case reasonably satisfactory to the recipient.

   4. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

     (a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Germany, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

     (b) Authorization. The Company has the necessary corporate power and authority to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by the Supervisory Board of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

     (c) Transferability of Shares. The Company does not believe that the Kontron Shares will be subject to any restrictions on transferability by the applicable securities laws of Germany upon issuance to the Holder. However, to the extent that the transferability of the Kontron Shares is restricted by the applicable securities laws of Germany, the Company shall cause such restrictions to be removed prior to February 2001, and the Kontron Shares shall be freely transferable on the Neuer Markt of the Frankfurter Wertpapierborse by the Holder at that time.

   5. Shares. All Kontron Shares issuable upon the exercise of the rights represented by this Option shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. From the date this Option is issued through the date the Option is exercised by the Holder or expires as described above, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Option a sufficient number of shares of Company Stock to provide for the exercise of the rights represented by this Option.

   6. Adjustment. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Section 6:

     (a) If the Company at any time after the date of this Option divides the outstanding shares of Company Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of Company Stock are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such share of Company Stock.

     (b) If any stock dividend, capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such stock dividend, reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option and in lieu of the Kontron Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this Option and had received the Kontron Shares immediately prior to such stock dividend, reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to Holder at the last address of Holder appearing on the books of the Company the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

     (c) Upon any adjustment of the Exercise Price, Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Company Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Kontron Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (d) Upon any adjustment of the Exercise Price in accordance with the foregoing, the Company shall give written notice thereof to Holder, and Company and Holder shall determine the adjusted number of shares of Company Stock that Holder will then be entitled to purchase pursuant to this Option.

   7. No Rights as Shareholder. This Option does not entitle Holder to any voting rights or other rights as a shareholder of the Company.

   8. Transfer. This Option and all rights hereunder are transferable, in whole or in part, by the holder hereof in person or by the holder's duly authorized attorney, upon surrender of this Option properly endorsed to any person or entity who represents in writing that it is a Permitted Transferee who is acquiring the Option for investment and without any view to the sale or other distribution thereof and who is simultaneously acquiring sufficient shares of Series B and Series C Convertible Preferred Stock of Fieldworks to exercise this Option. Each holder of this Option, by taking or holding the same, consents and agrees that the bearer of this Option, when endorsed, may be treated by the Company and all other persons dealing with this Option as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Option, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes. For purposes of this Agreement, "Permitted Transferee" shall mean (a) any corporation, partnership or limited liability company all of the outstanding securities and other interests of which are owned by the Purchaser, or (b) any person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Purchaser.

   9. Conditions to Closing. Closing of the transactions contemplated by the Second Exercise of this Option, but not the First Exercise of the Option, is subject to the following conditions:

     (a) Fieldworks shall have obtained from its shareholders all approvals necessary to permit the Fieldworks Shares to be transferred to the Company pursuant to this Option, and to the extent required, to permit the securities issued to the Company pursuant to the FWRX Agreement to be voted by the Company, and to be free from restrictions on transfer, in accordance with Section 302A.671 of the Minnesota Business Corporation Act;

     (b) the Company and Fieldworks shall have received notice of the termination of all waiting periods required, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), in connection with the transactions contemplated by FWRX Agreement and this Option;

     (c) The Company shall have received a satisfactory valuation with respect to the exchange ratio of the Fieldworks Shares for the Kontron Shares in accordance with the provisions of Section 183 of the Stock Corporation Act of Germany; and

     (d) The transactions contemplated by the FWRX Agreement, including the purchase of capital stock of Fieldworks pursuant to the FWRX Agreement, shall close simultaneously with those contemplated hereby and all conditions to such closings shall have been satisfied or waived by the parties entitled to waive them.

   10. Transferability of Shares. The Company does not believe that the Kontron Shares will be subject to any restrictions on transferability upon issuance to the Holder. However, to the extent that the transferability of the Shares is restricted by the applicable securities laws of Germany, the Company shall cause such restrictions to be removed prior to February 2001, and the Kontron Shares shall be freely transferable on the Neuer Markt of the Frankfurter Wertpapierborse by the Holder at that time.

   11. Notices. All demands and notices to be given hereunder shall be delivered or sent by first class mail, postage prepaid; in the case of the Company, addressed as follows:

     Kontron Embedded Computers AG
     Oskar-von-Miller-Strabe 1, 85386
     Eching, Germany

With a copy (which shall not constitute notice) to

     Olshan Grundman Frome Rosenzweig & Wolosky LLP
     505 Park Avenue, 16th Floor
     New York, New York 10022
     Attn: David J. Adler, Esq.

until a new address shall have been substituted by like notice; and in the case of the Holder, addressed to the Holder at the address written below, until a new address shall have been substituted by like notice.

     Industrial-Works Holding Co. LLC
     c/o Glenmount International
     19200 Von Karman Avenue, Suite 400
     Irvine, California 92612

   12. Governing Law. This Option shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without reference to the conflicts of laws provisions thereof.

   13. Termination. This Option, and the rights and obligations of the parties hereunder, shall terminate and be of no further force and effect upon the occurrence of any of the following:

     (a) the failure of Fieldworks to obtain all necessary shareholder approval as set forth in Section 9(a), above on or before February 15, 2001;

     (b) the failure of Fieldworks and the Company to obtain the required notices of expiration of waiting periods pursuant to the HSR Act, as described in Section 9(b), above on or before February 15, 2001;

     (c) failure of the Closing to have occurred on or before February 15, 2001, provided that the party seeking to terminate this Option is not then in breach of any of its material obligations under this Option; or

     (d) either of the parties hereto becomes subject to a final and non-applicable court order prohibiting the transactions contemplated this Option.

   14. Entire Agreement and Amendment. This Option and the FWRX Agreement constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

    [The remainder of this page intentionally is left blank, signature page follows]

                         [SIGNATURE PAGE TO PUT OPTION]

   IN WITNESS WHEREOF, the Company has caused this Option to be executed and delivered by a duly authorized officer.

Dated: June 29, 2000

                                          KONTRON EMBEDDED COMPUTERS AG

                                                  /s/ Hannes Niderhauser
                                          By: _________________________________

                                                   /s/ Rudolph Wieczorek
                                          By: _________________________________

Name and Address of Holder:

Industrial-Works Holding Co., LLC
19200 Von Karman Avenue, Suite 400
Irvine, California 92612

                   OPTION EXERCISE AND CONTRIBUTION AGREEMENT

                (To be signed only upon exercise of this Option)

The undersigned, the Holder of the foregoing Option, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase thereunder, 60,000 no par bearer shares of Kontron Embedded Computers AG ("Kontron"; the "Kontron Shares"), to which such Option relates and herewith makes payment therefor by contributing to the capital of Kontron 2,428,600 shares of Series B Preferred Stock and 285,700 shares of Series C Preferred Stock of Fieldworks, Incorporated ("Fieldworks"; the "Contributed Shares"), and are represented by the following certificates:

                                                                                          Number
      Class/Series                      Certificate                                         of
       of Shares                          Number                                          Shares
      ------------                      -----------                                       ------






Title to the Contributed Shares shall not pass to Kontron unless and until the Kontron Shares are properly registered in Kontron's Commercial Register pursuant to the Stock Corporation Act of Germany. Upon fulfillment of all conditions necessary to issue the Kontron Shares to the Holder, the Holder requests that the certificates for the Kontron Shares be issued in the name of,
and be delivered to               , whose address is set forth below the
signature of the undersigned.

The undersigned undertakes to execute such documents as may be needed under German law to contribute the Contributed Shares and subscribe for the Kontron Shares.

                                          Industrial-Works Holding Co., LLC

Dated:   By: ___________________________________________________________________

________________________________________

________________________________________

________________________________________

________________________________________

   Please print name and address for delivery

                                   ASSIGNMENT

                (To be signed only upon transfer of this Option)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the foregoing option to purchase no par bearer shares of Kontron Embedded Computers AG ("Kontron"), and appoints attorney to transfer such right on the books of Kontron, with full power of substitution in the premises.


                                          Industrial-Works Holding Co., LLC

Dated:   By: ___________________________________________________________________

________________________________________

________________________________________

________________________________________

   Please print name and address for delivery

                                   EXHIBIT 1

   1. IWHC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware with power and authority to execute and deliver the Transaction Documents and perform its obligations thereunder.

   2. Each of the Transaction Documents has been duly authorized, executed and delivered by IWHC and is a valid and binding obligation of IWHC, enforceable against it in accordance with its terms.

    3. Neither the execution and delivery by IWHC of the Transaction Documents nor the performance of its obligations thereunder will (a) result in the violation of (i) any federal or Delaware statute or regulation applicable to or
(ii) any order or decree known to us of any court or governmental authority binding upon IWHC or its property, (b) conflict with the IWHC's Articles of Formation or Operating Agreement.

    4. No registration with or approval by any federal or state governmental agency is required of IWHC in connection with the execution and delivery or the performance of the Transaction Documents to which it is a party.

    5. The Series B Stock and the Series C Stock is owned of record by IWHC and the delivery to Kontron at Closing of the certificates representing the Series B Stock and Series C Stock, upon payment in accordance with the Agreement, conveys and transfers title to the Series B Stock and Series C Stock [assumptions].

                                   EXHIBIT 2

   1. Kontron is duly incorporated, validly existing and in good standing under the laws of Germany with corporate power and authority to execute and deliver the Option and perform its obligations thereunder.

   2. The Option has been duly authorized, executed and delivered by Kontron and is a valid and binding obligation of Kontron, enforceable against it in accordance with it terms.

    3. Kontron has taken action to issue 62,000 shares of Common Stock in connection with the exercise of the Option. Assuming the representations and warranties made by Purchaser in the Certificate are true and correct, the offer and sale of the Kontron Shares to Purchaser are exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act").

   4. Neither the execution and delivery by Kontron of the Option nor the performance of its obligations thereunder will (a) result in the violation of
(i) any German regulation applicable to Kontron or (ii) any order or decree known to us of any court or governmental authority binding upon Kontron or its property, (b) conflict with Kontron's Articles of Incorporation or statutes.

    5. The Kontron Shares have been validly authorized, duly issued, and are fully paid and non-assessable, and the delivery to Purchaser at Closing of the certificates representing the Kontron Shares conveys and transfers to Purchaser, good title to the Kontron Shares, [and after February 1, 2001, will be] [German counsel to conform to facts at Closing] free and clear of restrictions or conditions to transfer or assignment under the applicable securities laws of Germany.

                                                                      APPENDIX C

                 [Letterhead of Kontron Embedded Computers AG]

September 21, 2000

Mr. David Mell
FieldWorks, Incorporated
7631 Anagram Drive
Eden Prairie, Minnesota 55344

  Re: Schedule 13-D for Kontron Embedded Computers AG and FWRKS Acquisition
  Corp.

   Dear Mr. Mell:

   On August 30, 2000 Kontron Embedded Computers AG ("Kontron") and its wholly-owned subsidiary FWRKS Acquisition Corp. filed a statement on Schedule 13D, as amended, (the "Statement") with the Securities and Exchange Commission ("SEC") with respect to the proposed transactions between Kontron and FieldWorks, Incorporated ("FieldWorks"), as required pursuant to Rule 13d-1(a) promulgated under the Securities Exchange Act of 1933, as amended (the "Securities Act"). Rule 13d-7 promulgated under the Securities Act requires that FieldWorks, as the issuing company, must receive from Kontron a copy of all statements filed pursuant to Rule 13d-1 with respect to its stock. In that regard, enclosed is an executed copy of the above-referenced Statement filed by Kontron.

   To the extent Minnesota Revised Statute (S) 302A.671 ("Section 671") is applicable to the matters reported on the Statement, the Statement and this letter should be treated as the statement submitting the information called for by Section 671.

   Prior to the proposed acquisition (the "Share Acquisition") of (a) 6 million shares of common stock of FieldWorks (the "Common Shares") from FieldWorks and
(b) shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (collectively the "Preferred Stock") convertible into 3,400,000 Common Shares from Industrial-Works Holding Co., LLC, Kontron had beneficial ownership of approximately 14% of the outstanding Common Shares of FieldWorks. This percentage includes all Common Shares previously acquired through open market or privately negotiated purchases.

   Following the closing of the Share Acquisition, Kontron will acquire approximately 51% of the Common Shares of FieldWorks due to the Share Acquisition, which, when aggregated with the beneficial ownership attributable to the Common Shares held prior to the Share Acquisition, will cause Kontron to exceed the 50% threshold in subdivision (d)(3) of Section 671. The funds used for the Share Acquisition will be provided from the working capital of Kontron.

   Except for the ownership reported on the Statement, none of the persons filing the Statement (the "Filing Persons") owns, or has owned prior to this filing, any shares of FieldWorks. In addition, as described in the disclaimer shown in Item 6 of the Statement, the Filing Persons have no plans or purposes to take any of the actions under subdivision (e)(1)-(7) of Section 671.

                                          Very truly yours,

                                          /s/ Hannes Niderhauser
                                          _____________________________________
                                          Name:
                                          Title: CEO Kontron AG

Enclosure

cc: Pierre McMaster
   Sylvain Castonguay
   Pierre Barnard
   David J. Adler, Esq.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                  SCHEDULE 13D
                                 (Rule 13d-101)

           INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT TO 13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO 13d-2(a)

                             (Amendment No. 1)(/1/)

                            FIELDWORKS, INCORPORATED
--------------------------------------------------------------------------------
                                (Name of Issuer)

                                  COMMON STOCK
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                  31659 P 103
--------------------------------------------------------------------------------
                                 (CUSIP Number)

                              DAVID J. ADLER, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
--------------------------------------------------------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                                August 16, 2000
--------------------------------------------------------------------------------
            (Date of Event Which Requires Filing of This Statement)

   If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_] .

   Note. six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

                              (Page 1 of 8 Pages)


--------
   (/1/) The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

   The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                      13D
  CUSIP No. 31659 P 103                       Page 2 of 8 Pages


       1          NAME OF REPORTING PERSONS

                  I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

                           KONTRON EMBEDDED COMPUTERS AG

--------------------------------------------------------------------------------
       2          CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

                                                                        (a) [_]
                                                                        (b) [X]

--------------------------------------------------------------------------------
       3          SEC USE ONLY


--------------------------------------------------------------------------------
       4          SOURCE OF FUNDS*


                           WC

--------------------------------------------------------------------------------
       5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e)

                                                                            [_]

--------------------------------------------------------------------------------
       6          CITIZENSHIP OR PLACE OR ORGANIZATION


                           GERMANY

--------------------------------------------------------------------------------

                   7       SOLE VOTING POWER

   NUMBER OF
     SHARES                  4,636,992

  BENEFICIALLY     8       SHARED VOTING POWER
                ---------------------------------------------------------------

    OWNED BY
      EACH                   6,000,000(2)

   REPORTING       9       SOLE DISPOSITIVE POWER
                ---------------------------------------------------------------

  PERSON WITH
                             4,636,992


                ---------------------------------------------------------------
                   10      SHARED DISPOSITIVE POWER

                             6,000,000(2)

--------------------------------------------------------------------------------
       11         AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON


                           10,636,992

--------------------------------------------------------------------------------
       12         CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                  CERTAIN SHARES*

                                                                            [_]

--------------------------------------------------------------------------------
       13         PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)


                           58%

--------------------------------------------------------------------------------
       14         TYPE OF REPORTING PERSON*


                           CO


                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                      13D
  CUSIP No. 31659 P 103                       Page 3 of 8 Pages


       1          NAME OF REPORTING PERSONS

                  I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

                           FWRKS ACQUISITION CORP.

--------------------------------------------------------------------------------
       2          CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

                                                                        (a) [_]
                                                                        (b) [X]

--------------------------------------------------------------------------------
       3          SEC USE ONLY


--------------------------------------------------------------------------------
       4          SOURCE OF FUNDS*


                           AF

--------------------------------------------------------------------------------
       5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) OR 2(e)

                                                                            [_]

--------------------------------------------------------------------------------
       6          CITIZENSHIP OR PLACE OR ORGANIZATION


                           DELAWARE

--------------------------------------------------------------------------------

                   7       SOLE VOTING POWER

   NUMBER OF
     SHARES                  NONE

  BENEFICIALLY     8       SHARED VOTING POWER
                ---------------------------------------------------------------

    OWNED BY
      EACH                   6,000,000(2)

   REPORTING       9       SOLE DISPOSITIVE POWER
                ---------------------------------------------------------------

  PERSON WITH
                             NONE


                ---------------------------------------------------------------
                   10      SHARED DISPOSITIVE POWER

                             6,000,000(2)

--------------------------------------------------------------------------------
       11         AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON


                           6,000,000

--------------------------------------------------------------------------------
       12         CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                  CERTAIN SHARES*

                                                                            [_]

--------------------------------------------------------------------------------
       13         PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)


                           40%

--------------------------------------------------------------------------------
       14         TYPE OF REPORTING PERSON*


                           CO

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
   (2) By virtue of the fact that FWRKS Acquisition Corp. is a wholly-owned subsidiary of Kontron Embedded Computers AG, Kontron Embedded Computers AG is deemed to share voting and dispositive power over the shares beneficially owned by FWRKS Acquisition Corp.

                                      13D
  CUSIP No. 31659 P 103                       Page 4 of 8 Pages


   The following constitutes the Amended and Restated Schedule 13D filed by the undersigned (the "Schedule 13D").

Item 1. Security and Issuer.

   (a) This statement relates to shares (the "Shares") of the common stock, par value $.001 per share ("Common Stock"), of FieldWorks, Incorporated, a Minnesota corporation (the "Issuer"). The address of the Issuer's principal executive offices is 7631 Anagram Drive, Eden Prairie, Minnesota, 55344.

Item 2. Identity and Background.

   (a) FWRKS Acquisition Corp., a Delaware corporation ("FWRKS"), is a wholly owned subsidiary of Kontron Embedded Computers AG, a German corporation ("Kontron").

   The Executive Officers and Directors of FWRKS are as follows:

   Name                Title
   ----                -----
   Pierre McMaster     President, Chief Executive Officer and Director
   Sylvain Castonguay  Chief Financial Officer, Treasurer, Secretary and Director

   The Executive Officers and Directors of Kontron are as follows:

   Name                        Title
   ----                        -----
   Hannes Niederhauser         Chairman of the Managing Board and Chief Executive Officer--Europe
   Pierre McMaster             Chief Executive Officer--America and Member of Managing Board
   Martina Haubold             Chief Financial Officer, Member of Managing Board
   Rudi Wieczorek              Chief Technology Officer, Member of Managing Board
   Elmer Zeising               Chairman of Supervisory Board
   Georg Baumgartner           Member of Supervisory Board
   Constantin Von Dziembowski  Member of Supervisory Board
   Michael Jeske               Member of Supervisory Board
   Dr. Kurt Gustav Neumeister  Member of Supervisory Board
   Pierre Barnard              Member of Supervisory Board

   FWRKS, Kontron and each of the foregoing individuals are referred to as a "Reporting Person" and collectively as the "Reporting Persons."

   (b) The principal business address of FWRKS is c/o National Corporate Research, Ltd., 615 South Dupont Highway, Dover, DE 19901.

   The principal business address of Kontron is Oskar von Millerstrasse. 1, D-85386 Eching, Germany.

   (c) The principal business of FWRKS is to act as a holding company.

   The principal business of Kontron is the design, manufacture and marketing of embedded computer systems.

   (d) During the last five years, no Reporting Person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

                                      13D
  CUSIP No. 31659 P 103                       Page 5 of 8 Pages


   (e) During the last five years, no Reporting Person has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

   (f) Messrs. McMaster, Castonguay and Barnard are Canadian citizens, Mr. Niederhauser is an Austrian citizen and Ms. Haubold and Messrs. Wieczorek, Zeising, Baumgartner, Dzeimbowski, Jeske and Neumeister are German citizens.

Item 3. Source and Amount of Funds or Other Consideration.

   On June 29, 2000, FWRKS entered into a purchase and option agreement (the "Purchase and Option Agreement") with the Issuer, attached as Exhibit 7a to this Schedule 13D and incorporated herein by reference. FWRKS was granted an option through August 15, 2000 to purchase 7.75 million shares of the Issuer's Common Stock at a total purchase price of $7.75 million. In addition, Kontron and Industrial-Works Holding Co., LLC ("IWHC"), executed an option agreement (the "IWHC Option Agreement"), attached as Exhibit 7b to this Schedule 13D and incorporated herein by reference, whereby IWHC was entitled to purchase 60,000 shares of common stock of Kontron in exchange for 2,428,600 shares of Series B Convertible Preferred Stock of the Issuer and 285,700 shares of Series C Convertible Preferred Stock of the Issuer held by IWHC. These shares of Preferred Stock of the Issuer would be convertible into 3,000,000 shares of Common Stock.

   In addition, FWRKS loaned $2.5 million to the Issuer on June 30, 2000. The loan is evidenced by a subordinated note (the "Note") to FWRKS which bears interest at 11% per annum and was to mature in September 2001, attached as
Exhibit 7c to this Schedule 13D and incorporated herein by reference. FWRKS also received warrants to purchase 1.25 million shares of Common Stock exercisable at $1.00 per share. The warrants were exercisable until November 15, 2000, and were recorded at their estimated fair value at the date of issuance. Kontron provided the funds loaned by FWRKS to the Issuer.

   On August 16, 2000, FWRKS and the Issuer agreed to an Amendment to the Purchase and Option Agreement, attached as Exhibit 7d to this Schedule 13D and incorporated by reference herein, whereby the option previously granted to FWRKS was amended to provide for an option to acquire 6 million shares of Common Stock for a purchase price of $5.4 million. The maturity date of the Note was extended to February 15, 2001 and the warrant was canceled. Concurrently, the option granted to FWRKS under the Purchase and Option Agreement was exercised.

   In addition, Kontron and IWHC agreed to an amendment to the IWHC Option Agreement, attached as Exhibit 7e to this Schedule 13D and incorporated herein by reference, whereby the option previously granted to IWHC was amended to provide for an option to acquire 62,000 shares of common stock of Kontron in exchange for Preferred Stock of the Issuer that is convertible into 3.4 million shares Common Stock.

   The closing of these transactions is subject to shareholder approval, the exercise of IWHC's option and satisfaction of other closing conditions as set forth in the Purchase and Option Agreement. Upon closing of each of these transactions, the Reporting Persons would own a majority of the Common Stock of the Issuer on an as converted basis.

   Kontron acquired Shares of the Issuer within the last 60 days through the following privately negotiated transactions:

         Shares of Common Stock                Price Per                           Date of
               Purchased                         Share                             Purchase
         ----------------------                ---------                           --------
                204,076                          $1.10                             7/21/00
                782,916                          $1.23                             8/16/00

                                      13D
  CUSIP No. 31659 P 103                       Page 6 of 8 Pages


   Kontron acquired Shares of the Issuer within the last 60 days through the following open-market transactions:

         Shares of Common                   Price Per                                 Date of
         Stock Purchased                      Share                                   Purchase
         ----------------                   ---------                                 --------
              10,000                          $0.84                                   6/29/00
               4,700                          $0.88                                   6/30/00
              15,000                          $0.88                                    7/7/00
              80,300                          $1.00                                   7/11/00
              40,000                          $1.00                                   7/12/00
              20,000                          $1.00                                   7/13/00
              20,000                          $1.00                                   7/14/00
              10,000                          $1.00                                   7/18/00
              45,000                          $0.75                                   8/15/00
               5,000                          $0.75                                   8/16/00

Item 4. Purpose of Transaction.

   The parties filing this Statement entered into the agreements described in this Schedule 13D and purchased and will purchase the Shares with the intention of obtaining majority control of the Issuer upon satisfaction of the conditions set forth in the Purchase and Option Agreement, including stockholder approval of the transactions, and closing of the transactions contemplated thereby, and will hold a majority of the seats on the Issuer's Board of Directors, and will have the ability to control actions taken by the Issuer. Based upon the results of their ongoing review of the Issuer's operations and economic and other considerations, including the availability of, and alternative uses of, investment funds, the Reporting Persons may determine to acquire additional Shares, to sell Shares, or to make other changes in the operations of the Issuer. However, aside from acquiring seats on the Issuer's Board and providing services to the Issuer as discussed in Item 6 below, at this time the persons filing this Statement do not have any plans or proposals that would relate to, or would result in, any transaction, change or other occurrence with respect to the Issuer or the Shares as is listed in paragraphs (a) through (j) of Item 4 of Schedule 13D.

Item 5. Interest in Securities of the Issuer.

   (a) The aggregate percentage of Shares of Common Stock reported and owned by the Reporting Persons is based upon 8,894,426 Shares outstanding, which is the total number of Shares of Common Stock outstanding as reported in the Issuer's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2000.

   As of the close of business on August 16, 2000, FWRKS beneficially owned 6,000,000 shares of Common Stock, constituting approximately 40% of the Shares outstanding, and Kontron beneficially owned 10,636,992 Shares of Common Stock, inclusive of the Shares beneficially owned by FWRKS, which constitutes approximately 58% of the Shares outstanding.

   (b) The Board of Directors of FWRKS has the power to direct the vote and disposition of the Shares owned by FWRKS.

   The Board of Directors of Kontron has the power to direct the vote and disposition of the 4,636,992 Shares owned by Kontron, and as the sole shareholder of FWRKS, Kontron has indirect beneficial ownership of the Shares owned by FWRKS because it owns all of the interests in FWRKS and can influence voting, purchase or dispositions of the Shares by FWRKS.

                                      13D
  CUSIP No. 31659 P 103                       Page 7 of 8 Pages



   (c) Item 3 lists all transactions in the Issuer's Common Stock in the last 60 days by the Reporting Persons.

   (d) No person other than Kontron or FWRKS is known to have the right to receive, or the power to direct the receipt of dividends from, or proceeds from the sale of, such Shares of Common Stock.

Item 6. Contracts, Agreements, Understandings or Relationships with Respect to Securities of the Issuer.

   The information set forth in Item 3 hereof concerning agreements with respect to securities of the Issuer is incorporated herein by reference.

   On July 11, 2000 Kontron entered into a Operating Protocol Memorandum with the Issuer, attached as Exhibit 7f to this Schedule 13D and incorporated herein by reference, by which certain design, development and production operations and European sales, service and support activities of the Issuer were transferred to Kontron. The term of the agreement is through December 31, 2001.

   Other than as described herein, there are no contracts, arrangements, or understandings among the Reporting Persons and any other person, with respect to any securities of the Issuer.

Item 7. Material to be Filed as Exhibits.

  7a. Purchase and Option Agreement, dated as of June 29, 2000 by and among FWRKS Acquisition Corp. and FieldWorks, Incorporated (incorporated by reference to Exhibit 10.2 of the FieldWorks, Incorporated quarterly report filed on Form 10-Q for the period ending July 2, 2000, File No. 333-18335).

  7b. Kontron Embedded Computers AG Option to Purchase 60,000 Bearer Shares Without Par Value dated June 29, 2000 (incorporated by reference to
       Exhibit 10.6 of the FieldWorks, Incorporated quarterly report filed on Form 10-Q for the period ending July 2, 2000, File No 333-18335).

  7c. FieldWorks, Incorporated Subordinated Note due September 30, 2001 dated June 20, 2000 (incorporated by reference to Exhibit 10.4 of the FieldWorks, Incorporated quarterly report filed on Form 10-Q for the period ending July 2, 2000, File No 333-18335).

  7d. Amendment to Purchase and Option Agreement dated as of June 29, 2000, between FWRKS Acquisition Corp. and FieldWorks, Incorporated, dated August 16, 2000 (incorporated by reference to Exhibit 10.1 of the FieldWorks, Incorporated current report filed on Form 8-K dated August 16, 2000, File No. 333-18335).

  7e. Amendment to the Option to Purchase dated as of June 29, 2000, issued by Kontron Embedded Computers AG in favor of Industrial-Works Holding Co., LLC, dated August 16, 2000 (incorporated by reference to Exhibit
       10.2 of the FieldWorks, Incorporated current report filed on Form 8-K dated August 16, 2000, File No. 333-18335).

  7f. Operating Protocol Memorandum by and among Kontron Embedded Computers AG and FieldWorks, Incorporated dated July 11, 2000 (incorporated by reference to Exhibit 10.7 of the FieldWorks, Incorporated quarterly report filed on Form 10-Q for the period ending July 2, 2000, File No 333-18335).

                                      13D
  CUSIP No. 31659 P 103                       Page 8 of 8 Pages


                                   SIGNATURES

   After reasonable inquiry and to the best of its knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: September 19, 2000 FWRKS ACQUISITION CORP.

                                          /s/ Pierre McMaster__________________
                                          Name: Pierre McMaster
                                          Title: President

                                          KONTRON EMBEDDED COMPUTERS AG

                                          /s/ Martina Haubold__________________
                                          Name: Martina Haubold
                                          Title: Chief Financial Officer

                            FIELDWORKS, INCORPORATED

                                SPECIAL MEETING

                          Wednesday, October 18, 2000
                             3:00 p.m. Central Time

                        Minneapolis Marriott, Southwest
                               5801 Opus Parkway
                             Minnetonka, Minnesota



= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =



FIELDWORKS, INCORPORATED
7631 Anagram Drive, Eden Prairie, MN 55344                                Proxy
--------------------------------------------------------------------------------

          This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints David G. Mell and RoseMary A. Luebke, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of Fieldworks, Incorporated to be held on October 18, 2000, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

If no choice is specified, the proxy will be voted "FOR" each item.



                      See reverse for voting instructions.

There are two ways to vote your Proxy                       -----------------
                                                             COMPANY #
Your telephone vote authorizes the Named Proxies to          CONTROL #
vote your shares in the same manner as if you marked,       -----------------
signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o        Follow the simple instructions provided you.


VOTE BY MAIL
o Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided, or return it to FieldWorks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.






           If you vote by Phone, please do not mail your Proxy Card.


                           \|/ Please detach here \|/
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

          The Board of Directors Recommends a Vote FOR Items 1 and 2.


1. Approval of the transactions contemplated by that certain Purchase and Option Agreement dated June 29, 2000, between FieldWorks, Incorporated (the "Company"), Industrial-Works Holding Co., LLC ("Industrial-Works"), and FWRKS Acquisition Corp. ("Sub"), a wholly owned subsidiary of Kontron Embedded Computers AG ("Kontron") (as amended by that certain letter agreement dated as of August 16, 2000 between the Company and
       Sub), including the issuance and sale to Sub of 6,000,000 shares of Common Stock, $.001 par value (the "Common Stock"), of the Company.

                     [_] For    [_] Against    [_] Abstain

2. Approval of the transfer of shares of Series B Preferred Stock, $.001 par value, of the Company (the "Series B Shares") and shares of Series C Preferred Stock, $.001 par value, of the Company (the "Series C Shares", and together with the Series B Shares, the "Preferred Shares") owned by Industrial-Works that are convertible into 3,400,000 shares of Common Stock of the Company to Kontron pursuant to that certain Option to Purchase 62,000 Bearer Shares, No Par Value, dated June 29, 2000 made by Kontron in favor of Industrial-Works (as amended by that certain letter agreement dated as of August 16, 2000 between Kontron and Industrial-Works).

                     [_] For    [_] Against    [_] Abstain

3. To vote with discretionary authority upon such other matters as may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 LISTED HEREIN, AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

Address Change? Mark Box [_]  Indicate changes below:

                                    Dated: ________________________, 2000

                                    -----------------------------------
                                    |                                 |
                                    |                                 |
                                    -----------------------------------
                                    Signature(s) In Box

                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.